FORM OF
                   CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT


         THIS AGREEMENT made the 25th day of April, 1997, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at l27 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and each registered investment company listed on Exhibit A hereto, as it may be amended from time to time, each a having its principal office and place of business at 11 Hanover Square, New York, NY 10005 (each a "Fund" and collectively the "Funds").

                                   WITNESSETH:

         WHEREAS, each Fund desires to appoint Investors Fiduciary Trust Company as custodian of the securities and monies of such Fund's investment portfolio and as its agent to perform certain investment accounting and recordkeeping functions; and
         WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;
         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:
1. APPOINTMENT OF CUSTODIAN. Each Fund hereby constitutes and appoints Custodian as:
         A. Custodian of the securities and monies at any time owned by the Fund; and
         B.       Agent  to  perform   certain   accounting  and   recordkeeping
                  functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940 (the "1940 Act") and to calculate the net asset value of the Fund.
2.       REPRESENTATIONS AND WARRANTIES.
         A. Each Fund hereby represents, warrants and acknowledges to Custodian:
              1. That it is a corporation duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and
              2. That it has the requisite power and authority under applicable law, its articles of incorporation and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint Custodian as custodian and investment accounting and recordkeeping agent for the Fund; that this

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                           Agreement  has been duly  executed  and  delivered by
                           Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.
         B.       Custodian hereby represents,  warrants and acknowledges to the
                  Funds:
                    1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and
                    2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by Custodian; and that this Agreement constitutes a legal, valid and binding obligation of Custodian, enforceable in accordance with its terms.
3.       DUTIES AND RESPONSIBILITIES OF CUSTODIAN.
         A.       Delivery of Assets
                  Except as permitted by the 1940 Act, each Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered.
         B.       Delivery of Accounts and Records
                  Each Fund shall turn over or cause to be turned over to Custodian all of the Fund's relevant accounts and records previously maintained. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it, and each Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Fund's accounts and records or in the failure of such Fund to provide, or to provide in a timely manner, any accounts, records or information needed by the Custodian to perform its functions hereunder.
         C.       Delivery of Assets to Third Parties
                  Custodian will receive delivery of and keep safely the assets of each Fund delivered to it from time to time segregated in a separate account, and if any Fund is comprised of more than one portfolio of investment securities (each a "Portfolio") Custodian shall keep the

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                  assets of each  Portfolio  segregated  in a separate  account.
                  Custodian will not deliver,  assign, pledge or hypothecate any
                  such  assets  to  any  person   except  as  permitted  by  the
                  provisions of this Agreement or any agreement executed by it according to the terms of Section 3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to
                  Section 3.S. of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the applicable Fund, by Portfolio if applicable. The Custodian is responsible for the safekeeping of the securities and monies of the Funds only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except
                  for  securities  and  monies   transmitted  to   subcustodians
                  appointed under Section 3.S. of this Agreement, for which Custodian remains responsible to the extent provided in
                  Section 3.S. hereof. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by the Funds (as such entities are defined at 17 CFR
                  Section 270.17f-4(b)) (each a "Depository" and collectively, the "Depositories").


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         D.       Registration of Securities
                  The Custodian shall at all times hold registered securities of the Funds in the name of the Custodian, the applicable Fund, or a nominee of either of them, unless specifically directed by instructions to hold such registered securities in so-called "street name," provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of the applicable Fund, or only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian at all times shall indicate the Fund or other customer for which such securities and other assets are held in such account and the respective interests therein. If, however, any Fund directs the Custodian to maintain securities in "street name", notwithstanding anything contained herein to the contrary, the Custodian shall be obligated only to utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. All securities, and the ownership thereof by the applicable Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. Each Fund agrees to hold Custodian and its nominee harmless for any liability as a shareholder of record of its securities held in custody.
         E.       Exchange of Securities
                  Upon receipt of instructions as defined herein in Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of a Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.
         F.       Purchases of Investments of a Fund - Other Than Options and
                  Futures

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                  Each Fund will,  on each  business  day on which a purchase of securities (other than options and futures) shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase: 1. If applicable, the name of the Portfolio making such purchase; 2. The name of the issuer and description of the security; 3. The number of shares and the principal amount purchased, and accrued interest, if any;
                  4.       The trade date;
                  5.       The settlement date;
                  6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
                  7. The total amount payable upon such purchase;
                  8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
                  9. Whether the security is to be received in certificated form or via a specified Depository.
                  In accordance with such instructions, Custodian will pay for out of monies held for the account of the applicable Fund, but only insofar as such monies are available for such purpose, and receive the portfolio securities so purchased by or for the account of the applicable Fund, except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by the applicable Fund, such payment shall be made by the Custodian only upon receipt of securities: (a) by the Custodian; (b) by a clearing corporation of a national exchange of which the Custodian is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) in the case of a repurchase agreement, the Custodian may release funds to a Depository prior to the receipt of advice from the Depository that the securities underlying such repurchase agreement have been transferred by book-entry into the account maintained with such Depository by the Custodian, on behalf of its customers, provided that the Custodian's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the securities underlying the repurchase agreement in such account; (ii)

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                  in the case of time deposits, call account deposits,  currency deposits and other deposits, foreign exchange transactions, futures contracts or options, the Custodian may make payment
                  therefor   before   receipt  of  an  advice  or   confirmation
                  evidencing  said deposit or entry into such  transaction;  and
                  (iii)  in  the  case  of  the  purchase  of  securities,   the
                  settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 3.S.2. of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice.
         G. Sales and Deliveries of Investments of a Fund - Other Than Options and Futures Each Fund will, on each business day on which a sale of investment securities (other than options and futures) of such Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:
                1.   If applicable, the name of the Portfolio making such sale;
                2.   The name of the issuer and description of the securities;
                3. The number of shares and principal amount sold, and accrued interest, if any;
                4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;
                5.   The trade date;
                6.   The settlement date;
                7.   The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
                8.   The total amount to be received by Fund upon such sale; and
                9. The name and address of the broker or dealer through whom or person to whom the sale was made.
                  In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of the applicable Fund to the broker or other person specified in the instructions relating to such sale. Except as otherwise instructed by the applicable Fund, such delivery shall be made upon receipt of: (a) payment therefor in such form as is satisfactory to the Custodian; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the

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                  account of the Custodian,  on behalf of its customers,  with a
                  Depository. Notwithstanding the foregoing: (i) in the case of securities held in physical form, such securities shall be delivered in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 3.S.2. of this Agreement to make, such delivery upon payment therefor in accordance with generally accepted local custom and market practice.
         H.       Purchases or Sales of Options and Futures
                  Each Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale: 1. If applicable, the name of the Portfolio making such purchase or sale;
                  2.       Security Options
                           a.       The underlying security;
                           b.       The price at which purchased or sold;
                           c.       The expiration date;
                           d.       The number of contracts;
                           e.       The exercise price;
                           f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                           g. Whether the transaction involves a put or call; h. Whether the option is written or purchased; i. Market on which option traded; and j. Name and address of the broker or dealer through whom the sale or purchase was made.
                  3.       Options on Indices
                           a.       The index;
                           b.       The price at which purchased or sold;
                           c.       The exercise price;
                           d.       The premium;
                           e.       The multiple;
                           f.       The expiration date;
                           g. Whether the transaction is an opening, exercising, expiring or closing transaction;

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                        h.      Whether the transaction involves a put or call;
                        i.      Whether the option is written or purchased; and
                        j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.
                  4.    Security Index Futures Contracts
                        a. The last trading date specified in the contract and, when available, the closing level, thereof;
                        b. The index level on the date the contract is entered into;
                        c.       The multiple;
                           d.       Any margin requirements;
                           e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall
                                    deliver   a   substantially   complete   and
                                    executed custodial  safekeeping  account and
                                    procedural    agreement   which   shall   be
                                    incorporated  by reference into this Custody
                                    Agreement); and
                           f.       The  name  and   address   of  the   futures
                                    commission merchant through whom the sale or
                                    purchase  was  made,  or  other   applicable
                                    settlement instructions.
                  5.       Options on Index Future  Contracts
                           a. The  underlying index  future  contract;
                           b.  The  premium;
                           c.  The expiration  date;
                           d. The number of  options;
                           e. The exercise price;
                           f. Whether the transaction  involves an opening,
                              exercising, expiring or closing transaction;
                           g.  Whether the transaction involves a put or call;
                           h.  Whether the option is written or purchased; and
                           i.  The market on which the option is traded.
         I.      Securities Pledged or Loaned
                 If specifically allowed for in the prospectus of the applicable Fund, and subject to such additional terms and conditions as Custodian may require:
                  1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or

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                           hypothecation  to secure  any loan  incurred  by such
                           Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to
                           be  released   for  that   purpose  upon  receipt  of
                           instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.
                  2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that such Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.
         J.       Routine Matters
                  Custodian  will,  in  general,   attend  to  all  routine  and
                  mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of the Funds except as may be otherwise provided in this Agreement or directed from time to time by the applicable Fund in writing.
         K.       Deposit Accounts
                  Custodian will open and maintain one or more special purpose deposit accounts for each Fund in the name of Custodian ("Accounts"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of any Fund shall be deposited in the appropriate Accounts. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire,
                  flood,  earthquake  or  other  natural  disaster,   action  or
                  inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account,

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                  Custodian agrees to make Fed Funds available to the applicable
                  Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the Fund based on the schedule attached as Exhibit A. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit the Fund in that amount. Custodian may open and maintain Accounts in such banks or trust companies as may be designated by it or by the applicable Fund in writing, all such Accounts, however, to be in the name of Custodian and subject only to its draft or order. Funds received and held for the account of different Portfolios shall be maintained in separate Accounts established for each Portfolio.

     L.       Income and Other Payments to the Funds
              Custodian will:
              1. Collect, claim and receive and deposit for the account of the applicable Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of such Fund in accordance with the schedule attached hereto as Exhibit A. If, for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount.
              2.  Execute   ownership   and  other   certificates   and
                  affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and
              3. Take such other action as may be necessary or proper in connection with:
                    a. the  collection,  receipt and
                       deposit of such income and
                       other payments, including but not limited to the presentation for payment of:
                       1. all coupons and other income items requiring presentation; and
                       2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has

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                              actual knowledge, or should reasonably be
                              expected to have knowledge; and
                             b. the endorsement for collection, in the name of the applicable Fund, of all checks, drafts or other negotiable instruments.
                  Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions.
         M.  Payment of Dividends and Other Distributions
             On the declaration of any dividend or other distribution on the shares of capital stock of any Fund("Fund Shares") by the Board of Directors of such Fund, such Fund shall deliver to Custodian instructions with respect thereto. On the date specified in such instructions for the payment of such dividend or other distribution ,Custodian will pay out of the monies held for the account of such Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for such Fund, such amount as may be specified in such instructions.
         N.       Shares of a Fund Purchased by Such Fund
                  Whenever any Fund Shares are repurchased or redeemed by a Fund, such Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the account of such Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of Fund Shares have been cancelled and removed from the shareholder records.
         O.       Shares of a Fund Purchased from Such Fund
                  Whenever Fund Shares are purchased from any Fund, such Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or

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                  responsibility  to determine  that Fund Shares  purchased from any Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.
         P.       Proxies and Notices
                  Custodian will promptly deliver or mail or have delivered or mailed to the applicable Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for such Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as
                  provided  by  this  Agreement  or  pursuant  to   instructions
                  hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.
         Q.       Disbursements
                  Custodian  will pay or cause to be paid,  insofar as funds are
                  available  for  the  purpose,   bills,  statements  and  other
                  obligations of each Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by such Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Fund) pursuant to instructions of such Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.
         R.       Daily Statement of Accounts
                  Custodian will, within a reasonable time, render to each Fund a detailed statement of the amounts received or paid and of securities received or delivered for the account of the Fund during each business day. Custodian will, from time to time, upon request by any Fund, render a detailed statement of the securities and monies held for such Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so.

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                  Custodian  will permit such persons as are  authorized  by any
                  Fund, including such Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, Custodian will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of any Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to permit such persons as are authorized by such Fund,
                  including   such  Fund's   independent   public   accountants,
                  reasonable access to such records or to provide reasonable confirmation of the contents of such records, and to permit such agencies to examine the books, records and securities held by such subcustodian which relate to such Fund.
         S.       Appointment of Subcustodians

            1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of the Funds may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as subcustodians as may be selected by Custodian. Any such subcustodian selected by the Custodian must have the qualifications required for a custodian under the 1940 Act, as amended. Custodian shall be responsible to the applicable Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any subcustodians selected and appointed by Custodian (except subcustodians appointed at the request of the Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to the Fund under Section 5. of this Agreement if it committed the act or omission itself. Upon request of any Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (iii) for other reasonable purposes specified by such Fund; provided, however, that the Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to the Custodian. The Fund shall be entitled to review the Custodian's contracts with any such subcustodians appointed at its request. Custodian shall be responsible to the applicable Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to Custodian.

           2. Notwithstanding any other provisions of this Agreement, each Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the 1940 Act) and each Fund's cash or cash equivalents, in amounts deemed by the Fund to be reasonably necessary to effect Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, and thereafter, pursuant to a written contract or contracts as approved by such Fund's Board of Directors, may be transferred to accounts maintained by any such subcustodian with eligible foreign custodians, as defined in Rule 17f-5(c)(2). Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any foreign subcustodian only to the same extent the foreign subcustodian is liable to the domestic subcustodian with which the Custodian contracts for foreign subcustody purposes.
         T.       Accounts and Records
                  Custodian will prepare and maintain, with the direction and as interpreted by each Fund, its accountants and/or other advisors, in complete, accurate and current form all accounts and records (i) required to be maintained by such Fund with respect to portfolio transactions under Rule 31a of the 1940 Act, (ii) required to be maintained as a basis for calculation of such Fund's net asset value, and (iii) as otherwise agreed upon between the parties. Custodian will preserve said records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Custodian relies upon each Fund to furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by Custodian to complete such Fund's records and perform daily calculation of such Fund's net asset value. Custodian shall incur no liability and each Fund shall indemnify and hold harmless Custodian from and against any liability arising from any failure of such Fund to furnish such information in a timely and accurate manner, even if such Fund subsequently provides accurate but untimely information. It shall be the responsibility of each Fund to furnish Custodian with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each of its securities when such information is not readily available from generally accepted securities industry services or publications.
         U.       Accounts and Records Property of the Funds
                  Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of the applicable Fund, and will be made available to such Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist any Fund's independent auditors, or upon approval of the Fund, or upon demand, any regulatory body, in any requested review of the Fund's accounts and records but shall be reimbursed by the Fund for all expenses and employee time invested in any such review outside of routine and normal periodic reviews.
                  Upon receipt from any Fund of the necessary information or instructions, Custodian will supply information from the books and records it maintains for such Fund that the Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as such Fund and Custodian shall agree upon from time to time.
         V.       Adoption of Procedures
                  Custodian and each Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved or directed by a Fund or its accountants or other advisors conflicts with or violates any requirements of its prospectus, articles of incorporation, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which such Fund may be bound. Each Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules, requirements or policies which might necessitate changes in Custodian's responsibilities or procedures.
         W.       Calculation of Net Asset Value

                  Custodian will calculate each Fund's net asset value, in accordance with such Fund's prospectus. Custodian will price the securities and foreign currency holdings of each Fund for which market quotations are available by the use of outside services designated by such Fund which are normally used and contracted with for this purpose; all other securities and foreign currency holdings will be priced in accordance with such Fund's instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by any Fund or for acting upon such instructions.

         X.       Advances
                  In the event Custodian or any subcustodian shall, in its sole discretion, advance cash or securities for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Fund or Portfolio thereof, the advance shall be payable by the applicable Fund or Portfolio on demand. Any such cash advance shall be subject to an overdraft charge at the rate set forth in the then-current  fee schedule  from the date  advanced  until the date repaid. As security for each such advance, each Fund hereby grants Custodian and such subcustodian a lien on and security interest in all property at any time held for the account of the Fund or applicable Portfolio, including without limitation all assets acquired with the amount advanced. Should the Fund fail to promptly repay the advance, the Custodian and such subcustodian shall be entitled to utilize available cash and to dispose of such Fund's or Portfolio's assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.
         Y.       Exercise of Rights; Tender Offers
                  Upon receipt of instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian.
4.       INSTRUCTIONS.
       A. The term "instructions", as used herein, means written (including telecopied or telexed) or oral instructions which Custodian reasonably believes were given by a designated representative of any Fund. Each Fund shall deliver to Custodian, prior to delivery of any assets to Custodian and thereafter from time to time as changes therein are necessary, written instructions naming one or more designated representatives to give instructions in the name and on behalf of such Fund, which instructions may be received and accepted by Custodian as conclusive evidence of the authority of any designated representative to act for such Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless such written instructions delegating authority to any person to give instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of such person, acting alone, to give any instructions whatsoever which Custodian may receive from such person. If any Fund fails to provide Custodian any such instructions naming designated representatives, any instructions received by Custodian from a person reasonably believed to be an appropriate representative of such Fund shall constitute valid and proper instructions hereunder. "Designated representatives" of a Fund may include its employees and agents, including investment managers and their employees.
         B. No later than the next business day immediately following each oral instruction, the applicable Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral instruction.
      C. If Custodian shall provide any Fund any direct access to any computerized recordkeeping and reporting system used hereunder or if Custodian and any Fund shall agree to utilize any electronic system of communication, such Fund shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund. Each Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). Custodian shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by Custodian by such means as fully and to the same effect as if delivered to Custodian by written instrument signed by the requisite authorized representative(s) of the applicable Fund. Each Fund shall indemnify and hold Custodian harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be suffered or incurred by Custodian as a result of the use or misuse, whether authorized or unauthorized, of any such system(s) by such Fund or by any person who acquires access to such system(s) through the terminal device, passwords, access instructions or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund, except to the extent attributable to any negligence or willful misconduct by Custodian.
5.       LIMITATION OF LIABILITY OF CUSTODIAN.
       A. Custodian shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Custodian shall not be responsible for, and the applicable Fund shall indemnify and hold Custodian harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against Custodian, incurred by Custodian or for which Custodian may be held to be liable, arising out of or attributable to:
               1. All actions taken by Custodian pursuant to this Agreement or any instructions provided to it hereunder, provided that Custodian has acted in good faith and with due diligence and reasonable care; and
                  2. The Fund's refusal or failure to comply with the terms of this Agreement (including without limitation the Fund's failure to pay or reimburse Custodian under this indemnification provision), the Fund's negligence or willful misconduct, or the failure of any representation or warranty of the Fund hereunder to be and remain true and correct in all respects at all times.
      B. Custodian may request and obtain at the expense of the applicable Fund the advice and opinion of counsel for such Fund or of its own counsel with respect to questions or matters of law, and it shall be without liability to such Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of any Fund or the Fund's accountants or counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

         C. Custodian may rely upon the advice and statements of any Fund, its accountants and officers or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such advice and statements.
         D. If any Fund requests Custodian in any capacity to take any action which involves the payment of money by Custodian, or which might make it or its nominee liable for payment of monies or in any other way, Custodian shall be indemnified and held harmless by such Fund against any liability on account of such action; provided, however, that nothing herein shall obligate Custodian to take any such action except in its sole discretion.
      E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed. Custodian shall be entitled to receive upon request as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by an officer or designated representative of the Fund. Each Fund shall also provide Custodian instructions with respect to any matter concerning this Agreement requested by Custodian.
         F. Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:
               1. The  validity  of the issue of any securities purchased by or for any Fund, the legality of the purchase of any securities or foreign currency positions or evidence of ownership required by any Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;
               2. The legality of the sale of any securities or foreign currency positions by or for any Fund, or the propriety of the amount for which the same are sold;
                  3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor;
                  4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or
                  5. The legality of the declaration of any dividend by any Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

      G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by it on behalf of the applicable Fund until Custodian actually receives such money; provided, however, that it shall advise such Fund promptly if it fails to receive any such money in the ordinary course of business and shall cooperate with the Fund toward the end that such money shall be received.
      H.   Except as provided  in Section  3.S.,  Custodian  shall not be
           responsible  for  loss  occasioned  by  the  acts,   neglects,
           defaults or insolvency of any broker,  bank, trust company, or any other person with whom Custodian may deal.
      I.   Custodian shall not be responsible or liable for the failure or delay in performance of its obligations under this Agreement, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, or communication service or computer (hardware or software) services of third parties unrelated to Custodian;
           inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.
         J. EXCEPT FOR VIOLATIONS OF SECTION 9, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THIS POSSIBILITY THEREOF.
6. COMPENSATION. In consideration for its services hereunder as Custodian and investment accounting and recordkeeping agent, each Fund will pay to Custodian such compensation as shall be set forth in a separate fee schedule to be agreed to by the Funds and Custodian from time to time. A copy of the initial fee schedule is attached hereto and incorporated herein by reference. Custodian shall also be entitled to receive, and each Fund agrees to pay to Custodian, on demand, reimbursement for Custodian's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by Custodian in connection with the performance of services hereunder. Custodian may charge such compensation against monies held by it for the account of the applicable Fund. Custodian will also be entitled to charge against any monies held by it for the account of the applicable Fund the amount of any loss, damage, liability, advance, overdraft or expense for which it shall be entitled to reimbursement from such Fund, including but not limited to fees and expenses due to Custodian for other services provided to the Fund by Custodian. Custodian will be entitled to reimbursement by the Fund for the losses, damages, liabilities, advances, overdrafts and expenses of subcustodians only to the extent that (i) Custodian would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (ii) Custodian is obligated to reimburse the subcustodian therefor.
7. TERM AND TERMINATION. The initial term of this Agreement shall be for a period of one year. Thereafter, each Fund and Custodian may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination of this Agreement, each applicable Fund will pay Custodian its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date and each applicable Fund shall designate a successor custodian by notice in writing to Custodian by the termination date. In the event no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian may, at its option, deliver the securities, funds and properties of the Fund to a bank or trust company at the selection of Custodian, and meeting the qualifications for custodian set forth in the 1940 Act and having not less that Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or apply to a court of competent jurisdiction for the appointment of a successor custodian or other proper relief, or take any other lawful action under the circumstances; provided, however, that the applicable Fund shall reimburse Custodian for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith. Custodian will, upon termination of this Agreement and payment of all sums due to Custodian from each applicable Fund hereunder or otherwise, deliver to the successor custodian so specified or appointed, or as specified by the court, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, and all funds and other properties of each applicable Fund deposited with or held by Custodian hereunder, and Custodian will co-operate in effecting changes in book-entries at all Depositories. Upon delivery to a successor custodian or as specified by the court, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such successor will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to appoint a successor custodian, the Custodian shall be entitled to compensation as provided in the then-current fee schedule hereunder for its services during such period as the Custodian retains possession of such securities, funds and other properties, and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.
8. NOTICES. Notices, requests, instructions and other writings addressed to any Fund at 11 Hanover Square, New York, NY 10005, or at such other address as the Funds may have designated to Custodian in writing, will be deemed to have been properly given to such Fund hereunder; and notices, requests, instructions and other writings addressed to Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, Attention:
      Custody Department, or to such other address as it may have designated to the Funds in writing, will be deemed to have been properly given to Custodian hereunder.
9.    CONFIDENTIALITY.
       A. Each Fund shall preserve the confidentiality of the computerized investment portfolio and custody recordkeeping and accounting systems used by Custodian (the "Systems") and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of Custodian ("Confidential Information"). Each Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant to this Agreement. Each Fund shall return all such Confidential Information to Custodian upon termination or expiration of this Agreement.

      B. Each Fund has been informed that the Systems are licensed for use by Custodian from third parties ("Licensors"), and each Fund acknowledges that Custodian and the Licensors have proprietary rights in and to the Systems and all other Custodian or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of any Fund (collectively, the "Protected Information"). Each Fund acknowledges that the Protected
           Information constitutes confidential material and trade secrets of Custodian and the Licensors. Each Fund shall preserve the confidentiality of the Protected Information, and each Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Each Fund shall so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. The Licensors are intended to be and shall be third party beneficiaries of the Funds' obligations and undertakings contained in this paragraph.
10.  MULTIPLE FUNDS AND PORTFOLIOS.
     A. Each Fund, and as to any Fund which is comprised of more than one Portfolio, each Portfolio, shall be regarded for all purposes hereunder as a separate party apart from each other. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to a Fund shall be deemed to relate solely to the particular Fund, and, if applicable, Portfolio thereof to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund or Portfolio constitute a right, obligation or remedy applicable to any other. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds for any reason.
         B.       Additional   Funds  and   Portfolios  may  be  added  to  this
                  Agreement, provided that Custodian consents to such addition. Rates or charges for each additional Fund or Portfolio shall be as agreed upon by Custodian and the applicable Fund in writing. Additional Funds may be added hereto by execution of instruments amending Exhibit A to add such Funds thereto.

11.      MISCELLANEOUS.
         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, without reference to the choice of laws principles thereof.
         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
         C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9. hereof are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.
         D. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.
      E. The failure of any party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder shall be effective unless contained in a written instrument signed by the party sought to be charged.
         F. The captions in the Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
         G. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
         H. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.
         I. This Agreement may not be assigned by any Fund or Custodian without the prior written consent of the other.
         J. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Custodian and any Fund or Funds.
         K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder shall not affect any rights or obligations of the other party hereunder. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

                                            INVESTORS FIDUCIARY TRUST COMPANY

                                             By:


                                             Title:


                                            EACH REGISTERED INVESTMENT
                                            COMPANY LISTED ON EXHIBIT A HERETO

                                              By:


                                              Title:

                                    EXHIBIT A

                                  LIST OF FUNDS

Bull & Bear Funds I, Inc.:
         Bull & Bear U.S. and Overseas Fund

Bull & Bear Funds II, Inc.:
         Bull & Bear Dollar Reserves

Bull & Bear Global Income Fund, Inc.

Bull & Bear U.S. Government Securities Fund, Inc.

Bull & Bear Special Equities Fund, Inc.

Bull & Bear Gold Investors Ltd.

Bull & Bear Municipal Income Fund, Inc.

Midas Fund, Inc.

Rockwood Fund, Inc.

EXHIBIT B



                        INVESTORS FIDUCIARY TRUST COMPANY
                    AVAILABILITY SCHEDULE BY TRANSACTION TYPE


TRANSACTION                    DTC                           PHYSICAL                                 FED
---------------      -------------------------      --------------------------          -----------------------------
TYPE                 CREDIT DATE    FUNDS TYPE      CREDIT DATE     FUNDS TYPE          CREDIT DATE        FUNDS TYPE
===============      =========================      ==========================          =============================
Calls Puts           As Received       C or F*      As Received       C or F*
Maturities           As Received       C or F*      Mat. Date         C or F*           Mat. Date               F
Tender Reorgs.       As Received         C          As Received          C                 N/A
Dividends            Paydate             C          Paydate              C                 N/A
Floating Rate        Paydate             C          Paydate              C                 N/A
Int.
Floating Rate        N/A                            As Rate              C                 N/A
Int. (No Rate)                                      Received
Mtg. Backed P&I      Paydate             C          Paydate + 1          C              Paydate                 F
                                                    Bus. Day
Fixed Rate Int.      Paydate             C          Paydate              C              Paydate                 F
Euroclear            N/A                 C          Paydate              C
=========================== =================    ============  ==========================  ==========================


Legend


C = Clearinghouse Funds
F = Fed Funds
N/A = Not Applicable
* Availability based on how received.

[DESCRIPTION]            Retirement Plan Custodial Services Agreement


        FORM OF
                  RETIREMENT PLAN CUSTODIAL SERVICES AGREEMENT


THIS AGREEMENT is made and entered into as of the 26th day of June, 1997, by and between INVESTOR SERVICE CENTER, INC., a Delaware corporation ("Company"), and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company ("IFTC").

WHEREAS, Company desires to name a custodial trustee without discretionary trust powers and/or a custodian (in either or both capacities a "Custodian") for individual retirement accounts, simplified employee pension plans, 403(b)(7) custodial accounts, savings incentive match plans for employees of small employers and defined contribution retirement plans (whether or not "qualified" under the Internal Revenue Code of 1986, as amended ("Code"), and whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")) (all such accounts and plans are herein referred to collectively as "Plans") which Company sponsors, or may hereafter sponsor, for participants to invest solely in shares of the registered investment companies for which Company provides distribution and shareholder services (the "Funds"); and

WHEREAS, IFTC is willing to serve as Custodian with respect to Plans approved by IFTC, but only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. IFTC shall serve as Custodian for Plans sponsored by the Company which IFTC approves as hereinafter provided. Company and IFTC agree to evidence their agreement for IFTC to act as such with respect to each Plan approved by IFTC by executing a Retirement Plan Custodial Services Confirmation substantially in the form attached hereto as Exhibit A ("Confirmation"), and each party agrees to execute such further documents evidencing such agreement as may be reasonably requested by either party from time to time. As to each Plan, the "Effective Date" for purposes hereof shall be the date specified as such in the Confirmation for such Plan. IFTC certifies that it is qualified to act as Custodian for the Plans under the requirements of the Code.

2. No Plan shall provide for IFTC to serve as Custodian for any assets whatsoever other than shares of the Funds. In no event shall any Plan provide for IFTC (i) to have or exercise any discretionary authority or discretionary control whatsoever respecting management of the Plan or any authority or control respecting management or disposition of any assets of the Plan; (ii) to render or have authority or responsibility to render investment advice with respect to any moneys or other property of any Plan; or (iii) to have or exercise any discretionary authority or discretionary responsibility in the administration of any Plan. No Plan shall provide for IFTC to be, and in no event shall IFTC be deemed to be, a "fiduciary" as defined in ERISA.

3. IFTC shall serve as Custodian with respect to shares of each Fund only during such period of time as such Fund maintains its shareholder accounts and records on the computerized mutual fund recordkeeping system of DST Systems, Inc. (the "System"). IFTC shall at all times have full access to and use of all accounts and records relating to accounts on which IFTC is named custodian or trustee and which are maintained on the System for purposes of performing its duties and obligations as such custodian or trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with the terms of the Plans and any other applicable governing documents, all applicable requirements of law and all applicable accounting standards. Company hereby irrevocably authorizes and instructs DST Systems, Inc. to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The Company irrevocably acknowledges and agrees that IFTC may appoint agents and subcontractors with respect to servicing such accounts. The provisions of this paragraph shall continue after the termination of System and other services provided by DST Systems, Inc. to the Funds for so long as such access to and use of such accounts and records may be reasonably required by IFTC. Further, Company shall deliver to IFTC a Consent and Authorization from each Fund substantially in the form attached hereto as Exhibit B. IFTC's agreement to serve as Custodian hereunder shall not be effective as to any Fund until IFTC has received such Consent and Authorization executed by such Fund.

4. Company shall submit to IFTC for approval all Plans for which Company wishes for IFTC to serve as Custodian, including any and all related application forms, adoption agreements, transfer request forms, disclosure statements, Plan loan-related documents, beneficiary designation forms and any other Plan-related documents ("Plan Documents"), and any and all amendments, modifications and supplements thereto which Company may propose to use from time to time. IFTC shall not become the Custodian of any Plan unless and until it has approved the applicable Plan Documents in writing as evidenced by its execution of the Confirmation referencing the same, and IFTC shall not be deemed to have accepted and agreed to any subsequent amendment, modification or supplement to any Plan Document unless and until it has approved the same in writing. IFTC's review and approval of all Plan Documents and any and all amendments, modifications and supplements thereto is solely for IFTC's benefit, and Company shall bear full responsibility for the form and content thereof and compliance with all applicable laws, rules and regulations, as amended from time to time. Company shall be responsible for acquiring, at Company's sole expense, Internal Revenue Service determination letters ("IRS Letters") with respect to all Plans for which such determination letters are required by the Code and shall promptly provide IFTC copies thereof.

5.  Company  shall be  solely  responsible  for all costs  and  expenses  (i) of preparing, printing and distributing all Plan Documents and amendments, modifications and supplements thereto, including but not limited to costs and expenses necessary in order to comply with new or amended laws, rules and regulations, or (ii) related to or arising from any merger, reorganization, dissolution, termination or other organizational change involving any Plan, any Fund or Company.

6. With respect to all existing and future Plans (if any) in existence with enrolled participants prior to the Effective Date with respect thereto (including but not limited to Plans associated with any investment companies hereafter acquired):

i. Company, at its sole expense, shall in a timely manner obtain the removal or resignation of any prior trustee or custodian, modify and amend Plan Documents as necessary to name IFTC as Custodian and give all notices, obtain all approvals and take such other steps as may be required in connection therewith under the Plan Documents and applicable laws, rules and regulations.

ii. Except as provided in the next paragraph, Company, at its sole expense, shall cause to be prepared, mailed, distributed and filed all tax reports, information returns and other documents required by the Code with respect to Plan accounts ("Returns"), and shall cause to be withheld and paid all taxes relating to such accounts, with respect to the portion of the calendar year during which the Effective Date occurs which is prior thereto.

iii. Provided that IFTC consents to do so in writing, IFTC shall cause to be prepared, mailed, distributed and filed all Returns for the calendar year in which the Effective Date occurs; provided, however, that Company shall provide or cause to be provided to IFTC all necessary information with respect to the portion of such year prior to the Effective Date. IFTC shall be entitled to rely on the accuracy and completeness of such information with no duty to investigate or verify the same, and Company shall indemnify and hold harmless IFTC from and against, any and all losses, liabilities, claims, demands, actions, suits and expenses (including reasonable attorneys fees and penalties and other sums assessed by any federal, state or local governmental agency including the Internal Revenue Service and the United States Department of Labor ("Government Authority")) arising out of or resulting from any error, omission, inaccuracy or other deficiency therein. Company, at its sole expense, shall cause to be withheld and paid all taxes relating to such accounts with respect to the portion of the calendar year during which the Effective Date occurs which is prior thereto.

iv. If and to the extent necessary to permit performance of all duties and obligations of the Custodian, Company, at its sole expense, shall transfer or cause to be transferred onto the System to the maximum extent possible, and shall otherwise deliver or cause to be delivered to the transfer agent or other agent(s) which will perform shareholder account recordkeeping and servicing functions with respect to Plan accounts after the Effective Date, all relevant records previously maintained with respect to the accounts of participants in such Plans.

v. IFTC shall have no responsibility for, and Company shall, except to the extent (if any) prohibited by ERISA, indemnify and hold harmless IFTC from and against, any and all losses, liabilities, claims, demands, actions, suits and expenses (including reasonable attorneys fees and penalties and other sums assessed by any Government Authority) arising out of or resulting from (a) any acts, omissions or errors of any previous trustee or custodian, including but not limited to its failure to file or mail any Returns, withhold or pay any taxes, or file any schedules or other required information, (b) any error, omission, inaccuracy or other deficiency in the Plan participant account records or other relevant records created and maintained prior to the Effective Date, or
(c) costs and expenses of enforcing Company's obligations and agreements hereunder.

7. As compensation for its services as Custodian as provided for in this Agreement, the Company agrees that IFTC shall be paid the fees set forth in Exhibit C attached hereto, as the same may be amended from time to time by mutual agreement of the parties.

8. Subject to any longer notice periods required by the Plan Documents, Company may remove IFTC, and IFTC may resign, as Custodian of any or all the Plans by providing sixty (60) days written notice to the other party. In the event of such removal or resignation, Company, at its sole expense, shall in a timely manner appoint a successor trustee or custodian, modify and amend Plan Documents as necessary to delete all references to IFTC, and give all notices, obtain all approvals and take such other steps as may be required in connection therewith under the Plan Documents and applicable laws, rules and regulations.

9. Except to the extent (if any) prohibited by ERISA, and except to the extent resulting from the negligence or willful misconduct of IFTC, Company shall indemnify and hold harmless IFTC from and against any and all losses, liabilities, claims, demands, actions, suits and expenses whatsoever (including reasonable attorneys fees, penalties and other sums assessed by any Government Authority, and all costs and expenses of enforcing Company's obligations and agreements hereunder) arising out of, resulting from or in connection with (i) the Plans and Plan Documents, (ii) the appointment of and service by IFTC as Custodian therefor, (iii) any acts, omissions or errors of any successor trustee or custodian (including but not limited to its failure to file or mail any Returns, reports, schedules or other required documentation, or withhold or pay any taxes) or of any Plan administrator, co-trustee or other fiduciary, (iv) any instructions given by or on behalf of the Fund, or any policies, procedures or practices adopted or followed by any Fund, the Company or the Funds' transfer or other shareholder servicing agent(s) (other than IFTC), with respect to shareholder account recordkeeping and servicing which impacts Plan accounts, or (v) the failure of Company to perform any of its obligations hereunder.

10. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, without reference to the conflicts of laws principles thereof.

11. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other.

12. The provisions for indemnification extended hereunder are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement. All rights and remedies of each party hereunder shall be cumulative of all other rights and remedies which may be available to such party.

13. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

16. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Company and IFTC.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST COMPANY
By:
Name:
Title:

INVESTOR SERVICE CENTER, INC.
By:
Name:
Title:

                                    EXHIBIT A

                 RETIREMENT PLAN CUSTODIAL SERVICES CONFIRMATION


This confirms that INVESTOR SERVICE CENTER, INC. ("Company") has designated, and hereby designates, INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company with offices at 127 West Tenth Street, Kansas City, Missouri 64105 ("IFTC"), as custodial trustee without discretionary trust powers and custodian under the individual retirement account/simplified employee pension/403(b)(7) custodial account/savings incentive match plans for employees of small employers/defined contribution retirement plan(s) ("Plans") sponsored by Company, which are created and governed by Plan documents as presently in effect and as may be amended from time to time:

Investor Service Center, Inc. IRA Information Kit
Investor Service Center 403(b)(7) Account
Bull & Bear Qualified Retirement Plan (Basic Plan Document 03)
Bull & Bear Qualified Retirement Plan Supplemental Trust/Custody Agreement

IFTC has accepted, and hereby accepts, such appointment and certifies that it is qualified to act as such custodial trustee without discretionary trust powers and custodian under the applicable provisions of the Internal Revenue Code of 1986, as amended.

This agreement is made under and subject to the terms of that certain Retirement Plan Custodial Services Agreement by and between Company and IFTC dated as of June 26th, 1997 (the "Agreement"), which is hereby incorporated herein by reference.

The Effective Date of this agreement for purposes of the Agreement shall be June 26, 1997.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST COMPANY


By:
Name:
Title:



INVESTOR SERVICE CENTER, INC.


By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR FUNDS I, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR FUNDS II, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR GLOBAL INCOME FUND, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR SPECIAL EQUITIES FUND, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR GOLD INVESTORS LTD.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



BULL & BEAR MUNICIPAL INCOME FUND, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.



MIDAS FUND, INC.

By:
Name:
Title:

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of Investors Fiduciary Trust Company ("IFTC") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment company(ies) agree(s) that IFTC shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. (the "System") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, IFTC, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

DST Systems, Inc. is hereby authorized and instructed to provide such access to IFTC and to permit IFTC to make use of such accounts and records upon demand. The undersigned acknowledge(s) and agree(s) that DST Systems, Inc. may serve as agent and sub-contractor of IFTC with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by DST Systems, Inc. to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by IFTC.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which IFTC may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company(ies).

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its (their) successors and assigns and shall inure to the benefit of IFTC and DST Systems, Inc. and their respective successors and assigns.


ROCKWOOD FUND, INC.

By:
Name:
Title:

                                    EXHIBIT C

                               ANNUAL FEE SCHEDULE


IRAs (including SEP-IRAs):  $1.00 per IRA Plan
403(b)(7) Accounts:  $1.00 per 403(b) Plan
Employer Defined Contribution Retirement Plans: $10.00 per Participant in the Employer Plan






[DESCRIPTION]            Credit Facilities Agreement



                               FORM OF AGREEMENT






July 1, 1997

William J. Maynard, Vice President
The Bull & Bear Funds
11 Hanover Square
New York, New York 10005


Dear Mr. Maynard:

This is to advise you that, based on the information you have furnished to us and our discussions to date, State Street Bank and Trust Company (the "Bank") has established a $1 million committed, unsecured line of credit (the "Committed Line of Credit") for the funds (or to the extent a series thereof is a borrower, such series) listed in Appendix I (collectively the "Borrowers" and each, a "Borrower"), effective July 1, 1997 (the "Effective Date"). When the Borrower is a series of a fund listed in Appendix I, the term Borrower shall refer only to such series.

Our willingness to provide the proposed financing is contingent upon and subject to the terms and conditions in this letter (the "Agreement").

The proceeds of advances made under the Committed Line of Credit (a "Loan" and collectively, the "Loans") may be used as follows:

    1. To temporarily finance the purchase or sale of securities for prompt delivery, if the Loan is to be repaid promptly in the ordinary course of business upon completion of the purchase or sale transaction;

    2. To finance the redemption of a Borrower's shares; or

    3. To enable the Borrower to meet emergency expenses not reasonably foreseeable on the Effective Date of this Agreement, but only if the Borrower submits a written statement executed by a duly authorized officer of the Borrower to the effect that the advance is necessitated by a change in circumstances involving extreme hardship, not reasonably foreseeable on the Effective Date of this Agreement.

In any event, a Loan must be repaid in full within 60 days from the date of an advance.

The following are attached as exhibits:

    1. A Loan request in the form attached hereto as Exhibit I (the "Loan Advance/Paydown Request Form") stating the principal amount of the requested Loan and warranting, at the time of borrowing, (i) compliance by such Borrower with the Investment Company Act of 1940, as amended (the "1940 Act") and the Prospectus and Statement of Additional Information of the Borrower, and (ii) use of the Loan in accordance with this Agreement;

    2. A Promissory Note in the form attached hereto as Exhibit II;

    3. An Officer's Certificate in the form attached hereto as Exhibit III;

    4. An opinion of counsel to the Borrowers in a form satisfactory to the Bank, attached hereto as Exhibit IV; and

    5. An Instruction and Confirmation Certificate in the form attached hereto as Exhibit V addressed to Investors Fiduciary Trust Company ("IFTC") in its capacity as custodian.

At the time the Agreement is executed, the Bank shall have received an executed Promissory Note, an executed Officer's Certificate, an opinion of counsel in a form satisfactory to the Bank, and an executed Instruction and Confirmation Certificate.

All Loans under the  Committed  Line of Credit will be evidenced by a Promissory
Note in the form attached hereto as Exhibit II. The outstanding amount of the Loan(s) set forth on the Bank's books and records shall be conclusive evidence of the principal amount thereof owing and unpaid to the Bank, absent manifest error. The failure to record, or any error in so recording, any such amount on the Bank's books and records, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of each Borrower hereunder or under the Promissory Note to make payments of principal of and interest on the Promissory Note when due.

Loans under the Committed Line of Credit will be available at the Overnight Federal Funds rate as in effect from time to time, plus 0.75% per annum. Requests for advances or decreases under the Committed Line of Credit will be made on the Loan Advance/Paydown Request Form, attached as Exhibit I to this Agreement and delivered to the Bank at the time of the request. At the time each Loan is made, the Bank shall mail to the applicable Borrower a written confirmation of the amount of such Loan and the interest rate initially applicable thereto. The interest rate will be calculated on a 360 days basis for actual days elapsed.

The Bank will honor requests for Loans under the Committed Line of Credit for a 364-day period commencing on the Effective Date.

As compensation for holding available this lending commitment, each Borrower agrees to pay its pro-rata share of a 20 basis points per annum fee (0.20%) on the unused portion of the commitment. The commitment fee will be calculated on a 360 days basis for actual days elapsed. The fee will be payable quarterly in arrears with the first payment commencing on October 15, 1997 (for the period from the Effective Date through the quarter ending September 30, 1997) and every 90 days thereafter during the term of the Committed Line of Credit.

Temporary or emergency borrowings in the aggregate will be limited to an amount not greater than 20% of the value of the applicable Borrower's total net assets (the "Leverage Covenant"), at the time the borrowing is made, or a lesser amount to the extent provided in the Borrower's Prospectus and Statement of Additional Information or the 1940 Act registration statement, as the case may be. The

Leverage Covenant is calculated as follows: ((total assets less total liabilities) plus aggregate bank borrowings)/aggregate bank borrowings. If at any time a Borrower is in violation of the Leverage Covenant, that Borrower is required within three (3) business days to repay Loans in an amount sufficient to achieve compliance with the Leverage Covenant.

Each Borrower hereby promises to pay the principal and interest of each Loan made to it and related fees on the day when due to the Bank at its address stated above. Each Borrower hereby authorizes the Bank, if and to the extent a payment is owed by that Borrower, to charge against the Borrower's deposit account with the Bank any amount so due on the 15th business day of the following month.

Each Borrower agrees that it shall not borrow from any other bank, issue preferred stock or create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing liens, upon or with respect to any of its properties, owned or acquired during such period, except as a result of its investment activities as described in its then current Prospectus and Statement of Additional Information or Registration Statement under the 1940 Act, and indebtedness in favor of the Borrower's custodian consisting of extensions of credit from the custodian in the ordinary course of business to cover securities trades or liens in favor of the Borrower's custodian granted pursuant to the custody agreement(s) in force.

Each Borrower agrees to furnish to the Bank (1) a statement of assets and liabilities as of the end of each semi-annual period; (2) audited annual statements; (3) the portfolio of investments as of the end of each semi-annual period; and (4) proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time. Such audited annual statements and semi-annual statements shall present fairly in all material respects the financial position of the Borrower and conform with generally accepted accounting principles.

Each Borrower agrees that it will not change its investment objective or fundamental investment policies, as set forth in the Borrower's most recent Statement of Additional Information or most recent Prospectus, without the consent of the Bank. Each Borrower agrees that it will be a default hereunder if the investment adviser set forth opposite the Borrower's name on Appendix I ceases to be its investment adviser, or the Borrower changes its Custodian without the consent of the Bank, which consent will not be unreasonably withheld.

Notwithstanding any provision to the contrary contained herein, each Loan made to a Borrower shall be made only with respect to that Borrower and shall be repaid solely from the assets of that Borrower, or a series of that Borrower as the case may be, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower with respect to such Loan or any default in respect thereof. A default by any Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

As an inducement to the Bank to extend the Committed Line of Credit, and at any time Loans are outstanding to a Borrower or at any time a Loan Request is made by that Borrower, that Borrower represents and warrants to the Bank as to itself and not as to any other Borrower that:

    1. The Borrower is, or is a series of a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

    2. Neither the Bank nor any affiliate of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower or any affiliate of the Borrower, and neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with the power to vote, 5% or more of the outstanding voting securities of the Bank or any affiliate of the Bank known to the Borrower;

    3. Neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, controls or, to the best knowledge of the Borrower after due inquiry, is controlled by or under common control of the Bank or any affiliate of the Bank known to the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any affiliate of the Borrower is an affiliated person of the Bank or of any affiliate of the Bank known to the Borrower;

    4.  The Borrower has no subsidiaries;

    5. The Borrower is not a member of an ERISA group and has no liability in respect of any benefit arrangement, plan or multi-employer plan subject to ERISA;

    6. The Borrower qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code, and as such, because it intends to timely distribute all its income (including capital gains) to its shareholders, its income will not be subject to tax at the trust level under the Internal Revenue Code. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the Books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate;

    7. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Note;

    8. The execution, delivery and performance of all of the agreements and instruments in connection with the Committed Line of Credit are within the Borrower's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Borrower's organizational documents, by laws, then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be) or any agreement or undertaking binding upon the Borrower;

    9. There is no litigation, proceeding or investigation pending, or to the knowledge of the Borrower, threatened against the Borrower, which would have a material adverse effect on the Borrower's ability to carry out its obligations hereunder or under the Note;

      10. The Borrower has statutory authority to enter into this Agreement and any loan requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the Borrower's then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be), the 1940 Act, or any applicable rule, regulation, statute or Leverage Covenant, as defined herein;

      11. The Borrower is a registered open-end management investment company under the 1940 Act and the shares of common stock of each Borrower have been registered under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable state securities or so-called "Blue Sky" laws; and

      12. The Borrower is in compliance in all material respects with applicable law, including the 1940 Act and Federal Reserve Regulation U.

Upon the occurrence of any of the following events, a Borrower shall be deemed to be in default under this Agreement:

    1. Failure of a Borrower to make payment when due of any Loan; or available cash in the deposit account is insufficient to repay any Loan due the Bank by the Borrower;

    2. Breach or failure to perform by the Borrower of any terms or conditions as set forth in this Agreement, or any obligation of the Borrower to the Bank;

    3. If any representation, statement or warranty made or furnished in any manner to the Bank by the Borrower in connection with this Agreement or the Loan was false in any material respect when made or furnished;

    4. A material adverse change in the business, assets, financial condition or prospects for that particular Borrower (but no such adverse change shall be deemed to have occurred as a result of a decline in net assets resulting from redemptions by shareholders or investors or as a result of a decline in the value of the securities held by the Borrower), as reasonably determined by the Bank, has occurred;

    5. A material adverse change, as reasonably determined by the Bank shall have occurred in the facts or information disclosed to the Bank or otherwise relied on by the Bank in considering requests hereunder;

    6. If, by reason of any default by the Borrower, any obligation of the Borrower to any other person or entity for money borrowed or on account of any bond, note or debenture is accelerated prior to maturity;

    7. Upon termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of the Borrower, assignment for the benefit of creditors by, the calling of a meeting of creditors, or the commencement of any voluntary or involuntary proceeding under any bankruptcy or insolvency laws by or against the Borrower or any co-maker, accommodation maker, surety, or guarantor of the Borrower, or entry of any final judgment or order against them for the payment of money in excess of $500,000 shall be rendered against the Borrower and such judgment or order shall remain unsatisfied, undischarged, or unstayed for a period of 10 days; or

    8. Upon the issuance of or notice of any tax levy, attachment, by trustee process or otherwise, levy of execution or other process issued against the Borrower.

Upon the occurrence of any of the events specified in the preceding section hereof, or at any time thereafter, the Bank may, at its option, terminate this Agreement and declare any Loans made to such Borrower under the Committed Line of Credit to be immediately due and payable. The Bank shall thereafter have available to it all other rights and remedies hereunder, or under any other agreement or paper executed by the Borrower, or available to the Bank under applicable law. Furthermore, the Borrower authorizes IFTC in its capacity as Custodian to the Borrower, in accordance with the Instruction and Confirmation Certificate affixed hereto as Exhibit V, to dispose of the Borrower's assets as selected by the Borrower's investment adviser to the extent necessary to repay all amounts due to the Bank.

Any Borrower may terminate the Committed Line of Credit by giving five (5) days irrevocable prior written notice to the Bank and repaying in full all amounts then outstanding to it under the Committed Line of Credit or the Note.

The Bank agrees that prior to assigning to any other lender (but not the Federal Reserve Bank) any of its rights and obligations under the Committed Line of Credit or the Note, or granting to any other lender any participation in any of such rights and obligations, the Bank will obtain the Borrowers' prior written consent, which consent shall not unreasonably be withheld.

Copies of all notices and confirmations hereunder and under the Note shall be sent to the Bank at its address above, Attention: Edward A. Siegel, Assistant Vice President, and to a Borrower at its address on the signature page hereto, to the attention of the person signing on behalf of that Borrower, or to such other address or person for notice as the parties shall have last furnished in writing to the person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

This Agreement shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts. The Agreement and the Note constitute the entire understanding between the Borrowers and the Bank on this subject and supersede all prior discussions. If the foregoing satisfactorily sets forth the terms and conditions of the Committed Line of Credit, please execute and return the enclosed copy of this Agreement together with the enclosed documents and the opinion of your outside counsel concerning this transaction.

                              Sincerely,

                              STATE STREET BANK AND TRUST COMPANY

                              By:  ____________________________
                                     Name:
                                     Title:

ACCEPTED:

Bull & Bear Funds I, Inc. on behalf of:
Bull & Bear U.S. and Overseas Fund

Rockwood Fund, Inc.



By:  __________________________
       Name:
       Title:

Address:

11 Hanover Square
New York, New York 10005

                                   APPENDIX I



             BORROWER                                Investment Adviser
Bull & Bear Funds I, Inc. on behalf of:           Bull & Bear Advisers, Inc.
Bull & Bear U.S. and Overseas Fund

Rockwood Fund, Inc.                          Aspen Securities and Advisory, Inc.
-------------------------                    -----------------------------------

                                    EXHIBIT I

                              LOAN ADVANCE/PAYDOWN
                                  REQUEST FORM



DATE:
                 ----------------------------------------------

TO:              STATE STREET BANK AND TRUST COMPANY
                 ----------------------------------------------

ATTN:            Chuck Reid/Ned Siegel
                 facsimile:  (617) 537-2663
                 ----------------------------------------------

FROM:            [insert borrower]
                 ----------------------------------------------

ON BEHALF OF:    [insert fund name, if a series]
                 ----------------------------------------------


SUBJECT:

In connection with the Agreement dated July 1, 1997 with State Street Bank and Trust Company, please increase or reduce the outstanding balance as indicated below. The Loan should be recorded on the books of the Borrower to the Bank and interest payable to the Bank should be recorded at the agreed upon rate.


                   Increase/           Cumulative             Total Assets
                   (Decrease)          Balance
Date               the Loan by         Outstanding

                   $                   $                       $
---------------    -------------       ----------------        -----------

Further, the Borrower hereby represents and warrants that:

      1. Proceeds from the advance shall be limited to conform with the usage specified in the Agreement, and

      2. The Borrower is in compliance with all the terms and conditions in the Agreement.



                                By:
                                Name:
                                Title:
                                Date:
                                ----------------------------------------------

                                   EXHIBIT II

                                 PROMISSORY NOTE


$1,000,000                                                 July 1, 1997
                                                           Boston, Massachusetts



     For value received, each of the undersigned, (each herein called "Borrower"), severally and not jointly hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $1 MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the applicable Borrower pursuant to the Agreement dated July 1, 1997 as such agreement may be amended, extended or replaced, as evidenced on the books and records of the Bank, together with interest on each loan at the rate or rates per annum set forth in the Agreement.

     Interest on the unpaid balance of each loan shall be payable monthly in arrears, at the rate per annum set forth in the Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 2% (two percent), above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank. The entries on the books and records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder, absent manifest error.

     The obligations of each Borrower under this Note are several and not joint. The principal amount of the Committed Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower (or series thereof, if the borrowing is made on behalf of a series of the Borrower), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this Note who is in possession of it.

     This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.


                                     Bull & Bear Funds I, Inc. on behalf of:
                                     Bull & Bear U.S. and Overseas Fund

                                     Rockwood Fund, Inc.


                                     By:_______________________
                                          Name:
                                          Title:
                                          Date:

                                   EXHIBIT III

                              OFFICER'S CERTIFICATE

I, _______________________ , do hereby certify that I am the duly elected Secretary of ____________________________________________ , a Maryland
corporation (the "Corporation"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust.
In that capacity I do hereby further certify as follows:

1. Attached hereto as Exhibit A is full, true and correct copy of the Certificate of Incorporation of the Corporation, and said Certificate of Incorporation remains in full force and effect on the date hereof;

2. Attached hereto as Exhibit B is a full, true and correct copy of the By-Laws of the Corporation, and said By-Laws remain in full force and effect as of the date hereof;

3. Attached hereto as Exhibit C are true, correct and complete copies of the votes adopted by the Board of the Corporation on , 199_ , authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;

4. Attached hereto as Exhibit D are full, true and correct copies of the current prospectus and statement of additional information for the Corporation;

5.  Attached hereto as Exhibit E and F are full, true and correct copies of the
Annual Report to ---------------  Shareholders dated   , 199_  , and Semi-Annual
Report to Shareholders dated       , 199_ , and

6. The following are the duly elected, qualified and acting officers of the Corporation, holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of __________, 199__

Name:___________________________

The undersigned being the _____________________ of the Corporation, DOES HEREBY CERTIFY THAT _________________________ is duly elected, qualified and acting Secretary of the Corporation and that the signature set forth above is his/her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199__.

                                   EXHIBIT IV

                            LEGAL OPINION OF COUNSEL

                                    EXHIBIT V


                    INSTRUCTION AND CONFIRMATION CERTIFICATE

                              BORROWER'S LETTERHEAD

                                  July 1, 1997


TO:  Investors Fiduciary Trust Company
      127 West Tenth Street
      Kansas City, MO 64105

  RE:  Bull & Bear Funds I, Inc. on behalf of:
      Bull & Bear U.S. and Overseas Fund

       Rockwood Fund, Inc.

Ladies and Gentlemen:

This letter serves as confirmation that the mutual funds listed in Appendix I (each, a "Borrower") are authorized under the Committed Line of Credit to borrow in the aggregate up to $1 million from State Street Bank and Trust Company, as lender (the "Bank").

Pursuant to the terms contained in an Agreement dated July 1, 1997, each Loan made to the Borrower (or series thereof, as applicable) shall be made only with respect to a specific Borrower and shall be repaid solely from the assets of that Borrower (or series thereof, if the Borrower is borrowing on behalf of a particular series), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower with respect to such Loan or any default in respect thereof.

Investors Fiduciary Trust Company ("IFTC"), in its capacity as custodian of the Borrower (the "Custodian"), under the Custodian Contract (s) between the Borrower and IFTC, dated __________________________ , 19___ , is hereby authorized and directed by the Borrower to dispose of the Borrower's assets as selected by the Borrower's investment adviser to the extent necessary to repay all amounts due to the Bank to the extent that the Loans have not been paid when due or if a default occurs as defined in the Agreement dated July 1, 1997.

The Custodian is hereby directed to act on any written instructions you receive from the Bank with respect to the disposal of the Borrower's assets to accomplish the foregoing. These instructions may not be amended or terminated without the prior written consent of the Bank.

IN WITNESS WHEREOF, the undersigned has duly caused these instructions to be executed on this _____ day of ________, 19___.


                                        Bull & Bear Funds I, Inc. on behalf of:
                                        Bull & Bear U.S. and Overseas Fund

                               Rockwood Fund, Inc.



                                  By: ___________________________
                                      Name:
                                      Title:


IFTC, by signing below, acknowledges receipt of, and hereby agrees to accept instructions in accordance with the foregoing confirmation.

INVESTORS FIDUCIARY TRUST COMPANY

By: ____________________________
      Name:
      Title:

                        EXECUTION COPY OF PROMISSORY NOTE

                                 PROMISSORY NOTE


$1,000,000                                                July 1, 1997
                                                          Boston, Massachusetts



     For value received, each of the undersigned, (each herein called "Borrower"), severally and not jointly hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $1 MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the applicable Borrower pursuant to the Agreement dated July 1, 1997 as such agreement may be amended, extended or replaced, as evidenced on the books and records of the Bank, together with interest on each loan at the rate or rates per annum set forth in the Agreement.

     Interest on the unpaid balance of each loan shall be payable monthly in arrears, at the rate per annum set forth in the Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 2% (two percent), above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank. The entries on the books and records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder, absent manifest error.

     The obligations of each Borrower under this Note are several and not joint. The principal amount of the Committed Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this Note who is in possession of it.

     This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.


                                     Bull & Bear Funds I, Inc. on behalf of:
                                     Bull & Bear U.S. and Overseas Fund

                                     Rockwood Fund, Inc.


                                     By : _______________________
                                           Name:
                                           Title:
                                           Date:

                     EXECUTION COPY OF OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE


I, _______________________ , do hereby certify that I am the duly elected Secretary of ____________________________________________ , a Maryland
corporation (the "Corporation"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust.
In that capacity I do hereby further certify as follows:

1. Attached hereto as Exhibit A is full, true and correct copy of the Certificate of Incorporation of the Corporation, and said Certificate of Incorporation remains in full force and effect on the date hereof;

2. Attached hereto as Exhibit B is a full, true and correct copy of the By-Laws of the Corporation, and said By-Laws remain in full force and effect as of the date hereof;

3. Attached hereto as Exhibit C are true, correct and complete copies of the votes adopted by the Board of the Corporation on , 199_ , authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;

4. Attached hereto as Exhibit D are full, true and correct copies of the current prospectus and statement of additional information for the Corporation;

5.  Attached hereto as Exhibit E and F are full, true and correct copies of the
Annual Report to Shareholders dated      , 199_ , and Semi-Annual Report to
Shareholders dated          199_ , and

6. The following are the duly elected, qualified and acting officers of the Corporation, holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of __________, 199__

Name:___________________________

The undersigned being the _____________________ of the Corporation, DOES HEREBY CERTIFY THAT _________________________ is duly elected, qualified and acting Secretary of the Corporation and that the signature set forth above is his/her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199__.

EXECUTION COPY OF INSTRUCTION AND CONFIRMATION CERTIFICATE

(MUST BE ON BORROWER'S LETTERHEAD)

                                FORM OF AGREEMENT







July 1, 1997

William J. Maynard, Vice President
The Bull & Bear Funds
11 Hanover Square
New York, New York 10005


Dear Mr. Maynard:

This is to advise you that, based on the information you have furnished to us and our discussions to date, State Street Bank and Trust Company (the "Bank") has established a $15 million uncommitted, unsecured line of credit (the "Uncommitted Line of Credit") for the funds (or to the extent a series thereof is the borrower, such series) listed in Appendix I (collectively the "Borrowers" and each, a "Borrower"), effective July 1, 1997 (the "Effective Date"). When the Borrower is a series of a fund listed in Appendix I, the term "Borrower" shall refer only to such series.

Our willingness to provide the proposed financing is contingent upon and subject to the terms and conditions in this letter (the "Agreement"). This facility carries no legal obligation on the part of the Bank to lend any amount of money to any Borrower at any point in time, and the Borrowers will not be paying a commitment fee for this facility.

The proceeds of advances made under the Uncommitted Line of Credit (a "Loan" and collectively, the "Loans") may be used as follows:

    1. To temporarily finance the purchase or sale of securities for prompt delivery, if the Loan is to be repaid promptly in the ordinary course of business upon completion of the purchase or sale transaction;

    2. To finance the redemption of a Borrower's shares; or

    3. To enable the Borrower to meet emergency expenses not reasonably foreseeable on the Effective Date of this Agreement, but only if the Borrower submits a written statement executed by a duly authorized officer of the Borrower to the effect that the advance is necessitated by a change in circumstances involving extreme hardship, not reasonably foreseeable on the Effective Date of this Agreement.

In any event, a Loan must be repaid in full within 60 days from the date of an advance.

The following are attached as exhibits:

    1. A Loan request in the form attached hereto as Exhibit I (the "Loan Advance/Paydown Request Form") stating the principal amount of the requested Loan and warranting, at the time of borrowing, (i) compliance by such Borrower with the Investment Company Act of 1940, as amended (the "1940 Act") and the Prospectus and Statement of Additional Information of the Borrower, and (ii) use of the Loan in accordance with this Agreement;

    2. A Promissory Note in the form attached hereto as Exhibit II;

    3. An Officer's Certificate in the form attached hereto as Exhibit III;

    4. An opinion of counsel to the Borrowers in a form satisfactory to the Bank, attached hereto as Exhibit IV; and

5.  An Instruction and  Confirmation  Certificate in the form attached hereto as
    Exhibit V addressed to Investors Fiduciary Trust Company ("IFTC") in its capacity as custodian.

At the time the Agreement is executed, the Bank shall have received an executed Promissory Note, an executed Officer's Certificate, an opinion of counsel in a form satisfactory to the Bank, and an executed Instruction and Confirmation Certificate.

All Loans made under the Uncommitted Line of Credit will be evidenced by a Promissory Note in the form attached hereto as Exhibit II. The outstanding amount of the Loan(s) set forth on the Bank's books and records shall be conclusive evidence of the principal amount thereof owing and unpaid to the Bank, absent manifest error. The failure to record, or any error in so recording, any such amount on the Bank's books and records, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of each Borrower hereunder or under the Promissory Note to make payments of principal of and interest on the Promissory Note when due.

At the time each Loan is made, a Borrower and the Bank shall agree as to the principal amount of each Loan, the interest rate applicable to each Loan prior to maturity, and the term thereof, provided that no Loan shall have a maturity date more than 60 days from the date such Loan is made. Loans made under the Uncommitted Line of Credit will be available at the Overnight Federal Funds rate as in effect from time to time, plus a spread to be determined at the time of borrowing. Interest on the unpaid principal amount of each Loan shall be payable at Maturity on the same day as the principal amount of such Loan is paid or, if the Loan is paid prior to Maturity, on the 15th business day of the following month at the rate determined at the time of borrowing. Interest shall be calculated on the basis of actual days elapsed for a 360-day year. Requests for advances or decreases under the Uncommitted Line of Credit will be made on the Loan Advance/Paydown Request Form, attached as Exhibit I to this Agreement and delivered to the Bank at the time of the request. At the time each Loan is made, the Bank shall mail to the applicable Borrower a written confirmation of the amount of such Loan and the interest rate initially applicable thereto.

The Bank will honor requests for Loans under the Uncommitted Line of Credit for a 364-day period commencing on the Effective Date.

Temporary or emergency borrowings in the aggregate will be limited to an amount not greater than 20% of the value of the applicable Borrower's total net assets (the "Leverage Covenant"), at the time the borrowing is made, or a lesser amount to the extent provided in the Borrower's Prospectus and Statement of Additional Information or the 1940 Act registration statement, as the case may be. The Leverage Covenant is calculated as follows: ((total assets less total liabilities) plus aggregate bank borrowings)/aggregate bank borrowings.

If at any time a Borrower is in violation of the Leverage Covenant, that Borrower is required within three (3) business days to repay Loans in an amount sufficient to achieve compliance with the Leverage Covenant.

Each Borrower hereby promises to pay the principal and interest of each Loan made to it and related fees on the day when due to the Bank at its address stated above. Each Borrower hereby authorizes the Bank, if and to the extent a payment is owed by that Borrower, to charge against the Borrower's deposit account with the Bank any amount so due on the 15th business day of the following month.

Each Borrower agrees that it shall not borrow from any other bank, issue preferred stock or create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing liens, upon or with respect to any of its properties, owned or acquired during such period, except as a result of its investment activities as described in its then current Prospectus and Statement of Additional Information or Registration Statement under the 1940 Act, and indebtedness in favor of the Borrower's custodian consisting of extensions of credit from the custodian in the ordinary course of business to cover securities trades or liens in favor of the Borrower's custodian granted pursuant to the custody agreement(s) in force.

Each Borrower agrees to furnish to the Bank (1) a statement of assets and liabilities as of the end of each semi-annual period; (2) audited annual statements; (3) the portfolio of investments as of the end of each semi-annual period; and (4) proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time. Such audited annual statements and semi-annual statements shall present fairly in all material respects the financial position of the Borrower and conform with generally accepted accounting principles.

Each Borrower agrees that it will not change its investment objective or fundamental investment policies, as set forth in the Borrower's most recent Statement of Additional Information or most recent Prospectus, without the consent of the Bank. Each Borrower agrees that it will be a default hereunder if the investment adviser set forth opposite the Borrower's name on Appendix I ceases to be its investment adviser, or the Borrower changes its Custodian without the consent of the Bank, which consent will not be unreasonably withheld.

Notwithstanding any provision to the contrary contained herein, each Loan made to a Borrower shall be made only with respect to that Borrower and shall be repaid solely from the assets of that Borrower, or a series of that Borrower as the case may be, and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower with respect to such Loan or any default in respect thereof. A default by any Borrower shall not, by itself, constitute a default by any other Borrower hereunder. A default by a Borrower under the Uncommitted Line of Credit shall constitute a default by that Borrower and only that Borrower under the Leveraging Line of Credit. Similarly, a default by a

Borrower under the Leveraging Line of Credit shall also constitute a default by that Borrower and only that Borrower under the Uncommitted Line of Credit.

As an inducement to the Bank to extend the Uncommitted Line of Credit, and at any time Loans are outstanding to a Borrower or at any time a Loan Request is made by that Borrower, that Borrower represents and warrants to the Bank as to itself and not as to any other Borrower that:

    1. The Borrower is, or is a series of a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

    2. Neither the Bank nor any affiliate of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower or any affiliate of the Borrower, and neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with the power to vote, 5% or more of the outstanding voting securities of the Bank or any affiliate of the Bank known to the Borrower;

    3. Neither the Borrower nor any affiliate of the Borrower, directly or indirectly, individually or in the aggregate, controls or, to the best knowledge of the Borrower after due inquiry, is controlled by or under common control of the Bank or any affiliate of the Bank known to the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any affiliate of the Borrower is an affiliated person of the Bank or of any affiliate of the Bank known to the Borrower;

    4.  The Borrower has no subsidiaries;

    5. The Borrower is not a member of an ERISA group and has no liability in respect of any benefit arrangement, plan or multi-employer plan subject to ERISA;

    6. The Borrower qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code, and as such, because it intends to timely distribute all its income (including capital gains) to its shareholders, its income will not be subject to tax at the trust level under the Internal Revenue Code. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the Books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate;

    7. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Note;

    8. The execution, delivery and performance of all of the agreements and instruments in connection with the Uncommitted Line of Credit are within the Borrower's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Borrower's organizational documents, by laws, then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be) or any agreement or undertaking binding upon the Borrower;

    9. There is no litigation, proceeding or investigation pending, or to the knowledge of the Borrower, threatened against the Borrower, which would have a material adverse effect on the Borrower's ability to carry out its obligations hereunder or under the Note;

      10. The Borrower has statutory authority to enter into this Agreement and any loan requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the Borrower's then-current Prospectus and Statement of Additional Information (or 1940 Act registration statement, as the case may be), the 1940 Act, or any applicable rule, regulation, statute or Leverage Covenant, as defined herein;

      11. The Borrower is a registered management investment company under the 1940 Act and the shares of common stock of each Borrower have been registered under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable state securities or so-called "Blue Sky" laws; and

      12. The Borrower is in compliance in all material respects with applicable law, including the 1940 Act and Federal Reserve Regulation U.

Upon the occurrence of any of the following events, a Borrower shall be deemed to be in default under this Agreement:

    1. Failure of a Borrower to make payment when due of any Loan; or available cash in the deposit account is insufficient to repay any Loan due the Bank by the Borrower;

    2. Breach or failure to perform by the Borrower of any terms or conditions as set forth in this Agreement, or any obligation of the Borrower to the Bank;

    3. If any representation, statement or warranty made or furnished in any manner to the Bank by the Borrower in connection with this Agreement or the Loan was false in any material respect when made or furnished;

    4. A material adverse change in the business, assets, financial condition or prospects for that particular Borrower (but no such adverse change shall be deemed to have occurred as a result of a decline in net assets resulting from redemptions by shareholders or investors or as a result of a decline in the value of the securities held by the Borrower), as reasonably determined by the Bank, has occurred;

    5. A material adverse change, as reasonably determined by the Bank shall have occurred in the facts or information disclosed to the Bank or otherwise relied on by the Bank in considering requests hereunder;

    6. If, by reason of any default by the Borrower, any obligation of the Borrower to any other person or entity for money borrowed or on account of any bond, note or debenture is accelerated prior to maturity;

    7. Upon termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of the Borrower, assignment for the benefit of creditors by, the calling of a meeting of creditors, or the commencement of any voluntary or involuntary proceeding under any bankruptcy or insolvency laws by or against the Borrower or any co-maker, accommodation maker, surety, or guarantor of the Borrower, or entry of any final judgment or order against them for the payment of money in excess of $500,000 shall be rendered against the Borrower and such judgment or order shall remain unsatisfied, undischarged, or unstayed for a period of 10 days; or

    8. Upon the issuance of or notice of any tax levy, attachment, by trustee process or otherwise, levy of execution or other process issued against the Borrower.

Upon the occurrence of any of the events specified in the preceding section hereof, or at any time thereafter, the Bank may, at its option, terminate this Agreement and declare any Loans made to such Borrower under the Uncommitted Line of Credit to be immediately due and payable. The Bank shall thereafter have available to it all other rights and remedies hereunder, or under any other agreement or paper executed by the Borrower, or available to the Bank under applicable law. Furthermore, the Borrower authorizes IFTC in its capacity as Custodian to the Borrower, in accordance with the Instruction and Confirmation Certificate affixed hereto as Exhibit V, to dispose of the Borrower's assets as selected by the Borrower's investment adviser to the extent necessary to repay all amounts due to the Bank.

Any Borrower may terminate the Uncommitted Line of Credit by giving five (5) days irrevocable prior written notice to the Bank and repaying in full all amounts then outstanding to it under the Uncommitted Line of Credit or the Note.

The Bank agrees that prior to assigning to any other lender (but not the Federal Reserve Bank) any of its rights and obligations under the Uncommitted Line of Credit or the Note, or granting to any other lender any participation in any of such rights and obligations, the Bank will obtain the Borrowers' prior written consent, which consent shall not unreasonably be withheld.

Copies of all notices and confirmations hereunder and under the Note shall be sent to the Bank at its address above, Attention: Edward A. Siegel, Assistant Vice President, and to a Borrower at its address on the signature page hereto, to the attention of the person signing on behalf of that Borrower, or to such other address or person for notice as the parties shall have last furnished in writing to the person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third business day following the mailing thereof.

This Agreement shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts. The Agreement and the Note constitute the entire understanding between the Borrowers and the Bank on this subject and supersede all prior discussions. If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line of Credit, please execute and return the enclosed copy of this Agreement together with the enclosed documents and the opinion of your outside counsel concerning this transaction.

                              Sincerely,

                              STATE STREET BANK AND TRUST COMPANY


                              By:  ____________________________
                                     Name:
                                     Title:

      ACCEPTED:

Bull & Bear Funds I, Inc. on behalf of:
Bull & Bear U.S. and Overseas Fund
Bull & Bear Funds II, Inc. on behalf of:
Bull & Bear Dollar Reserves
Rockwood Fund, Inc.
Midas Fund, Inc.
Bull & Bear Gold Investors Ltd.
Bull & Bear Special Equities Fund, Inc.
Bull & Bear U.S. Government Securities Fund, Inc.
Bull & Bear Municipal Income Fund, Inc.
Bull & Bear Global Income Fund, Inc.

By:  __________________________
       Name:
       Title:

Address:

11 Hanover Square
New York, New York 10005

                                   APPENDIX I



              BORROWER                                  Investment Adviser
--------------------------------------        ---------------------------------
Bull & Bear Funds I, Inc. on behalf of:
Bull & Bear U.S. and Overseas Fund                 Bull & Bear Advisers, Inc.
Bull & Bear Funds II, Inc. on behalf of:
Bull & Bear Dollar Reserves                        Bull & Bear Advisers, Inc.
Rockwood Fund, Inc.                          Aspen Securities and Advisory, Inc.
Midas Fund, Inc.                                   Midas Management Corporation
Bull & Bear Gold Investors Ltd.                    Midas Management Corporation
Bull & Bear Special Equities Fund, Inc.            Bull & Bear Advisers, Inc.
Bull & Bear U.S. Government Securities Fund, Inc.    Bull & Bear Advisers, Inc.
Bull & Bear Municipal Income Fund, Inc.              Bull & Bear Advisers, Inc.
Bull & Bear Global Income Fund, Inc.                 Bull & Bear Advisers, Inc.
----------------------------------------          -----------------------------

                                    EXHIBIT I

                              LOAN ADVANCE/PAYDOWN
                                  REQUEST FORM



DATE:
                            ---------------------------------------------

TO:                         STATE STREET BANK AND TRUST COMPANY
                            ----------------------------------------------

ATTN:                       Chuck Reid/Ned Siegel
                            facsimile:  (617) 537-2663
                            ----------------------------------------------

FROM:                       [insert borrower]
                            ----------------------------------------------

ON BEHALF OF:               [insert fund name, if a series]
                            ----------------------------------------------


SUBJECT:

In connection with the Agreement dated July 1, 1997 with State Street Bank and Trust Company, please increase or reduce the outstanding balance as indicated below. The Loan should be recorded on the books of the Borrower to the Bank and interest payable to the Bank should be recorded at the agreed upon rate.


                    Increase/            Cumulative               Total Assets
                    (Decrease)           Balance
Date                the Loan by          Outstanding

                    $                   $                         $
-----------         ------------        -------------             --------------

Further, the Borrower hereby represents and warrants that:

      1. Proceeds from the advance shall be limited to conform with the usage specified in the Agreement, and

      2. The Borrower is in compliance with all the terms and conditions in the Agreement.



By:
Name:
Title:
Date:
              ---------------------------------------------------

                                   EXHIBIT II

                                 PROMISSORY NOTE


$15,000,000                                               July 1, 1997
                                                          Boston, Massachusetts

     For value received, each of the undersigned, (each herein called "Borrower"), severally and not jointly hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $15 MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the applicable Borrower pursuant to the Agreement dated July 1, 1997 as such agreement may be amended, extended or replaced, as evidenced on the books and records of the Bank, together with interest on each loan at the rate or rates per annum set forth in the Agreement.

     Interest on the unpaid balance of each loan shall be payable monthly in arrears, at the rate per annum set forth in the Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 2% (two percent), above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank. The entries on the books and records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder, absent manifest error.

     The obligations of each Borrower under this Note are several and not joint. The principal amount of the Uncommitted Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower (or series thereof, if the borrowing is made on behalf of a series of the Borrower), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this Note who is in possession of it.

     This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

                           Bull & Bear Funds I, Inc. on behalf of:
                           Bull & Bear U.S. and Overseas Fund
                           Bull & Bear Funds II, Inc. on behalf of:
                           Bull & Bear Dollar Reserves
                           Rockwood Fund, Inc.
                           Midas Fund, Inc.
                           Bull & Bear Gold Investors Ltd.
                           Bull & Bear Special Equities Fund, Inc.
                           Bull & Bear U.S. Government Securities Fund, Inc. Bull & Bear Municipal Income Fund, Inc.
                           Bull & Bear Global Income Fund, Inc.


                           By: _______________________
                                     Name:
                                 Title:
                                 Date:

                                   EXHIBIT III

                              OFFICER'S CERTIFICATE

I, _______________________ , do hereby certify that I am the duly elected Secretary of ____________________________________________ , a Maryland
corporation (the "Corporation"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust.
In that capacity I do hereby further certify as follows:

1. Attached hereto as Exhibit A is full, true and correct copy of the Certificate of Incorporation of the Corporation, and said Certificate of Incorporation remains in full force and effect on the date hereof;

2. Attached hereto as Exhibit B is a full, true and correct copy of the By-Laws of the Corporation, and said By-Laws remain in full force and effect as of the date hereof;

3. Attached hereto as Exhibit C are true, correct and complete copies of the votes adopted by the Board of the Corporation on , 199_ , authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;

4. Attached hereto as Exhibit D are full, true and correct copies of the current prospectus and statement of additional information for the Corporation;

5.  Attached hereto as Exhibit E and F are full, true and correct copies of the
Annual Report to Shareholders dated      , 199_ , and Semi-Annual Report to
Shareholders dated      , 199_ , and

6. The following are the duly elected, qualified and acting officers of the Corporation, holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of __________, 199__

Name:___________________________

The undersigned being the _____________________ of the Corporation, DOES HEREBY CERTIFY THAT _________________________ is duly elected, qualified and acting Secretary of the Corporation and that the signature set forth above is his/her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199__.

                                   EXHIBIT IV

                            LEGAL OPINION OF COUNSEL

                                    EXHIBIT V

                    INSTRUCTION AND CONFIRMATION CERTIFICATE

                              BORROWER'S LETTERHEAD

                                  July 1, 1997

TO:  Investors Fiduciary Trust Company
      127 West Tenth Street
      Kansas City, MO 64105

RE:      1.  Bull & Bear Funds I, Inc. on behalf of:
              Bull & Bear U.S. and Overseas Fund
         2.  Bull & Bear Funds II, Inc. on behalf of:
              Bull & Bear Dollar Reserves
         3.  Rockwood Fund, Inc.
         4.  Midas Fund, Inc.
         5.  Bull & Bear Gold Investors Ltd.
         6.  Bull & Bear Special Equities Fund, Inc.
         7.  Bull & Bear U.S. Government Securities Fund, Inc.
         8.  Bull & Bear Municipal Income Fund, Inc.
         9.  Bull & Bear Global Income Fund, Inc.

Ladies and Gentlemen:

This letter serves as confirmation that the mutual funds listed in Appendix I (each, a "Borrower") are authorized under the Uncommitted Line of Credit to borrow in the aggregate up to $15 million from State Street Bank and Trust Company, as lender (the "Bank").

Pursuant to the terms contained in the Agreement dated July 1, 1997, each Loan made to a Borrower (or series thereof, as applicable) shall be made only with respect to a specific Borrower and shall be repaid solely from the assets of that Borrower (or series thereof, if the Borrower is borrowing on behalf of a particular series), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other Borrower with respect to such Loan or any default in respect thereof.

Investors Fiduciary Trust Company ("IFTC"), in its capacity as custodian of the Borrower (the "Custodian"), under the Custodian Contract (s) between the
Borrower and IFTC, dated ______________ , 19___ , is hereby authorized and directed by the Borrower to dispose of the Borrower's assets as selected by the Borrower's investment advise r to the extent necessary to repay all amounts due to the Bank to the extent that the Loans have not been paid when due or if a default occurs as defined in the Agreement dated July 1, 1997.

The Custodian is hereby directed to act on any written instructions you receive from the Bank with respect to the disposal of the Borrower's assets to accomplish the foregoing. These instructions may not be amended or terminated without the prior written consent of the Bank.

IN WITNESS WHEREOF, the undersigned has duly caused these instructions to be executed on this _____ day of ________, 199__.

                     Bull & Bear Funds I, Inc. on behalf of:
                     Bull & Bear U.S. and Overseas Fund
                     Bull & Bear Funds II, Inc. on behalf of:
                     Bull & Bear Dollar Reserves
                     Rockwood Fund, Inc.
                     Midas Fund, Inc.
                     Bull & Bear Gold Investors Ltd.
                     Bull & Bear Special Equities Fund, Inc.
                     Bull & Bear U.S. Government Securities Fund, Inc. Bull & Bear Municipal Income Fund, Inc.
                     Bull & Bear Global Income Fund, Inc.



                                    By: ___________________________
                                        Name:
                                        Title:


IFTC, by signing below, acknowledges receipt of, and hereby agrees to accept instructions in accordance with the foregoing confirmation.

INVESTORS FIDUCIARY TRUST COMPANY

By: ____________________________
      Name:
     Title:

                        EXECUTION COPY OF PROMISSORY NOTE

                                 PROMISSORY NOTE


$15,000,000                                                July 1, 1997
                                                           Boston, Massachusetts

     For value received, each of the undersigned, (each herein called "Borrower"), severally and not jointly hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                               $15 MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the applicable Borrower pursuant to the Agreement dated July 1, 1997 as such agreement may be amended, extended or replaced, as evidenced on the books and records of the Bank, together with interest on each loan at the rate or rates per annum set forth in the Agreement.

     Interest on the unpaid balance of each loan shall be payable monthly in arrears, at the rate per annum set forth in the Agreement. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 2% (two percent), above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank. The entries on the books and records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder, absent manifest error.

     The obligations of each Borrower under this Note are several and not joint. The principal amount of the Uncommitted Line of Credit made for use by a particular Borrower and interest thereon shall be paid or repaid solely from the assets of such Borrower (or series thereof, if the borrowing is made on behalf of a series of the Borrower), and the Bank shall have no right of recourse or offset, or any other right whatsoever, against the assets of any other series of the Borrower or any other Borrower. A default by any particular Borrower shall not, by itself, constitute a default by any other Borrower hereunder.

     Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no extension or other indulgence and no substitution, release or surrender of collateral shall discharge or otherwise affect the liability of the Borrower. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Holder" means the payee or any endorsee of this Note who is in possession of it.

     This Note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

                           Bull & Bear Funds I, Inc. on behalf of:
                           Bull & Bear U.S. and Overseas Fund
                           Bull & Bear Funds II, Inc. on behalf of:
                           Bull & Bear Dollar Reserves
                           Rockwood Fund, Inc.
                           Midas Fund, Inc.
                           Bull & Bear Gold Investors Ltd.
                           Bull & Bear Special Equities Fund, Inc.
                           Bull & Bear U.S. Government Securities Fund, Inc. Bull & Bear Municipal Income Fund, Inc.
                           Bull & Bear Global Income Fund, Inc.

                           By: _______________________
                                 Name:
                                 Title:
                                 Date:

                     EXECUTION COPY OF OFFICER'S CERTIFICATE

                              OFFICER'S CERTIFICATE

I, _______________________ , do hereby certify that I am the duly elected Secretary of ____________________________________________ , a Maryland
corporation (the "Corporation"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust.
In that capacity I do hereby further certify as follows:

1. Attached hereto as Exhibit A is full, true and correct copy of the Certificate of Incorporation of the Corporation, and said Certificate of Incorporation remains in full force and effect on the date hereof;

2. Attached hereto as Exhibit B is a full, true and correct copy of the By-Laws of the Corporation, and said By-Laws remain in full force and effect as of the date hereof;

3. Attached hereto as Exhibit C are true, correct and complete copies of the votes adopted by the Board of the Corporation on , 199_ , authorizing the Borrower to borrow from time to time in accordance with the terms described in this Agreement, which resolutions are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;

4. Attached hereto as Exhibit D are full, true and correct copies of the current prospectus and statement of additional information for the Corporation;

5.  Attached hereto as Exhibit E and F are full, true and correct copies of the
Annual Report to Shareholders dated       , 199_ , and Semi-Annual Report to
Shareholders dated       , 199_ , and

6. The following are the duly elected, qualified and acting officers of the Corporation, holding the offices set forth below their respective names, and the signature of each such officer (where set forth hereon) is such officer's true and genuine signature:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

IN WITNESS WHEREOF, I have hereunto set forth my hand this ____ day of __________, 199__

Name:___________________________

The undersigned being the _____________________ of the Corporation, DOES HEREBY CERTIFY THAT _________________________ is duly elected, qualified and acting Secretary of the Corporation and that the signature set forth above is his/her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto set forth my hand this _____ day of __________, 199__.

EXECUTION COPY OF INSTRUCTION AND CONFIRMATION CERTIFICATE

(MUST BE ON BORROWER'S LETTERHEAD)






[DESCRIPTION]            Securities Lending Authorization Agreement


                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between

                      THE CLIENTS IDENTIFIED ON SCHEDULE A

                                       and

                       STATE STREET BANK AND TRUST COMPANY





w:client\BULLBEA1.doc
(MUTUALSB)

                                TABLE OF CONTENTS
                                                                         PAGE
1.       APPOINTMENT OF STATE STREET....................................   1

2.       SECURITIES TO BE LOANED........................................   1

3.       BORROWERS......................................................   2

4.       SECURITIES Loan AGREEMENTS.....................................   3

5.       LOANS OF AVAILABLE SECURITIES..................................   4

6.       DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO
         LOANED SECURITIES..............................................   4

7.       COLLATERAL.....................................................   5

8.       COMPENSATION FOR THE CLIENT AND STATE STREET...................   6

9        FEE DISCLOSURE.................................................   7

10.      RECORD KEEPING AND REPORTS.....................................   7

11.      STANDARD OF CARE...............................................   8

12.      REPRESENTATIONS AND WARRANTIES.................................   8

13.      DEFINITIONS....................................................   9

14.      CONTINUING AGREEMENT; TERMINATION; REMEDIES....................   10

15.      NOTICES........................................................   10

16.      MISCELLANEOUS..................................................   11

17.      SECURITIES INVESTORS PROTECTION ACT............................   11

18.      MODIFICATION...................................................   12

                             EXHIBITS AND SCHEDULES

EXHIBIT 3.1

EXHIBIT 3.2

SCHEDULE A

SCHEDULE B

SCHEDULE 7.1

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

Agreement dated the ____ day of ______________, 1997 THE CLIENTS IDENTIFIED ON SCHEDULE A (each a "Client" or collectively, "Clients"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Client with respect to the lending of certain securities of the Client held by State Street as trustee, agent or custodian.

Each undersigned Client, whether organized as a portfolio, series, class of shares, or otherwise, shall be regarded for all purposes hereunder as a separate party apart from each other. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein shall be deemed to relate solely to the particular client to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Client constitute a right, obligation or remedy applicable to any other Client. The use of this single document to memorialize the separate agreement of each Client is understood to be for administrative convenience only and shall not constitute any basis for joining the Clients for any reason.

Certain capitalized terms used in this Agreement are defined in Section 13.

The Client and State Street, as the parties hereto, hereby agree as follows:

1. Appointment of State Street. The Clients hereby authorize State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Client agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Client on an undisclosed or a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct said third party to establish and maintain a Borrower's account and a State Street account wherein all Collateral, including cash shall be maintained by said third party in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

         2. Securities to be Loaned. State Street acts or will act as agent, trustee or custodian of certain securities owned by the Clients. All of the Clients' securities held by State Street as agent, trustee or custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those securities which the Client or the Investment Manager specifically identifies in notices to State Street as not being Available Securities. In the absence of any such notice identifying specific securities, State Street shall have no authority or responsibility for determining whether any of the Client's securities should be excluded from the lending program.

3. Borrowers. The Available Securities may be loaned to any Borrower identified on the Schedule of Borrowers, as such Schedule may be modified from time to time by State Street and Client, including without limitation, the Capital Markets division of State Street; provided, however, if Available Securities are loaned to the Capital Markets division, in addition to being consistent with the terms hereof, said Loan shall be made in accordance with the terms of the Securities Loan Agreement attached hereto as Exhibit 3.1, as modified form time to time in accordance with the provisions hereof (hereinafter, the "State Street Securities Loan Agreement"). The form of the State Street Securities Loan Agreement may be modified by State Street from time to time, without the consent of the Client, in order to comply with the requirements of law or any regulatory authority having jurisdiction over State Street, the Client or the securities lending program or in any other manner that is not material and adverse to the interests of the Client.

Client acknowledges that it is aware that State Street, acting as "Lender's Agent" hereunder and thereunder, is or may be deemed to be the same legal entity as State Street acting as "Borrower" under the State Street Securities Loan Agreement, notwithstanding the different designations used herein and therein or the dual roles assumed by State Street hereunder and thereunder. Client represents that the power granted herein to State Street, as agent, to lend U.S. Securities owned by Client (including, in legal effect, the power granted to State Street to make Loans to itself) and the other powers granted to State Street, as agent herein, are given expressly for the purpose of averting and waiving any prohibitions upon such lending or other exercise of such powers which might exist in the absence of such powers, and that transactions effected pursuant to and in compliance with this Agreement and the State Street Securities Loan Agreement will not constitute a breach of trust or other fiduciary duty by State Street.

 Client further acknowledges that it has granted State Street the power to effect securities lending transactions with the Capital Markets division of State Street and other powers assigned to State Street hereunder and under the Securities Loan Agreements and the State Street Securities Loan Agreement as a result of Client's desire to increase the opportunity for it to lend securities held in its account on fair and reasonable terms to qualified Borrowers without such loans being considered a breach of State Street's fiduciary duty. In connection therewith, each party hereby agrees that it shall furnish to the other party (i) the most recent available audited statement of its financial condition, and (ii) the most recent available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan is outstanding under this Agreement, each party shall also promptly deliver to the other party all such financial information that is subsequently available, and any other financial information or statements that such other party may reasonably request.

In the event any such Loan is made to the Capital Markets division, State Street hereby covenants and agrees for the benefit of the Clients that it has adopted and implemented procedural safeguards to help ensure that all actions taken by it hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower thereunder, and that all trades effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by State Street when it acts as lending agent, notwithstanding the inherent conflict of interest with respect to Loans to be effected by State Street to the Capital Markets division.

In the event Client approves lending to borrowers resident in the United Kingdom, Client shall complete Part 1 of the document known as a "MOD-2 form," which is attached hereto as Exhibit 3.2.

In the event that securities lending activity is undertaken through its London office, State Street becomes subject to additional regulation in the UK, and State Street is obliged to notify Client of the following matters:

i. State Street shall make available to Client established procedures in accordance with the requirements of the Securities and Futures Authority for the effective consideration of complaints concerning State Street's activities carried on in the UK.

ii. Where a liability in one currency is to be matched by an asset in a different currency, or where an investment transaction relates to an investment denominated in a currency other than sterling, a movement of exchange rates may have a separate effect, favorable or unfavorable, on the gain or loss which would otherwise be experienced on the investment.

iii. State Street or an affiliate may have an interest that is material to the investment or transaction concerned and neither State Street nor any such affiliate shall be obliged to disclose such interest or account to Client for any profits or benefits made or derived by it or any of its associates from any such transaction.

iv. Any assets which State Street holds in the form of money shall not be treated by State Street as Clients' Money as defined by The Financial Services (Client Money) Regulations 1991 of the United Kingdom as amended (the "Clients' Money Regulations") and will not be held in accordance with the Clients' Money Regulations or such other regulations as shall amend or replace the Clients' Money Regulations from time to time.

4. Securities Loan Agreements. The Client authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower, however certain terms of individual loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a loan is made.

         5. Loans of Available Securities. State Street shall have authority to make Loans of Available Securities to Borrowers, and to deliver such securities to Borrowers. State Street shall be responsible for determining whether any such Loan shall be made, and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Client.

The Client acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Client's Available Securities will in fact be loaned to Borrowers. Client agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

The Client also acknowledges that, under the applicable Securities Loan Agreements, Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable
Securities Loan Agreement. Upon receiving a notice from the Client or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its reasonable efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Loan Agreement.

6. Distributions on and Voting Rights with Respect to Loaned Securities. The Client represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Client's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned
Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Client (or Investment Manager) may, by giving State Street ten (l0) Business Days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Client's account on the date it is delivered to State Street.

The Client acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities.

The Client also acknowledges that any payments of distributions from Borrower to Client are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax treatment of such payment may differ from the tax treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Client are complied with, but State Street shall not be required to make any payment unless the Client has first placed it in funds to make such payment.

7. Collateral. The Client authorizes State Street to receive and to hold, on the Client's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any loan of securities made on behalf of the Client pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and risk of the Client. Concurrently with the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule 7.1. Said Schedule may be amended from time to time by State Street upon written notice to the Client. With respect to foreign cash Collateral, State Street will provide Client with a multicurrency investment vehicle through which the foreign cash will be converted to U.S. dollars and invested pursuant to Section 8 hereof (MCIV"). Client acknowledges that State Street, in providing MCIV, will receive additional compensation by earning a spread on the foreign currency conversions. Such Collateral shall have a Market Value of not less than one hundred percent (l00%) of the Market Value of the Loaned Securities. Thereafter, State Street shall take such action as is appropriate with respect to the Collateral under the applicable Securities Loan Agreement.

         The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Client in a writing identified to this Agreement and acknowledged in writing by State Street and shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the currency conversions associated with the use of MCIV or the investment of cash Collateral and if, at any time during the term of any Loan, the value of the cash Collateral so invested is insufficient to return the rebate fee (i.e., the return to the Borrower), the full amount of the Collateral, U.S. dollar or otherwise or any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, Client shall be solely responsible for such shortfall and hereby agrees to pay an amount equal to such shortfall to State Street. In addition, State Street shall be entitled to charge Client's accounts for such shortfall in accordance with
Section 8.

8. Compensation for the Client and State Street. To the extent that a Loan is secured by cash Collateral, such Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to above, if any, in short-term instruments, short term investment funds maintained by State Street, money market mutual funds and such other investments as State Street may from time to time to time select, including without limitation investments in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

The Client acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. The Client hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

The net income generated by any investment made pursuant to the preceding paragraph of this Section 8 shall be allocated among the Borrower, State Street, and the Client, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street [as compensation for its services in connection with this securities lending program and the Client [as such income shall be credited to the Client's account], in accordance with the fee schedule attached hereto as Schedule B.

         In the event the net income generated by any investment made pursuant to the first paragraph of this Section 8 does not equal or exceed the amount due the Borrower in accordance with the agreement between Borrower and State Street, State Street shall debit the Client's account by an amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. In the event debits to the Client's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Client with State Street.

 In the event of a Loan to a Borrower resident in Canada, which is made over record date for a dividend reinvestment program ("DRP") and is secured by cash Collateral, the Borrower shall pay the Client a substitute payment equal to the full amount of the cash dividend declared, and may pay a loan premium, the amount of which shall be negotiated by State Street, above the amount of the cash dividend. Such loan premium shall be allocated between State Street and the Client as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A and (b) the remainder of such loan premium shall be credited to the Client's account.

         To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Client as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Client's account.

Client acknowledges that in the event that Client's participation in securities lending generates income for the Client, State Street may be required to withhold tax or may claim such tax from the Client as is appropriate in accordance with applicable law.

The Client shall reimburse State Street for such reasonable fees and expenses that State Street may incur in connection with the performance of its obligations hereunder, including, without limitation: (i) the ordinary telecommunication charges associated with the movement of securities in connection with the securities lending activity contemplated by this Agreement; and (ii) any and all funds advanced by State Street on behalf of the Client as a consequence of the Client's obligations hereunder, including the Client's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 7 hereof.

9. Fee Disclosure. The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule B hereto. Said Schedule may be replaced from time to time by State Street upon notice to Client. An annual report with respect to such funds is available to the Client, at no expense, upon request.

10. Recordkeeping and Reports. State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Client with a statement describing the Loans made, and the income derived from Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

11. Standard of Care Subject to the requirements of applicable law, State Street shall not be liable for any loss or damage, including counsel fees and court costs, whether or not resulting from their acts or omissions to act hereunder or otherwise, unless the loss damage arises out of State Street's own gross negligence. Except for any liability, loss, or expense arising from or connected with State Street's own gross negligence, the Client agrees to reimburse and hold State Street harmless from and against any liability, loss and expense, including counsel fees and expenses and court costs, arising in connection with this Agreement or any Loan or arising from or connected with claims of any third parties, including any Borrower, from and against all taxes and other governmental charges, and from and against any out-of-pocket or incidental expenses. State Street may charge any amounts to which it is entitled hereunder against the Client's account. Without limiting the generality of the foregoing, Client agrees: (i) that State Street shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any securities loans hereunder, or for the performance by any Borrower of the terms of a Loan, or any agreement related thereto, and shall not be required to ascertain or inquire as to the performance or observance of, or a default under the terms of, a Loan or any agreement related thereto; (ii) that State Street shall be fully protected in acting in accordance with the oral or written instructions of any person believed by State Street to be authorized to execute this Agreement on behalf of the Client (an "Authorized Person"); (iii) that in the event of a default by a Borrower under a Loan, State Street shall be fully protected in acting in its sole discretion in a manner it deems appropriate; and (iv) that the records of State Street shall be presumed to reflect accurately any oral instructions given by an Authorized Person or a person believed by State Street to be an Authorized Person.

 State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

12. Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder;
(b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations. Client represents and warrants that (a) it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder; and (b) the financial statements delivered to State Street pursuant to Section 3 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by Client that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 3.

The person executing this Agreement on behalf of the Client represents that he or she has the authority to execute this Agreement on behalf of the Client.

The Client hereby represents to State Street that: (i) its policies generally permit it to engage in securities lending transactions; (ii) its policies permit it to purchase shares of the Navigator Securities Lending Trust with cash Collateral; (iii) its participation in the securities lending program, including the investment of cash collateral in the Navigator Securities Lending Trust, and the existing series' thereof, has been approved by a majority of the directors or trustees that are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash collateral in the Navigator Securities Lending Trust, including any series thereof, is in the Client's best interest and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity; and (v) that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities. The Client also hereby represents that it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

13. Definitions. For the purposes hereof:

(a) "Available Securities" means the securities of the Client that are available for Loans pursuant to Section 2.

(b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Lending Agreement, as described in Section 3.

(c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

(d) "Investment Manager," when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

(e) "Loan" means a loan of Available Securities to a Borrower.

(f) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

(g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

(h) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Client) that governs Loans, as described in Section 4.

14. Continuing Agreement; Termination; Remedies. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Client and State Street may each at any time terminate this Agreement upon five (5) Business Days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that
(a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Client, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

15. Notices. Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

If to Client:

Bull & Bear Advisers

11 Hanover Square
New York, N.Y. 10005
Attn:  Thomas B. Winmill
  President

If to State Street:

State Street Bank and Trust Company
Global Securities Lending Division
Two International Place, Floor 31
Boston, Massachusetts 02110

or to such other addresses as either party may furnish the other party by written notice under this section.

Whenever this Agreement permits or requires the Client to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Client's behalf by any individual designated for such purpose by the Client in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the client's behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

16. Miscellaneous. This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning loans of securities by State Street on behalf of the Client. This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Client hereby irrevocably submits to the jurisdiction of any Massachusetts state or federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this agreement, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to federal court. Client hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Client hereby irrevocably appoints as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the "Process Agent"). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Client hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Client also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Client at its address specified in Section 15 hereof. Client agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

         17. Securities Investors Protection Act of 1970 Notice. CLIENT IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE CLIENT WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE CLIENT MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

18. Modification. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

BULL & BEAR FUNDS I, INC. on behalf       BULL & BEAR FUNDS II, INC.on of its
series BULL & BEAR U.S. AND               behalf of its series
OVERSEAS FUND                             BULL & BEAR DOLLAR RESERVES

By: _____________________                 By: ____________________

Name: ___________________                 Name: _________________

Its: ______________________               Its: ___________________


BULL & BEAR GOLD INVESTORS LTD.          BULL & BEAR SPECIAL
                                         EQUITIES FUND, INC.

By: ______________________               By: _______________________

Name: ___________________                Name: ____________________

Its: ______________________              Its: ______________________


BULL & BEAR MUNICIPAL INCOME             BULL & BEAR GLOBAL
FUND, INC.                               INCOME FUND, INC.

By: ______________________               By: ______________________
Name: ___________________                Name: ___________________
Its: ______________________              Its: ______________________

BULL & BEAR U.S. GOVERNMENT                MIDAS FUND, INC.
SECURITIES FUND, INC.

By: ________________________               By: _______________________

Name: _____________________                Name: ____________________

Its: ________________________              Its: ______________________


ROCKWOOD FUND, INC.                                  STATE STREET BANK AND
                                                     TRUST COMPANY

By: _____________________                            By: ____________________

Name: ___________________                            Name: __________________

Its: ______________________                          Its: ____________________

                                   SCHEDULE A

                This Schedule is attached to and made part of the
                   Securities Lending Authorization Agreement,
                       dated the ____day of _______, 1997
  between THE CLIENTS IDENTIFIED ON SCHEDULE A (each a "Client" or collectively
                                 "Clients") and
              STATE STREET BANK AND TRUST COMPANY ("State Street").


PARTIES TO THE SECURITIES LENDING AUTHORIZATION AGREEMENT

BULL & BEAR FUNDS I, INC. (TIN 13-3368373), on behalf of its series BULL & BEAR U.S. AND OVERSEAS FUND

BULL & BEAR FUNDS II, INC. (TIN 22-2037796), on behalf of its series BULL & BEAR DOLLAR RESERVES (TIN 13-6900645)

BULL & BEAR GOLD INVESTORS LTD. (TIN 13-6059519)

BULL & BEAR SPECIAL EQUITIES FUND, INC. (TIN 13-3343918)

BULL & BEAR MUNICIPAL INCOME FUND, INC. (TIN 13-3196171)

BULL & BEAR GLOBAL INCOME FUND, INC. (TIN 13-3926714)

BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC. (TIN 13-3907058)

MIDAS FUND, INC. (TIN 41-1536110)

ROCKWOOD FUND, INC. (TIN 82-0395554)

                                   SCHEDULE B

                This Schedule is attached to and made part of the
                   Securities Lending Authorization Agreement,
                       dated the ____ day of _______, 1997
  between THE CLIENTS IDENTIFIED ON SCHEDULE A (each a "Client" or collectively
                                 "Clients") and
              STATE STREET BANK AND TRUST COMPANY ("State Street").


                                SCHEDULE OF FEES

1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of Cash Collateral or any fee income shall be allocated as follows

- Sixty-five percent (65%) payable to the Client, and

- Thirty-five percent (35%) payable to State Street.


2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of the attached Securities Lending Authorization Agreement.

3. Investment Management Fees

The Navigator Securities Lending Trust:

On an annualized basis, the management/trust/custody fee for investing cash Collateral in the Navigator Securities Lending Prime Portfolio is not more than
10.00 basis points netted out of yield. The trustee may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the Portfolio.

                                  SCHEDULE 7.1

                This Schedule is attached to and made part of the
                   Securities Lending Authorization Agreement,
                       dated the ____day of _______, 1997
  between THE CLIENTS IDENTIFIED ON SCHEDULE A (each a "Client" or collectively
                                 "Clients") and
              STATE STREET BANK AND TRUST COMPANY ("State Street").


ACCEPTABLE FORMS OF COLLATERAL

-        Cash (U.S. and foreign currency);

- Securities issued or guaranteed by the United States government or its agencies;

-        Sovereign debt rated A or better

-        Convertible Bonds

- Irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate of the Borrower may be accepted as Collateral, if State Street has determined that it is appropriate to accept such letters of credit as Collateral under the securities lending programs it administers; and

-       Such other Collateral as the parties may agree to in   writing from time
        to time.






[DESCRIPTION]            Segregated Account Procedural Agreement


             SEGREGATED ACCOUNT PROCEDURAL AND SAFEKEEPING AGREEMENT

         THIS AGREEMENT is made effective the 17th day of June, 1997, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office and principal place of business in Kansas City, Missouri ("IFTC"); STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, having its trust office and principal place of business in North Quincy, Massachusetts ("Bank"); SMITH BARNEY, INC., a registered futures commission merchant ("Broker"); and each registered investment company listed on Schedule A hereto, as it may be amended from time to time, incorporated herein by this reference (each a "Customer"); and

         WHEREAS, Customer, on behalf of each of the Portfolios identified in Schedule A, as it may be amended from time to time, incorporated herein by this reference, has opened or may hereafter open a trading account with Broker for the purpose of purchasing and selling futures contracts and related options ("Contracts") through Broker; and

         WHEREAS, in connection with the opening of such trading account, Customer and Broker have entered or will enter into a Customer Agreement requiring Customer to deposit as collateral the initial margin (including subsequent margin calls and any additional initial margin requirements for short option positions) ("Margin") with respect to each Contract as required by the Commodity Exchange Act, Commodity Futures Trading Commission regulations, and the rules and regulations of the Chicago Mercantile Exchange, the Chicago Board of Trade, the Commodity Exchange, and such other exchanges on which Broker may effect or cause to be effected transactions as broker for Customer (collectively the "Rules and Regulations"); and

         WHEREAS, IFTC serves as custodian of certain monies and securities owned by Customer ("Assets") pursuant to a Custody Agreement between IFTC and Customer (each a "Custody Agreement"); and

         WHEREAS, Bank serves as IFTC's sub-custodian of said Assets pursuant to a Sub-Custody Agreement between Bank and IFTC (the "Sub-Custody Agreement"); and

         WHEREAS, the parties hereto desire to provide for segregated accounts for the benefit of Customer to be established at Bank (the "Safekeeping Accounts") for custody of the Margin;

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. GOVERNING AGREEMENT. As between each Customer and IFTC, the Assets in the Safekeeping Account as collateral for the Margin ("Collateral") and all instructions, deliveries, duties, rights and liabilities of such Customer and IFTC with respect to such Safekeeping Account shall be governed in all respects by the Custody Agreement, except as expressly provided otherwise in this Agreement. As between IFTC and Bank, the Collateral and all instructions, deliveries, duties, rights and liabilities of IFTC and Bank with respect to the Safekeeping Accounts shall be governed in all respects by the Sub-Custody Agreement, except as expressly provided otherwise in this Agreement.

2. SAFEKEEPING ACCOUNT. Pursuant to the applicable Custody Agreement, IFTC shall establish and maintain a Safekeeping Account at Bank for each Customer, and, pursuant to the Sub-Custody Agreement, Bank shall open, upon instruction from IFTC, such Safekeeping Account in the name of "Smith Barney Customer Funds for the benefit of [applicable Customer Name] (Customer Segregated Account)" for the Collateral, in accordance with the Rules and Regulations. In its custodial capacity, IFTC is limited to holding the Collateral in safekeeping for Customer pursuant to the Custody Agreement and dealing with it as herein expressed unless otherwise mutually agreed in writing. IFTC shall make or cause Bank to make purchases, sales, withdrawals and deliveries of securities held as Collateral only as Customer may direct, subject to the rights of Broker hereunder. IFTC is hereby authorized and directed to, and to cause Bank to:

         A. Collect income and principal on bearer securities in the Safekeeping Accounts;

         B. Dispose of the monies received from income collections, maturity, redemption, sale, or other disposition of the Assets pursuant to the terms hereof;

         C. Send daily confirmations of receipts and disbursements to Customer and to Broker;

         D. Provide monthly lists of Assets held in the Safekeeping Accounts to Customer and to Broker;

         E. On request, confirm to Broker and Customer all account charges and positions; and

         F. Provide Broker and Customer with prompt Written Notice, as hereinafter defined, of each transfer of Collateral into or out of the Safekeeping Account of such Customer.

Bank may hold Assets in the Safekeeping Account in bearer, nominee, book entry, or other form and in any depository or clearing corporation, with or without indicating that such Assets are held hereunder; provided, however, that all Assets held in the Safekeeping Account shall be identified on IFTC's and Bank's records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of Customer.

Pursuant to Section 1.20 of the Commodity Futures Trading Commission Regulations, IFTC and Bank hereby acknowledge that all Collateral is that of a "commodity or option" customer of Broker and is being separately accounted for and held as segregated and secured funds. Such Collateral will not be treated by IFTC or Bank as the funds or securities of any person other than Customer, and will not be used by IFTC or Bank in connection with the obligations of any person other than Customer. IFTC and Bank have no claim, and will assert no lien, right of set off or any other claim or interest in the Collateral, and will not use the Collateral to margin, collateralize, secure or to extend credit to Customer, to any of its affiliates, to Broker, to any of Broker's affiliates or to any other persons for such activities or otherwise. IFTC and Bank hereby agree that the books and records accounting for the Collateral may be examined by an authorized employee of the Commodity Futures Trading Commission.

3. DEPOSIT OF COLLATERAL. IFTC shall direct Bank to deposit, transfer and maintain assets specified by Customer by Written Notice as Collateral in the Safekeeping Account in an amount sufficient to provide such Margin as shall be required by the Rules and Regulations, and Bank shall provide Broker and IFTC with Written Notice of each such deposit. Customer may deposit amounts in excess of such requirements. The designation "Customer Funds" in the account title is intended to indicate the status of the Safekeeping Accounts under the Rules and Regulations; however, to the extent not inconsistent with such Rules and Regulations, the provisions of this Agreement shall be controlling as to the rights of the parties in the Collateral.

4. FORM OF COLLATERAL. The Collateral shall be in the form, as Customer elects, of cash, of eligible securities of the U.S. Government (valued at the current market value), other securities issued by United States issuers as Broker shall accept, or of a combination thereof. Customer may substitute U.S. Government securities of equal or greater value upon prior approval by Broker, which approval shall not be unreasonably withheld. Upon receipt of such substitute securities and Written Notice of Broker's approval, IFTC shall cause Bank to release from the Safekeeping Account cash or securities of an equal value, or such lesser amount as may be directed by Customer. Separate interest payments on the Collateral shall be automatically credited by IFTC in Federal Funds to demand deposit accounts designated in Written Notice from Customer on the date that such interest becomes due and received unless Notice of Default has been given to IFTC pursuant to Paragraph 7. Amounts due on Assets which mature or are redeemed will be credited to the applicable Safekeeping Account in Federal Funds on the date such amounts are received.

5. WITHDRAWALS. Withdrawals from the Safekeeping Account shall be effected upon receipt by Bank of Written Notice from Customer and Broker's prior written consent to such withdrawal. Broker shall, upon request of Customer, inform Customer of the amount of any excess Collateral in the Safekeeping Account.

6. VARIATION MARGIN. If additional Collateral is required by Broker due to variation in the value of one or more Contracts held in the trading account or otherwise pursuant to the Customer Agreement ("Variation Margin"):

         A. Broker shall give Customer Written Notice of such requirement and such Variation Margin shall be satisfied from any amounts currently credited to Customer's trading account, to the extent thereof.

         B. If the Variation Margin cannot be satisfied as set forth in Paragraph A, then Customer shall immediately transfer the Variation Margin to Broker and Broker shall give Customer prompt Written Notice of receipt.

         C. If the Variation margin is not satisfied as set forth in Paragraphs A or B, then, Broker may give notice to IFTC of the failure to deposit or pay such amount and the amount required, which notice shall state that all conditions precedent to Broker's right to receive Collateral have been satisfied. Immediately upon receipt of such notice, IFTC shall transfer Collateral of such specified amount from the Safekeeping Account to or for the account of Broker.


7. DEFAULT. If Customer has failed to deposit sufficient Collateral pursuant to Paragraph 3 hereof, or transfer the required Variation Margin pursuant to Paragraph 6.B hereof, Broker shall give Customer immediate Written Notice of such failure, specifying the amount of such default ("Notice of Default"). In the event that Broker gives Notice of Default to IFTC, Broker shall immediately give

Written Notice to Customer thereof and, without prejudice to any rights of Broker hereunder, IFTC shall give Written Notice to Customer of its receipt of, and the instructions, if any, contained in, such Notice of Default. The Notice of Default by Broker to IFTC shall certify that all conditions precedent to Broker's right to direct disposition of Collateral hereunder have been satisfied, and shall include instructions to IFTC to instruct Bank:

       A. To transfer specified eligible U.S. Government securities or other securities held as Collateral to Broker, in which event Broker shall have the right to sell or otherwise dispose of such securities in the principal market for such securities or, in the event such principal market is closed, in a manner commercially reasonable for such securities; provided, however, that Broker shall remit to Customer any proceeds of such sale or disposition in excess of the amount specified in the Notice of Default;

       B. To sell at the prevailing market price sufficient Collateral to provide for payment to Broker of the amount specified in the Notice of Default, in which event Bank shall give consideration to any timely request by Customer by Written Notice with respect to particular Collateral to be sold and shall sell any Collateral in the principal market therefor, or, in the event such principal market is closed, in a manner commercially reasonable for such Collateral; or

         C. With respect to cash Collateral, to immediately transfer cash in the amount specified in the Notice of Default from the Safekeeping Account to Broker.

IFTC shall cause Bank to retain in the Safekeeping Account any Collateral not transferred as set forth above, including any proceeds from the Bank's sale of Collateral in excess of the amount required. In no event shall IFTC or Bank be required to transfer any amount in excess of the value of the Collateral.

8. CREDITS TO CUSTOMER. Broker shall promptly credit to the trading account of Customer any Variation Margin resulting from the variation in value of one or more Contracts purchased or sold by Customer in accordance with the Rules and Regulations. Each business day such a credit is made, Broker shall transfer trading account balances of Customer in Federal Funds to IFTC, or to such other bank account in Customer's name as Customer shall direct. Amounts due to a Customer as a result of the variation in value of such Customer's short option positions shall be credited to Customer by reducing the amount of Collateral required to be maintained in the Safekeeping Account.


9.       LIMITATION OF LIABILITY.

         a. IFTC and Bank shall not be responsible or liable for, and Customer and Broker shall indemnify and hold IFTC and Bank harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by IFTC or Bank or for which IFTC or Bank may be held to be liable, arising out of or attributable to:

                  i. IFTC's or Bank's action or omission to act pursuant hereto; provided that IFTC or Bank have acted in good faith and with due diligence and reasonable care; and provided further, that IFTC shall not be liable for consequential, special, or punitive damages in any event.

             ii. IFTC's action or omission to act hereunder upon any Written Notice, instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed, including but not limited to instructions contained in a Notice of Default, it being expressly understood that IFTC and Bank shall have no duty to determine whether a default has, in fact, occurred, or any other duty of inquiry or verification with respect thereto.

                  iii. Customer's or Broker's refusal or failure to comply with the terms hereof (including without limitation failure to pay or reimburse IFTC or Bank and under
                           Section 9 hereof), Customer's or Broker's acts or omissions, negligence or willful misconduct, or the failure of any representation or warranty of Customer or Broker hereunder to be and remain true and correct in all respects at all times.

            iv. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

            v. The sufficiency or adequacy of the Collateral deposited hereunder from time to time, or compliance with any statute or regulation regarding the amount and form of Collateral, it being understood that IFTC and Bank shall have no duty to require any Assets to be delivered at any time, or the establishment or maintenance of margin credit, including but not limited to the Rules and Regulations, Regulations T or X of the Board of Governors of the Federal
                  Reserve System, or with any rules or regulations of the Options Clearing Corporation or the Securities and Exchange Commission.

         b. Broker shall not be responsible or liable for any loss incurred by any Customer by reason of IFTC's or Bank's negligence or willful misconduct in performing their duties under this Agreement.

10. NOTICE. All notices, instructions and communications shall be given by the most expeditious means possible and shall be deemed a valid "Written Notice" hereunder if delivered by hand, sent by registered or certified mail (return receipt requested), transmitted by telegraph, telex or telecopier (receipt confirmed) or given by telephone (promptly followed by written copy) and shall be deemed effective when given if given by telephone and when received by the addressee at the address set forth opposite its signature hereto or at such other address given by Written Notice if given in a manner other than by telephone.

11. FEES AND EXPENSES. Customer shall pay as compensation to IFTC for its services hereunder such amount as may be agreed to by Customer and IFTC from time to time in writing. Any and all expenses of establishing, maintaining, or terminating a Safekeeping Account shall be borne by the applicable Customer.

12. TERMINATION. As to each Safekeeping Account, this Agreement shall terminate:
(a) on the effective date of IFTC's or Bank's resignation or termination as custodian or sub-custodian (b) upon the consent by Written Notice of Customer and Broker, or (c) upon thirty (30) days prior written notice by IFTC and Bank to Broker and Customer. Upon any termination, all Assets in the Safekeeping Account shall be held by Bank pursuant to the Sub-Custody Agreement.

13. INDIVIDUAL CUSTOMERS. Each Customer shall be regarded for all purposes as a separate party apart from any other Customer and every reference to Customer shall be deemed a reference solely to the particular Customer to which a particular transaction under the Agreement relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Customer constitute a right, obligation or remedy applicable to any other Customer. The use of this single document to memorialize the separate agreement of each Customer is understood to be for clerical convenience only and shall not constitute any basis for joining Customers for any reason.

14.      MISCELLANEOUS.

         a. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York, without reference to the choice of laws principles thereof.

         b. All terms and provisions hereof shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         c. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and shall continue after and survive the expiration, termination or cancellation hereof.

         d. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     e. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder shall be effective unless contained in a written instrument signed by the party sought to be charged.

         f. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         g. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         h. If any provision hereof shall be determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof shall be considered severable and shall not be affected thereby, and every remaining provision hereof shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

         i. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

         j. Neither the execution nor performance hereof shall be deemed to create a partnership or joint venture by and among any of the parties hereto.

         k. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder shall not affect any rights or obligations of the other party hereunder.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on the date first above written.


                                        Bull & Bear Global Income Fund, Inc.:
                                        Bull & Bear Funds I, Inc.:
                                        Bull & Bear Funds II, Inc.:
                                        Bull & Bear U.S. Government
                                        Securities Fund, Inc.
                                        Bull & Bear Special Equities Fund, Inc.
                                        Bull & Bear Gold Investors Ltd.
                                        Bull & Bear Municipal Income Fund, Inc.
                                        Midas Fund, Inc.
                                        Rockwood Fund, Inc.



Bull & Bear                                              By:
11 Hanover Square, 11th Floor                            Title:
New York, NY 10005
Attn: Heidi Keating



Smith Barney, Inc.                                        SMITH BARNEY, INC.
388 Greenwich Street                                      By:
New York, NY 10013                                        Title:
Attn: Michael Schaefer



127 West 10th Street                           INVESTORS FIDUCIARY TRUST COMPANY
Kansas City, MO 64105                          By:
Attn: Custody Department                       Title:




1776 Heritage Drive                          STATE STREET BANK AND TRUST COMPANY
North Quincy, MA 02171                       By:
Attn: Securities Services Division           Title:

                                   SCHEDULE A
                                LIST OF CUSTOMERS

Portfolios of Customer under the Segregated Account Procedural and Safekeeping Agreement with Smith Barney, Inc. ("Broker").


  CUSTOMER AND PORTFOLIO NAME                                 TAX ID NUMBER
  ---------------------------                             ---------------------
Bull & Bear Funds I, Inc.:
  Bull & Bear U.S. and Overseas Fund                             13-3368373
Bull & Bear Funds II, Inc.:
  Bull & Bear Dollar Reserves                                    13-6900645
Bull & Bear U.S. Government Securities Fund, Inc.                13-3907058
Bull & Bear Special Equities Fund, Inc.                          13-3343918
Bull & Bear Gold Investors Ltd.                                  13-6059519
Bull & Bear Municipal Income Fund, Inc.                          13-3196171
Midas Fund, Inc.                                                 41-1536110
Rockwood Fund, Inc.                                              82-0395554
Bull & Bear Global Income Fund, Inc.                             13-3926714


Customer is a series investment company currently consisting of the Portfolios set forth above. For purposes of the Segregated Account Procedural and Safekeeping Agreement, each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Customer shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

Customer may add additional Portfolios to the Segregated Account Procedural and Safekeeping Agreement from time to time by written notice to the other parties, provided that IFTC consents to such addition. Rates or charges for each additional Portfolio shall be as agreed upon by IFTC and Customer in writing.







[DESCRIPTION]            Custodial Account and IRA Disclosure Statement



                         Investor Service Center, Inc.
                        Toll-free 1-888-503-FUND (3863)


--------------------------------------------------------------------------------


                              IRA Information Kit
                   Regular o Rollover o Roth o SEP o SAR-SEP

                               Table of Contents

Questions and Answers about IRAs...........................................  1
How to Get Started.........................................................  3
Application for Regular, Rollover
and Roth IRAs, SEPs, and SAR-SEPs..........................................  5
IRA Transfer, Direct Rollover & Conversion Form............................  7
Authorization to Add or Convert to a Roth IRA or Other IRA.................  9
Disclosure Statement....................................................... 11
Account Custodial Agreement................................................ 23

                        Questions and Answers about IRAs

What's new in the world of IRAs?
    An Individual Retirement Account ("IRA") has always provided an attractive means to save money for the future on a tax-advantaged basis. Recent changes to Federal tax law have now made the IRA an even more flexible investment and savings vehicle. Among the new changes is the creation of the Roth Individual Retirement Account ("Roth IRA"), which is available for use after January 1, 1998. Under a Roth IRA, the earnings and interest on an individual's nondeductible contributions grow without being taxed, and distributions may be tax-free under certain circumstances. Most taxpayers (except for those with very high income levels) will be eligible to contribute to a Roth IRA. A Roth IRA can be used instead of a Regular IRA, to replace an existing Regular IRA, or complement a Regular IRA you wish to continue maintaining.
    Taxpayers with adjusted gross income of up to $100,000 are eligible to convert existing IRAs into Roth IRAs. The details on conversion are found in the description of Roth IRAs in this Kit.
    Congress has also made significant changes to Regular IRAs. First, Congress increased the income levels at which IRA holders who participate in employer-sponsored retirement plans can make deductible Regular IRA contributions. Also, the rules for deductible contributions by an IRA holder whose spouse is a participant in an employer-sponsored retirement plan have been liberalized. Second, the 10% penalty tax for premature withdrawals (before age 59 1/2) will no longer apply in the case of withdrawals to pay certain higher education expenses or certain first-time homebuyer expenses.

What's in this Kit?
    In this Kit you will find detailed information about Roth IRAs and about the changes that have been made to Regular IRAs. You will also find all you need to establish and maintain a Regular, Roth IRA, SEP IRA, SAR-SEP IRA, or to convert all or part of an existing Regular IRA to a Roth IRA.
    The beginning of this Kit contains the instructions and forms you will need to open a new Regular or Roth IRA, to transfer from another IRA to an Investor Service Center IRA, or to convert a Regular IRA to a Roth IRA.
    The next section of this Kit contains our IRA Disclosure Statement. The Disclosure Statement is divided into three parts:
o Part One describes the basic rules and benefits which are specifically applicable to your Regular IRA.
o Part Two describes the basic rules and benefits which are specifically applicable to your Roth IRA. o Part Three describe rules and information applicable to all IRAs.

    The last section of this Kit contains the IRA Custodial Agreement. The Custodial Agreement is also divided into three parts:
o    Part One contains provisions specifically applicable to Regular IRAs.
o    Part Two contains provisions specifically applicable to Roth IRAs.
o    Part Three contains provisions applicable to all IRAs (Regular and Roth).


What's the difference between a Regular IRA and a Roth IRA?
    With a Regular IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59 1/2 are assessed a 10%
penalty in addition to income tax, unless an exception applies.
    With a Roth IRA, the contribution limits are essentially the same as Regular IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth IRA: there is no income tax on qualified withdrawals from your Roth IRA. Additionally, unlike a Regular IRA, there is no prohibition on making contributions to Roth IRAs after turning age 70 1/2, and there's no requirement that you begin making minimum withdrawals at that age.
    The following chart highlights some of the major differences between a Regular IRA and a Roth IRA:


Characteristics          Regular IRA                                   Roth IRA
---------------          ----------------------------------            -----------------------------------
Eligibility              o Individuals (and their spouses)             o Individuals (and their spouses) who receive
                           who receive compensation                      compensation
                         o Individuals age 70 1/2 and over             o Individuals age 70 1/2 and over may
                           may contribute                                contribute

Tax Treatment of
Contributions            o Subject to limitations, contributions       o No deduction permitted for amounts
                           are deductible                                contributed

Contribution of Limits   o Individuals  may  contribute up             o Individuals may generally
                           to $2000 annually (or 100% of                 contribute  up to $2000  (or 100% of
                           compensation,  if less)                       compensation,  if less)

                         o Deductibility depends on income level       o Ability to contribute phases out at income
                           for individuals who are active participants   levels of $95,000 to $110,000(individual
                           in an employer-sponsored retirement plan      taxpayer) and $150,000 to $160,000
                                                                         (married taxpayers)

                                                                       o Overall limit for contributions to  all IRAs
                                                                         (Regular and Roth combined) is $2,000
                                                                          annually (or 100% of compensation, if less)


Earnings                 o Capital appreciation and dividends are not  o Capital appreciation and dividends are not
                           taxed in your IRA                             taxed in your IRA

Rollover/Conversions     o Individual  may  rollover tax free to       o Rollovers from other Roth IRA's or Regular
                           Regular IRA amounts held in                   IRA's only
                           employer-sponsored retirement
                           arrangements  (401(k), SEP IRA, etc.)       o Amounts rolled over (or converted) from
                                                                         another Regular IRA are subject to
                                                                         income tax in the year rolled over or converted

                                                                       o Tax on amounts rolled over or converted in 1998
                                                                         is spread over four year period (1998-2001)

Withdrawals              o Total (contributions + earnings)            o Not taxable as long as a qualified distribution
                           taxable  as income in year withdrawn          - generally, account open for 5 years, and age 59 1/2
                           (except for any prior non-deductible
                           contributions)

                         o Minimum withdrawals must begin after        o Minimum withdrawals not required after
                           age 70 1/2                                    age 70 1/2

Is a Roth or a Regular IRA right for me?
    We cannot act as your legal or tax advisor and so we cannot tell you which kind of IRA is right for you. The information contained in this Kit is intended to provide you with the basic information and material you will need if you decide whether a Regular or Roth IRA is better for you, or if you want to convert an existing Regular IRA to a Roth IRA. We suggest that you consult with your accountant, lawyer or other tax advisor, or with a qualified financial planner, to determine whether you should open a Regular or Roth IRA or convert any or all of an existing Regular IRA to a Roth IRA. Your tax advisor can also advise you as to the state tax consequences that may affect whether a Regular or Roth IRA is right for you.

What about SEP IRAs and SAR-SEP IRAs?
    The Investor Service Center Regular IRA may be used in connection with a simplified employee pension (SEP) or SEP Employer Salary Reduction (SAR-SEP) plan maintained by your employer. To establish a Regular IRA as part of your Employer's SEP plan, complete the IRA Application for a Regular IRA, indicating in the proper box that the IRA is part of a SEP plan. A Roth IRA should not be used in connection with a SEP plan.

 What are the legal matters applicable to this Kit?
    The Disclosure Statement in this Kit provides you with the basic information that you should know about Investor Service Center Regular IRAs and Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRAs and the benefits and features offered through each type of IRA. However, the Application and the Custodial Agreement are the primary documents controlling the terms and conditions of your personal Investor Service Center Regular or Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.
     Read carefully the applicable sections of the IRA Disclosure Statement contained in this Kit, the Regular or Roth Individual Retirement Custodial Account document (as applicable), the IRA Application, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer or other tax adviser if you have any questions about how opening a Regular IRA or Roth IRA will affect your financial and tax situation. To establish more than one type of IRA, make a copy of the enclosed IRA Application for each type of IRA you wish to open.
     "You" or "your" when used throughout this Kit refer to the person for whom the Investor Service Center Regular or Roth IRA is established. A "Roth IRA" is either an Investor Service Center Roth IRA or any Roth IRA established by any other financial institution. A "Regular IRA" is any non-Roth IRA offered by Investor Service Center or any other financial institution.
     The minimum investment to establish an Investor Service Center IRA or other retirement plan is $1,000. Minimum subsequent investments are $100. The initial investment minimums are waived if you elect to invest $100 or more each month in the Fund through the Investor Service Center Automatic Investment Program - see
Part 3 of the IRA Application. There are no set up fees for any Investor Service Center Retirement Plans. Subject to change on 30 days' notice, the plan custodian charges Investor Service Center IRAs a $10 annual fiduciary fee, $10 for each distribution prior to age 59 1/2, and a $20 plan termination fee; however, the annual fiduciary fee is waived if your IRA has assets of $10,000 or more or if you invest regularly through the Investor Service Center Automatic Investment Program.

               More questions? Call toll-free 1-888-503-FUND(3863)

How to Get Started


To complete the IRA Applications,  please read the following.  Questions? Please
call   1-888-503-FUND   (3863)   to  speak  to  an   Investor   Service   Center
Representative.

1. Print the registration information where requested in Part 1.

2. Check the circle in Part 2 to specify the fund investment and the type of IRA you are opening.

o If making the initial investment with a contribution, enclose a check drawn to the order of Investor Service Center in the amount of the contribution. Be sure to indicate whether this is a contribution for last year or for the current year. Third party checks cannot be accepted.

o If this is a Direct Transfer from another IRA custodian or trustee, check the appropriate circle to indicate whether IRA assets were originally from a Regular IRA to which you have made annual contributions, or originally from a Rollover IRA that contains only assets from a qualified plan or 403(b) arrangement. Also, complete and sign the IRA Transfer, Direct Rollover & Conversion form.

o If this is a Direct Rollover from an employer sponsored qualified plan or 403(b) arrangement, check the appropriate circle. Complete and sign the IRA Transfer, Direct Rollover & Conversion Form.

o If applicable, check the circle for a 60-Day Rollover. A 60-Day Rollover is one where your IRA assets with another custodian were wholly distributed to you and within 60 days you are rolling the assets over to an Investor Service Center IRA.

o For a Roth IRA, check the circle in Part 2 to specify the type of Roth IRA you are opening and provide the requested information.

o If this is a Roth IRA to which you expect to make contributions each year, enclose a check drawn to the order of Investor Service Center in the amount of your first contribution. Third party checks cannot be accepted. Only annual contributions may be accepted in a Roth Contribution IRA. Roth IRAs became available only starting January 1, 1998, so you cannot make a contribution for tax year 1997.

o If you are converting an existing Investor Service Center Regular IRA to a Roth IRA, check the appropriate circle. Complete and attach the IRA Transfer, Direct Rollover and Conversion form and indicate your current IRA account number and how much you are converting. Conversion of an existing Regular IRA will result in inclusion of taxable amounts in the existing Regular IRA on your income tax return. Note: If a conversion, rollover or transfer from a Regular IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may never be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

o If you want to convert your existing Regular IRA with Investor Service Center or with another custodian or trustee, check the appropriate circle. A rollover or transfer from an existing Regular IRA to a Roth IRA means that the taxable amount in the existing Regular IRA will be treated as additional income on your income tax return.

o If you are making a Direct Transfer from another Roth IRA with a different trustee or custodian or a 60-Day Rollover, check the appropriate circle. Put the requested information where indicated.

o For an IRA that will be used to receive employer contributions under an employer's simplified employee pension (or "SEP") plan or under a grandfathered salary reduction SEP plan (or "SAR-SEP"), check the appropriate circle in Part 2.

3. To take advantage of regular monthly investing, complete Part 3.

4.  In  Part  4,  indicate   your  Primary   Beneficiary(ies)   and   Contingent
Beneficiary(ies). Spousal consent is required if a beneficiary is other than your spouse.

5. Sign and date the IRA Application in Part 5 at the end. If the Depositor is a minor under the laws of the Depositor's state of residence, a parent or guardian must sign the Adoption Agreement. Until the Depositor reaches the age of majority, the parent or guardian will exercise the powers and duties of the Depositor. (If guardian, provide copy of letters of appointment.)

    If you are transferring assets or rolling over from an existing IRA to this IRA, or converting a Regular IRA to a Roth IRA, please be sure to complete and attach the IRA Transfer, Direct Rollover & Conversion form.

Send your completed forms and checks to: Investor Service Center, Inc., P.O. Box 419789, Kansas City MO 64141-6789

IRA APPLICATION

Use this IRA Application to open a new IRA, Rollover IRA, Roth IRA, Roth Conversion IRA, SEP IRA, and/or SAR-SEP IRA. To open a SIMPLE IRA or Education IRA, call 1-888-503-FUND (3863). To establish more than one type of IRA, make a copy of this IRA Application for each type of IRA you wish to open. Return the completed IRA Application(s) in the enclosed envelope or mail to: Investor Service Center, Box 419789, Kansas City, MO 64141-6789.

1. Registration If you need assistance in completing this IRA Application, please call 1-888-503-FUND (3863).

First Name    Middle Initial   Last Name       Social Security Number (required)

Mailing Address (Street and Apartment Number or Box Number)

                    City and State                  Zip

 Birth Date (Month, Day, Year)

  Home Telephone Number            Work Telephone Number         E-mail Address

Legal Residential Address (if different from Mailing Address)

               City and State                   Zip

2. Initial Investment ($1,000 Minimum) Note: Minimums are waived for participants in the Investor
Service Center Bank Transfer Plan (see Section 3). If you are transferring or converting an existing IRA, please enclose the "Authorization for IRA Transfer, Direct Rollover & Conversion" form.

Check the Fund you are investing in.
o   Midas Fund
o   Rockwood Fund
o   Bull & Bear Dollar Reserves
o   Bull & Bear Special Equities Fund
o   Bull & Bear U.S. and Overseas Fund
o   Bull & Bear Gold Investors
---------------------------------------------------------------
Regular IRA

o Deductible or non-deductible contribution for tax year 199(     )
o Direct Transfer* from an existing      o Regular IRA    o Rollover IRA**
o Direct Rollover from an employer-sponsored plan*
o 60-Day Rollover from an existing       o Regular IRA    o Rollover IRA**
                                                              Amount: $
---------------------------------------------------------------
Roth Contribution IRA (Only annual contributions may be accepted in a Roth Contribution IRA.)

o Non-deductible contribution for tax year 199(     )
o Direct  Transfer from Roth  Contribution  IRA,  established on _____________*
o 60-Day Rollover from Roth Contribution IRA, established on     _____________
                                                      Amount: $
---------------------------------------------------------------
Roth Conversion IRA

o Convert my existing Investor Service Center Regular IRA to a Roth
  Conversion IRA*
o Convert my existing Regular IRA with another custodian to an Investor
  Service Center Roth Conversion IRA*
o Direct Transfer from existing Roth Conversion IRA, established on __________*
o 60-Day Rollover from existing Roth Conversion IRA, established on __________
                                                               Amount: $
---------------------------------------------------------------
SEP IRA

o SEP Employer (or self employed) contribution
o Direct Transfer from existing SEP IRA*
o 60-Day Rollover from a SEP IRA                              Amount: $
---------------------------------------------------------------
SAR-SEP IRA plan established before 1997

o SEP Employee  Salary  Reduction
o Direct  Transfer  from existing  SAR-SEP IRA*
o 60-Day Rollover from a SAR-SEP IRA                          Amount: $


  * Complete and enclose IRA Transfer, Direct Rollover & Conversion Form.
** A Rollover IRA is an IRA originally set up with a distribution from an employer-sponsored program.

3. Investor Service Center Bank Transfer Plan Lets you automatically purchase shares of the Investor Service Center mutual fund you specify each month by transferring the dollar amount you specify from your bank account. Please attach a voided check to this IRA Application showing the bank name, address, and account number.

From my bank account, please invest automatically on the t10th t15th t20th day of each month the following amount into my Investor Service Center IRA.
                                            Amount: $
----------------------------------------------------------------------
Fund Name*                                           $100 Minimum
*If no Investor Service Center mutual fund is specified, the investment will be made in the money market fund, Bull & Bear Dollar Reserves.

4. IRA Beneficiary Designation "I hereby designate each person named below as a beneficiary of my IRA in the manner set forth below." If designating beneficiaries other than a spouse please obtain the spouse's consent. "I consent to (1) the naming of another person as primary beneficiary to receive more than half of this IRA's assets, and/or (2) the naming of myself as primary beneficiary and others as contingent beneficiaries. I give any interest in these assets to my spouse, to the extent necessary to accomplish each beneficiary designation made below."

------------------------------------------------------------------
Spouse's Signature                                      Date

Primary Beneficiary(ies):
First Name  Middle Initial  Last Name   Share %*   Birth Date (Month, Day, Year)

Relationship

First Name  Middle Initial  Last Name   Share %*   Birth Date (Month, Day, Year)

Relationship

*Shares for all primary beneficiaries combined must add up to 100%. Please do not indicate fractional percentages. "If more than one person is named and no percentages are indicated, payment shall be made in equal shares to my primary beneficiary(ies) who survive me. If a percentage is indicated and a primary beneficiary does not survive me, the percentage of that beneficiary's designated share shall be divided equally among the surviving primary beneficiary(ies). If no primary beneficiary is living at the time of my death, I hereby specify that the balance be distributed in the same manner to my contingent beneficiary(ies) listed below."

Contingent Beneficiary(ies):

First Name  Middle Initial  Last Name  Share %*   Birth Date (Month, Day, Year)

Relationship

First Name  Middle Initial  Last Name  Share %*   Birth Date (Month, Day, Year)

Relationship

*Shares for all contingent beneficiaries combined must add up to 100%. Please do not indicate fractional percentages. Note: If beneficiary is a trust, please indicate the trust's name and address, the date of the trust, and the name(s)
of the trustee(s). "I understand that if I choose not to designate any beneficiary, my beneficiary will be my estate. I am aware that this beneficiary designation will remain in effect until I deliver to Investor Service Center another beneficiary designation with a later date."

5. Signature Please sign and date below.

" I hereby adopt the Investor Service Center IRA Custodial Agreement and Disclosure Statement as may be amended from time to time (the Investor Service Center IRA") and hereby appoint the Custodian named therein, as may be designated or redesignated from time to time (the "Custodian"). I have received and read the prospectus(es) of the Fund(s) in which I am investing and the Investor Service Center IRA Agreement. I agree that none of the Custodian, Investor Service Center, Inc. ("ISC") nor the Fund(s) will be liable for acting in good faith upon instructions it receives and believes genuine under reasonable procedures designed to prevent unauthorized transactions. I understand all telephone conversations with ISC representatives are recorded and hereby consent to such recording. If I am opening this IRA with a distribution from an employer-sponsored retirement plan, I certify that such distribution qualifies for rollover treatment and irrevocably elect to treat it as a Rollover contribution. I understand the annual IRA fiduciary fee of $10, pre-age 591/2 distribution fee of $10, and plan termination fee of $20 per IRA may be separately billed or collected by redeeming sufficient shares from my account. ISC or the Custodian may change this fee schedule from time to time, as provided in the Investor Service Center IRA. By signing below, I hereby consent to the terms of the Investor Service Center IRA and to the beneficiary(ies) I have designated above."

My Signature  (If a minor, parent or guardian must sign)              Date

             THANK YOU FOR INVESTING WITH INVESTOR SERVICE CENTER!
Investors Fiduciary Trust Company will accept appointment as Custodian of the Depositor's Account, which becomes binding upon the Custodian when the Depositor receives a confirmation of the purchase of the Fund shares indicated above. The confirmation also will serve as notification of Investors Fiduciary Trust Company's acceptance of appointment as Custodian of the Depositor's Account.

Investors Fiduciary Trust Company, Custodian
Signature

IRA TRANSFER, DIRECT ROLLOVER & CONVERSION FORM

Use this form to transfer an IRA with another custodian to Investor Service Center, to make a direct rollover from a qualified retirement plan or 403(b) to an Investor Service Center IRA, or to convert a Regular IRA to an Investor Service Center Roth IRA. Make sure you attach a copy of your existing IRA account statement and an Investor Service Center IRA Application and/or Authorization to Add an IRA form if you do not have an existing Investor Service Center IRA of the type necessary to receive the assets. Return this completed Form in the enclosed envelope or mail to: Investor Service Center, Box 419789, Kansas City, MO 64141-6789.

1. Registration If you need assistance in completing this Form, please call 1-888-503-FUND (3863).

First Name       Middle Initial                        Last Name

Mailing Address (Street and Apartment Number or Box Number)
              City and State                          Zip

Social Security Number (required)              Birth Date (Month, Day, Year)

      Home Telephone Number                    Work Telephone Number

2. Tell Us About Your Existing IRA Please attach a recent IRA account statement or provide the information requested below. If you do not have an existing Investor Service Center IRA of the type receiving the IRA assets, please also attach an Investor Service Center IRA Application and/or Authorization to Add an IRA.

Type of Account: o Regular IRA  o Rollover IRA (if transferring funds originally in an employer-sponsored plan)
                 o Roth Contribution IRA o Roth Conversion IRA  o  SEP-IRA
                 o SAR-SEP  IRA(for  plans  established  prior to  1997)

Where It Is  Currently Located:

Name of Current Custodian

Address of Current Custodian           City and State                  Zip

Name and Telephone Number of Current Custodian or Service Organization

How It Is Currently Invested:

Mutual Fund or Bank Name      Account Number

 CD Date of Maturity (Month, Day, Year)+                 Other(Specify)

+ If you liquidate a CD prior to maturity, you may incur a penalty. Send us this IRA Transfer Form at least three weeks prior to the CD's maturity.
If your CD matures in less than three weeks, call 1-888-503-FUND (3863) for procedures.

3. Tell Us How to Invest Your Transfer Proceeds Please check one of the following:
o I am opening a new Investor Service Center IRA. Attached is my completed IRA Application and/or Authorization to Add an IRA.
o I already have an Investor Service Center IRA of the type necessary to receive the assets:

Investor Service Center IRA Account Number

Important Note: If Rollover and Regular IRA assets are combined in the same account you will forfeit the right to roll over your Rollover IRA to another qualified plan in the future, which may have tax implications.

4. Authorization to Transfer Your IRA to Investor Service Center

Please transfer-in-kind or withdraw assets from my existing account in the following manner:

A) o Liquidate o all o part $ ________________ of the account listed in Section 2 and transfer any proceeds to my Investor Service Center IRA o immediately
 o at maturity.

B) o Transfer-in-kind my Investor Service Center Fund shares held in the account listed in Section 2 above to my Investor Service Center IRA.

     I have received and read the prospectus for the Fund(s) in which I am investing. If I am over 701/2, I attest that none of the amount to be transferred will include the required minimum distribution for the current year pursuant to Section 401(a)(9) of the Internal Revenue Code. I certify to the present IRA custodian or trustee that the undersigned has established a successor Individual Retirement Custodial Account meeting the requirements of Internal Revenue Code Section 408(a) or 408A (as the case may be) to which assets will be transferred, and certifies to Investors Fiduciary Trust Company that the IRA from which assets are being transferred meets the requirements of Internal Revenue Code Section 408(a) or 408A (as the case may be).

 Signature                                                     Date

SIGNATURE GUARANTEE (only if required by current custodian or trustee)

 Name of Bank or Dealer Firm

 Signature of Officer and Title

Investors Fiduciary Trust Company will accept appointment as Custodian of the Depositor's Account, which becomes binding upon the Custodian when the Depositor receives a confirmation of the purchase of the Fund shares indicated above. The confirmation also will serve as notification of Investors Fiduciary Trust Company's acceptance of appointment as Custodian of the Depositor's Account.

Investors Fiduciary Trust Company, Custodian
Signature

AUTHORIZATION  TO ADD AN IRA

If you already have one type of IRA with Investor Service Center, you can use this form to open another type of IRA with Investor Service Center. For example, if you already have a deductible-type Regular IRA with Investor Service Center, use this form to establish a new Roth-type IRA with Investor Service Center. If you want to establish more than one additional type, i.e., a Roth and a SEP-IRA, make a copy of this form, and return one completed copy for each additional type of IRA you wish to open. Return this completed Authorization in the enclosed envelope or mail to: Investor Service Center, Box 419789, Kansas City, MO 64141-6789.

1. Request for an Additional IRA Do not use this form to open a SIMPLE IRA. To open a SIMPLE IRA, for information on how to make future changes to your IRA, or if you need assistance in completing this form, please call 1-888-503-FUND
(3863).

Please open an additional Individual Retirement Account (IRA) for which I authorize the identical account, address, accountholder birthdate, social security number, and beneficiary information as given for the existing account listed below. I direct that the initial investment indicated below be made with the same mutual fund(s) (and if more than one fund, in the same percentage allocation) as is the IRA account number listed below, unless I have checked the following box o, in which case 100% should be invested in the following mutual fund: ______________.

Existing Account Information:

Existing IRA Account Number     Social Security Number         Day Telephone #
----------------------------------------------------------------------
2.  Initial   Investment   ($1,000  Minimum)  Note:   Minimums  are  waived  for
participants in the Investor
Service Center Bank Transfer Plan (see Section 3). If you are transferring or converting an existing IRA, please enclose the "Authorization for IRA Transfer, Direct Rollover & Conversion" form.
--------------------------------------------
Regular IRA

o Deductible or non-deductible contribution for tax year 199(     )
o Direct Transfer* from an existing          o Regular IRA   o Rollover IRA**
o Direct Rollover from an employer-sponsored plan*
o 60-Day Rollover from an existing           o Regular IRA   o Rollover IRA**
                                                           Amount: $
--------------------------------------------
Roth Contribution IRA (Only annual contributions may be accepted in a Roth Contribution IRA.)

o Non-deductible contribution for tax year 199(     )
o Direct  Transfer from Roth  Contribution  IRA,  established on  ____________*
o 60-Day Rollover from Roth Contribution IRA, established on    ______________
                                                            Amount: $
---------------------------------------------
Roth Conversion IRA

o Convert my existing Investor Service Center Regular IRA
  to a Roth Conversion IRA*
o Convert my existing Regular IRA with another custodian to an Investor
  Service Center Roth Conversion IRA*
o Direct Transfer from existing Roth Conversion IRA, established on___________*
o 60-Day Rollover from existing Roth Conversion IRA, established on__________
                                                             Amount: $
----------------------------------------------
SEP IRA

o SEP Employer (or self employed) contribution
o Direct Transfer from existing SEP IRA*
o 60-Day Rollover from a SEP IRA                              Amount: $
----------------------------------------------
SAR-SEP IRA plan established before 1997

oSEP Employee  Salary  Reduction
o Direct  Transfer  from existing  SAR-SEP IRA*
o 60-Day Rollover from a SAR-SEP IRA                          Amount: $
-----------------------------------------------
* Complete and enclose IRA Transfer, Direct Rollover & Conversion Form.
** A Rollover IRA is an IRA originally set up with a distribution from an employer-sponsored program.

3. Investor Service Center Bank Transfer Plan Lets you automatically purchase shares of the Investor Service Center mutual fund you specify each month by transferring the dollar amount you specify from your bank account. Please attach a voided check to this IRA Application showing the bank name, address, and account number.

From my bank account, please invest automatically on the o10th o15th o20th day of each month the following amount into my Investor Service Center IRA.
                                 Amount: $
-----------------------------------------------------------------
Fund Name*                                        $100 Minimum

*If no Investor Service Center mutual fund is specified, the investment will be made in the money market fund, Bull & Bear Dollar Reserves.

4. Signature Please sign and date below.

" I hereby adopt the Investor Service Center IRA Custodial Agreement and Disclosure Statement as may be amended from time to time (the "Investor Service Center IRA") and hereby appoint the Custodian named therein, as may be designated or redesignated from time to time (the "Custodian"). I have received and read the prospectus(es) of the Fund(s) in which I am investing and the Investor Service Center IRA Agreement. I agree that none of the Custodian, Investor Service Center, Inc. ("ISC") nor the Fund(s) will be liable for acting in good faith upon instructions it receives and believes genuine under reasonable procedures designed to prevent unauthorized transactions. I understand all telephone conversations with ISC representatives are recorded and hereby consent to such recording. If I am opening this IRA with a distribution from an employer-sponsored retirement plan, I certify that such distribution qualifies for rollover treatment and irrevocably elect to treat it as a Rollover contribution. I understand the annual IRA fiduciary fee of $10, pre-age 591/2 distribution fee of $10, and plan termination fee of $20 per IRA may be separately billed or collected by redeeming sufficient shares from my account. ISC or the Custodian may change this fee schedule from time to time, as provided in the Investor Service Center IRA. By signing below, I hereby consent to the terms of the Investor Service Center IRA and to the beneficiary(ies) I have designated above."
----------------------------------------------------
My Signature                                   Date



If the Depositor is a minor under the laws of the Depositor's state of residence, a parent or guardian must sign the Adoption Agreement. Until the Depositor reaches the age of majority, the parent or guardian will exercise the powers and duties of the Depositor. (If guardian, provide copy of letters of appointment )

Signature of Parent or Guardian                                     Date


Investors Fiduciary Trust Company will accept appointment as Custodian of the Depositor's Account, which becomes binding upon the Custodian when the Depositor receives a confirmation of the purchase of the Fund shares indicated above. The confirmation also will serve as notification of Investors Fiduciary Trust Company's acceptance of appointment as Custodian of the Depositor's Account.

Investors Fiduciary Trust Company, Custodian
Signature

                              Disclosure Statement

                     Part One: Description of Regular IRAs

INTRODUCTION

     Part One of the Disclosure Statement describes the rules applicable to Regular IRAs beginning January 1, 1998. IRAs described in these pages are called "Regular IRAs" to distinguish them from the new "Roth IRAs" first available starting in 1998. Roth IRAs are described in Part Two of this Disclosure Statement.
     For Regular IRA contributions for 1997 (including contributions made up to April 15, 1998 but designated as contributions for 1997), there are different rules for determining the deductibility of your contribution on your federal tax return. For contributions for 1997, the "active participant" limits on deductibility (described below) apply if either spouse is an active participant in an employer-sponsored plan. Also, the adjusted gross income ("AGI") levels for partially deductible or nondeductible Regular IRA contributions (described below) are lower for 1997 ($25,000 for single taxpayers, with no deduction if your AGI is above $35,000; $40,000 for married taxpayers filing jointly, with no deduction if your AGI is above $50,000). Also, the exceptions to the 10% early withdrawal penalty for withdrawals to pay certain higher education or first-time homebuyer expenses do not apply to withdrawals in 1997.
     This Part One of the Disclosure Statement describes Regular IRAs. It does not describe Roth IRAs, a new type of IRA available starting in 1998.
Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement to learn more about Roth IRAs.
     Regular IRAs described in this Disclosure Statement may be used as part of a simplified employee pension (SEP) plan maintained by your employer. Under a SEP your employer may make contributions to your Regular IRA, and these contributions may exceed the normal limits on Regular IRA contributions. This Disclosure Statement does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employers provide special explanatory materials for accounts established as part of a SIMPLE IRA program. Regular IRAs may be used in connection with a SIMPLE IRA program, but for the first two years of participation a special SIMPLE IRA (not a Regular IRA) is required.

YOUR REGULAR IRA

     This Part One contains information about your Regular Individual Retirement Custodial Account with Investor Service Center. A Regular IRA gives you several tax benefits. Earnings on the assets held in your Regular IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Regular IRA contribution on your federal income tax return. State income tax treatment of your Regular IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.
     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Regular IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.

ELIGIBILITY

What are the eligibility requirements for a Regular IRA?
    You are eligible to establish and contribute to a Regular IRA for a year if:

o You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.
o    You did not reach age 70 1/2 during the year.

Can I contribute to a Regular IRA for my Spouse?
     For each year before the year when your spouse attains age 70 1/2, you can contribute to a separate Regular IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Regular IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Regular IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

When can I make contributions to a Regular IRA?
     You may make a contribution to your existing Regular IRA or establish a new Regular IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How much can I contribute to my Regular IRA?
     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.
     If you and your spouse have spousal Regular IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Regular IRA is $2,000 for the year.

     If you (or your spouse) establish a new Roth IRA and make contributions to both your Regular IRA and a Roth IRA, the combined limit on contributions to both your (or your spouse's) Regular IRA and Roth IRA for a single calendar year is $2,000.

How do I know if my contribution is tax deductible?
     The deductibility of your contribution depends upon whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Regular IRA is deductible.
     If you are an active participant in an employer-sponsored plan, your Regular IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see below). Similarly, the deductibility of a contribution to a Regular IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Regular IRA will be deductible. If your spouse is an active participant, the Regular IRA contribution will be completely, partly or not deductible depending upon your combined income.
     An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Regular IRA will be only partly deductible at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

How do I determine my or my spouse's "active participant" status?
     Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.
     In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Regular IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

What are the deduction restrictions for active participants?
     If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Regular IRA (or your spouse's Regular
IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income ("AGI"). If AGI is any amount up to the lower limit, the contribution is deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.

                         FOR ACTIVE PARTICIPANTS - 1998

If You Are Single           If You Are Married           Then Your Regular IRA
                            Filing Jointly                  Contribution Is
------------------          ------------------           ---------------------
Up to Lower Limit            Up toLower Limit               Fully Deductible
($30,000 for 1998)          ($50,000 for 1998)

More than Lower Limit        More than Lower Limit          Partly Deductible
but less than                but less than
Upper Limit ($40,000         Upper Limit ($60,000
for 1998)                    for 1998)

Upper Limit or more          Upper Limit or more             Not Deductible

                     TABLE OF FUTURE LOWER AND UPPER LIMITS

The Lower Limit and the Upper Limit will change for 1999 and later years, as shown in the following table. Substitute the correct Lower Limit and Upper Limit in the table above to determine deductibility in any particular year. (Note: if you are married but filing separate returns, your Lower Limit is always zero and your Upper Limit is always $10,000).

YEAR                      SINGLE                    MARRIED FILING JOINTLY
-----               --------------------------     ---------------------------
                    Lower Limit    Upper Limit     Lower Limit    Upper Limit

1999                 $31,000        $41,000          $51,000        $61,000
2000                 $32,000        $42,000          $52,000        $62,000
2001                 $33,000        $43,000          $53,000        $63,000
2002                 $34,000        $44,000          $54,000        $64,000
2003                 $40,000        $50,000          $60,000        $70,000
2004                 $45,000        $55,000          $65,000        $75,000
2005                 $50,000        $60,000          $70,000        $80,000
2006                 $50,000        $60,000          $75,000        $85,000
2007 and later       $50,000        $60,000          $80,000        $100,000

How do I calculate my deduction if I fall in the "partly deductible" range?
     If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit (for 1998: $30,000 if single, or $50,000 if married filing jointly). The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Subtract this from your contribution and then round down to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.
     For example, assume that you make a $2,000 contribution to your Regular IRA in 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

1.   The amount by which your AGI exceeds the lower limit of the partly
     deductible range:    ($57,555 _ $50,000) = $7,555

2.   Divide this by $10,000:                $7,555     =  0.7555
                           $10,000

3. Multiply this by your contribution limit:

     0.7555 x $2,000 = $1,511

4. Subtract this from your contribution:

     $2,000 - $1,551 = $489

5.   Round this down to the nearest $10: $489 ----- $480

6.   Your deductible contribution is the greater of this amount, $480, or $200

     Even though part or all of your contribution is not deductible, you may still contribute to your Regular IRA (and your spouse may contribute to your spouse's Regular IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Regular IRA for the year. See IRS Form 8606.

How do I determine my AGI?
     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

What happens if I contribute more than allowed to my regular IRA?
     The maximum contribution you can make to a Regular IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

How can I correct an excess contribution?
     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2.

What happens if I don't correct the excess contribution by the tax return due date?
     Any excess contribution not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account.
     Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includable in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Regular IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

How are excess contributions treated if none of the preceding rules apply?
     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.
     Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

Are the earnings on my regular IRA funds taxed?
     Any dividends on or growth of the investments held in your Regular IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Regular IRA is revoked (this is described in Part Three of this Disclosure Statement).

TRANSFERS/ROLLOVERS

Can I transfer or roll over a distribution I receive from my employer's retirement plan into a regular IRA?
     Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for transfer or rollover to a Regular IRA. The main exceptions are

o payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),
o  installment payments for a period of 10 years or more,
o required distributions (generally the rules require distributions starting at age 70 1/2 or for certain employees starting at retirement, if later), and
o  payments of employee after-tax  contributions.

     If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your Regular IRA. This is a called a "Direct Rollover." Or, you may receive the distribution and make a regular rollover to your Regular IRA within 60 days, called a "60-Day Rollover." By making a Direct Rollover or a 60-Day Rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.
     The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a regular IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.
     A qualified plan administrator or 403(b) sponsor must withhold 20% of your distribution for federal income taxes unless you elect a Direct Rollover. Your plan or 403(b) sponsor is required to provide you with information about Direct and 60-Day Rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a Direct Rollover.
     The rules governing rollovers are complicated. Be sure to consult your tax advisor or the IRS if you have a question about rollovers.

Once I have rolled over a plan distribution into a Regular IRA, can I subsequently roll over into another employer's qualified retirement plan?
     Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Regular IRA holding it to another qualified plan. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Regular IRAs established with rollovers from 403(b) arrangements.

Can I make a 60-Day Rollover from my Regular IRA to another Regular IRA?
     You may make a rollover from one Regular IRA to another Regular IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Regular IRA. After making a 60-Day Rollover from one Regular IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Regular IRA custodian to transfer amounts directly to another Regular IRA custodian; called a Direct Transfer, it does not count as a rollover.)

What happens if I combine rollover contributions with my normal contributions in one IRA?
     If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Regular IRAs by completing two IRA Applications. You should consult a tax advisor before making your annual contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your annual contributions). This is because combining your annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover out of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as a Regular IRA on the IRA Application (not a Rollover IRA or Direct Rollover IRA) and make the contributions to that account.

How do rollovers affect my contribution or deduction limits?
     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

What about converting my regular IRA to a Roth IRA?
     The rules for converting a Regular IRA to a new Roth IRA, or making a rollover from a Regular IRA to a new Roth IRA, are described in Part Two below.

WITHDRAWALS

When can I make withdrawals from my Regular IRA?
     You may withdraw from your Regular IRA at any time. However, withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?
     If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70 1/2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2) does not apply to Regular IRAs.
     The minimum withdrawal amount is determined by dividing the balance in your Regular IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax advisor for assistance. The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

How are withdrawals from my Regular IRA taxed?
     Amounts withdrawn by you are includable in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from a Regular IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

     Since the purpose of a Regular IRA is to accumulate funds for retirement, your receipt or use of any portion of your Regular IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

   The 10% penalty tax for early withdrawal will not apply if:

o  The distribution was a result of your death or disability.

o The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time.
o  The  withdrawal  is used to pay
eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover). There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

o The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary). If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1/2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Regular IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

o The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

o The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

How are nondeductible contributions taxed when they are withdrawn?
     A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Regular IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Regular IRA contributions bear to the total balance of all your Regular IRAs (including rollover IRAs and SEPs, but not including Roth
IRAs).
     For example, assume that you made the following Regular IRA contributions:

        Year                      Deductible            Nondeductible
        1995                      $2,000
        1996                      $2,000
        1997                      $1,000                $1,000
        1998                      ______                $1,000
                                  $5,000                $2,000
                                  ======                ======

     In addition assume that your Regular IRA has total investment earnings through 1998 of $1,000. During 1998 you withdraw $500. Your total account balance as of 12/31/98 is $7,500 as shown below.

        Deductible Contributions                           $5,000
        Nondeductible Contributions                        $2,000
        Earnings on IRA                                    $1,000
        Less 1998 Withdrawal                               $  500
          Total Account Balance as of 12/31/98             $7,500
                                                           ======

     To determine the nontaxable portion of your 1998 withdrawal, the total 1998 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1998 withdrawal ($2,000). The denominator is the total account balance as of 12-31-98 ($7,500) plus the 1998 withdrawal ($500) or $8,000. The calculation is:

         Total Remaining

     Nondeductible Contributions               $2,000
     ---------------------------               ------   X  $500  = $125
        Total Account Balance                  $8,000

     Thus, $125 of the $500 withdrawal in 1998 will not be included in your taxable income. The remaining $375 will be taxable for 1998. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.
     A loss in your Regular IRA investment may be deductible. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.

Is there a penalty tax on certain large withdrawals or accumulations in my IRA?
     Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401(k) or other employer retirement plans, 403(b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.

Important: Please see Part Three below which contains important information applicable to all Investor Service Center IRAs.

                       Part Two: Description of Roth IRAs

INTRODUCTION

    This Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs beginning January 1, 1998. Roth IRAs are a new kind of IRA available for the first time in 1998. Contributions to a Roth IRA for 1997 are not permitted.
Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.
    Regular IRAs, which have existed since 1975, are still available. Contributions to a Regular IRA may be tax-deductible. Earnings and gains on amounts while held in a Regular IRA are tax-deferred. Withdrawals are subject to federal income tax (except for prior after-tax contributions which may be recovered without additional federal income tax).
    This Part Two does not describe Regular IRAs. If you wish to review information about Regular IRAs, please see Part One of this Disclosure Statement. Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements. This Disclosure Statement also does not describe IRAs established in connection with a SIMPLE IRA program or a Simplified Employee Pension (SEP) plan maintained by your employer. Roth IRAs may not be used in connection with a SIMPLE IRA program or a SEP plan.

YOUR ROTH IRA

    Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

ELIGIBILITY

What are the eligibility requirements for a Roth IRA?
    Starting with 1998, you are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes. In contrast to a Regular IRA, with a Roth IRA you may continue making contributions after you reach age 70 1/2.

Can I contribute to a Roth IRA for my spouse?
    Starting with 1998, if you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.
    Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.

CONTRIBUTIONS

When can I make contributions to a Roth IRA?
    You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year. For example, you will have until April 15, 1999 to establish and make a contribution to a Roth IRA for 1998.
    Caution: Since Roth IRAs are available starting January 1, 1998, you may not make a contribution by April 15, 1998 to a Roth IRA for 1997.

How much can I contribute to my Roth IRA?
    For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). For taxpayers with high income levels, the contribution limits may be reduced (see below).
    Your Roth IRA limit is reduced by any contributions for the same year to a Regular IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Regular IRA for 1998, your maximum Roth IRA contribution for 1998 will be $1,500.
    If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.
    The spousal Roth IRA limits are reduced by any contributions for the same calendar year to a Regular IRA maintained by you or your spouse.
    Annual contributions may be made only to a Roth IRA annual contribution account which does not contain converted or transferred funds from a Regular IRA.

Are contributions to a Roth IRA tax deductible?
    Contributions to a Roth IRA are not deductible. This is a major difference between Roth IRAs and Regular IRAs. Contributions to a Regular IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

Are the earnings on my Roth IRA assets taxed?
    Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

Which is better, a Roth IRA or a Regular IRA?
    This will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Regular IRA may depend upon a number of other factors including: your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see below), how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.
    Consult a qualified tax or financial advisor for assistance on this question.

Are there any restrictions on contributions to my Roth IRA?
    Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:

                          ROTH IRA CONTRIBUTION LIMITS

If you are a                   If you are Married
Single Taxpayer with           Filing Jointly with             Then you may make
Adjusted Gross Income (AGI)    Adjusted Gross Income (AGI)
---------------------------    ---------------------------     -----------------

Up to $95,000                    Up to $150,000                Full Contribution

More than $95,000                More than $150,000         Reduced Contribution
but less than                    but less than               (see explanation
$110,000                         $160,000                      below)

$110,000 and up                  $160,000 and up           Zero(no Contribution)

Note: If you are a married taxpayer filing separately, your maximum Roth IRA contribution limit phases out over the first $15,000 of adjusted gross income. If your AGI is $15,000 or more, you may not contribute to a Roth IRA for the year. Pending legislation in Congress may reduce this number from $15,000 to $10,000. Consult your tax advisor or the IRS for the latest developments.
-------------------------------------------------------------------------
Explanation of "Reduced Contribution"
    If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation, if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round down to the nearest $10.
The contribution limit is the greater of the amount calculated or $200.
    For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range:

               $157,555 - $150,000 = $7,555

2.        Divide this by $10,000:       $7,555
                                       --------
                                        $10,000   =  0.7555

3. Multiply this by $2,000 (or your compensation for the year, if less):

                    0.7555 x $2,000 = $1,511

4. Subtract this from your $2,000 limit:

                    $2,000 - $1,551 = $489

5.        Round this down to the nearest $10 = $480

6.        Your contribution limit is the greater of this amount or $200.

    Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Regular IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Regular IRA.

How do I determine my AGI?
    AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.
    There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Regular IRA, your AGI is reduced by the amount of the deduction. Second, if you are converting a Regular IRA to a Roth IRA in a year (see below), the amount includable in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year. (Note: a bill pending in Congress might affect the first rule -- consult your tax advisor or the IRS for the latest developments.)

What happens if I contribute more than allowed to my Roth IRA?
    The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Regular IRA for the same year and may be further reduced if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution." An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

How can I correct an excess contribution?
    Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies).

What happens if I don't correct the excess contribution by the tax return due date?
    Any excess contribution not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account.
    For subsequent years, you may reduce the excess contributions in your account by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59 1/2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

CONVERSION OF EXISTING REGULAR IRA

Can I convert an existing Regular IRA into a Roth IRA?
    Yes, starting in 1998 you can convert an existing Regular IRA into a Roth IRA if you meet the adjusted gross income (AGI) limits described below. Conversion may be accomplished either by establishing a Roth IRA and then transferring the amount in your Regular IRA you wish to convert to the new Roth IRA. Or, if you want to convert an existing Regular IRA with Investors Fiduciary Trust Company as custodian to a Roth IRA, you may give us directions to convert.
    You are eligible to convert a Regular IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Regular IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert. Note: No contributions other than Roth IRA conversion contributions made during the same tax year may be deposited in a single Roth IRA conversion account.
    Caution: You should be extremely cautious in converting an existing IRA into a Roth IRA early in a year if there is any possibility that your AGI for the year will exceed $100,000. Although a bill pending in Congress would permit you to transfer amounts back to your Regular IRA if your AGI exceeds $100,000, under the current rules, if you have already converted during a year and you turn out to have more than $100,000 of AGI, there may be adverse tax results for you. Consult your tax advisor or the IRS for the latest developments.

What are the tax results from converting?
    The taxable amount in your Regular IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Regular IRA are taxable except for your prior non-deductible contributions to the Regular IRA.
    If you make the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001.

Should I convert my Regular IRA to a Roth IRA?
    Only you can answer this question, in consultation with your tax or financial advisors. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable (see below). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

TRANSFERS/ROLLOVERS

Can I  transfer  or roll  over a  distribution  I  receive  from  my  employer's
    retirement   plan   into   a  Roth   IRA?
     Distributions   from   qualified employer-sponsored retirement plans or
403(b) arrangements (for employees of tax-exempt employers) are not eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Regular IRA and then to convert the Regular IRA to a Roth IRA (see above). Consult your tax or financial advisor for further information on this possibility.

Can I make a rollover from my Roth IRA to another Roth IRA?
    You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA custodian to transfer amounts directly to another Roth IRA custodian; such a direct transfer does not count as a rollover.)

How do rollovers affect my Roth IRA contribution limits?
    Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

WITHDRAWALS

When can I make withdrawals from my Roth IRA?
    You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

When must I start  making withdrawals?
    There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Regular IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1/2.
    After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age 70 1/2 had you lived.

What are the requirements for a tax-free withdrawal?
    To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

o   You are age 59 1/2 or older when you make the withdrawal.
o   The withdrawal is made by your beneficiary after you die.
o   You are disabled (as defined in IRS rules) when you make the withdrawal.
o You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

    There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.
    For a Roth IRA that you set up with amounts rolled over or converted from a Regular IRA, the 5 year period begins with the year in which the conversion or rollover was made. (Note: a bill pending in Congress might affect this rule -- consult your tax advisor or the IRS for the latest developments.) For a Roth IRA that you started with a normal contribution, the 5 year period starts with the year for which you make the initial normal contribution.

How Are withdrawals from my Roth IRA taxed if the tax-free requirements are not met?
    If the qualified withdrawal requirements are not met, a withdrawal consisting of your own prior contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includable in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty. All amounts withdrawn from your Roth IRA are considered withdrawals of your contributions until you have withdrawn the entire amount you have contributed. After that, all amounts withdrawn are considered taxable withdrawals of dividends and gains.
    Note that, for purposes of determining what portion of any distribution is includable in income, all of your Roth IRA accounts are considered as one single account. Amounts withdrawn from any one Roth IRA account are deemed to be withdrawn from contributions first. Since all your Roth IRAs are considered to be one account for this purpose, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all contributions made to all of an individual's Roth IRA accounts is withdrawn. The following example illustrates this:
    A single individual contributes $1,000 a year to his Investor Service Center Roth IRA account and $1,000 a year to a non-Investor Service Center Roth IRA account over a period of ten years. At the end of 10 years, his account balances are as follows:

                                  Principal
                                  Contributions               Earnings
                                  -------------               --------
Investor Service
Center Roth IRA                     $10,000                    $10,000

Non-Investor Service
Center Roth IRA                     $10,000                    $10,000

    Total                           $20,000                    $20,000
                                    =======                    =======


    At the end of 10 years, this person has $40,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $20,000 represents his earnings (aggregated). This individual, who is 40, withdraws $15,000 from his non-Investor Service Center Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions in this case $20,000 - to determine if the withdrawal is from contributions, and thus non-taxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $15,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his Investor Service Center Roth IRA, $5,000 would not be taxable (the remaining aggregate contributions) and $10,000 would be treated as taxable income for the year of the withdrawal, subject to regular income taxes and the 10% premature withdrawal penalty (unless an exception applies).

    Note: If passed, a bill currently pending in Congress will change the rules and the results discussed above. Under the proposed legislation, in general, separate Roth IRAs established for annual contributions and conversions for separate years are not aggregated as explained above to determine the tax on withdrawals. See your tax advisor for more information and the latest developments.
    Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.
    Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.
    The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

o   The withdrawal was a result of your death or disability.
o The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

     If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2 to the extent they were includable in your taxable income.

o The withdrawal is used to pay eligible higher education expenses. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

o The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

o The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).

o The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

What about the 15 percent penalty tax?
    The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRAs, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been repealed. This 15% tax no longer applies.

Important: The discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, Roth IRAs are new under the tax laws, and the IRS has not issued regulations or rulings on the operation and tax treatment of Roth IRA accounts. Also, if enacted, legislation now pending in Congress will change some of the rules. Therefore, you should consult your tax advisor for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation. Also, please see Part Three below which contains important information applicable to all Investor Service Center IRAs.


               Part Three: Rules for All IRAs (Regular and Roth)

GENERAL INFORMATION

What are the basic IRA requirements?
    All IRAs must meet certain requirements. Contributions generally must be made in cash (which may be paid by check.) The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectible or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

May I revoke my IRA?
    You may revoke a newly established Regular or Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Regular or Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.
    To revoke your Regular or Roth IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Regular or Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Regular or Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

INVESTMENTS

How are my IRA contributions invested?
    You control the investment and reinvestment of contributions to your Regular or Roth IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the IRA Application for your Regular or Roth IRA or in an investment selection form provided with your IRA Application or from Investor Service Center. You direct the investment of your IRA by giving your investment instructions to Investor Service Center. Since you control the investment of your Regular or Roth IRA, you are responsible for any losses; neither the Custodian nor Investor Service Center has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Regular or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after Investor Service Center receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.
    Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your Regular IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.
    Because you control the selection of investments for your Regular or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Regular or Roth IRA cannot be guaranteed or projected.

Are there any restrictions on the use of my IRA assets?
    The tax-exempt status of your Regular or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Regular or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1/2.
    Any investment in a collectible (for example, rare stamps) by your Regular or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

What is a prohibited transaction?
    Generally, a prohibited transaction is any improper use of the assets in your Regular or Roth IRA. Some examples of prohibited transactions are:

o Direct or indirect sale or exchange of property between you and your Regular or Roth IRA.
o Transfer of any property from your Regular or Roth IRA to yourself or from yourself to your Regular or Roth IRA.

    Your Regular or Roth IRA could lose its tax exempt status if you use all or part of your interest in your Regular or Roth IRA as security for a loan or borrow any money from your Regular or Roth IRA. Any portion of your Regular or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

FEES AND EXPENSES

    The annual fiduciary fee charged by the Custodian for maintaining either a Regular IRA or a Roth IRA is listed in the IRA Application. Fees may be paid by you directly, or the Custodian may deduct them from your Regular or Roth IRA. Fees may be changed upon 30 days written notice to you. The full annual fiduciary fee will be charged for any calendar year during which you have a Regular or Roth IRA with Investor Service Center. This fee is not prorated for periods of less than one full year. If provided for in this Disclosure Statement or the IRA Application, termination fees are charged when your account is closed whether the assets are distributed to you or transferred to a successor custodian or trustee. The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Regular IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Regular IRA or Roth IRA for a description of applicable charges.

TAX MATTERS

What IRA reports does the Custodian issue?
    The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.
    The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Regular IRA to a Roth
IRA) or regular contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

What tax information must I report to the IRS?
    You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Regular IRA. If your beneficiary fails to make required minimum withdrawals from your Regular or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.
    For Regular IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Regular IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Regular IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

Which withdrawals are subject to withholding?

Roth IRA
    Federal income tax will be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Regular IRA
    Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Regular IRA, unless you elect not to have tax withheld. Withdrawals from a Regular IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ACCOUNT TERMINATION

    You may terminate your Regular IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form (or other withdrawal instructions in a form acceptable to the Custodian), or a transfer authorization form, to: Investor Service Center, P.O.
Box 418789, Kansas City, MO 64141-6789.

    Your Regular IRA or Roth IRA with Investor Service Center will terminate upon the first to occur of the following:

o The date your properly executed withdrawal form or instructions (as described above) withdrawing your total Regular IRA or Roth IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

o The date the Regular IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

o     The transfer of the Regular IRA or Roth IRA to another custodian/trustee.

o The rollover of the amounts in the Regular IRA or Roth IRA to another custodian/trustee.

    Any outstanding fees must be received prior to such a termination of your account.
    The amount you receive from your IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Regular IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

IRA DOCUMENTS

Regular IRA
    The terms contained in Articles I to VII of Part One of the Investor Service Center Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A for use in establishing a Regular IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Regular IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Regular IRA or of any investment permitted by the Regular IRA.

Roth IRA
    The terms contained in Articles I to VII of Part Two of the Investor Service Center Individual Retirement Account Custodial Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.
    Based on legal advice relating to current tax laws and IRS meetings, the Custodian believes that the use of a Individual Retirement Account Information Kit such as this, containing information and documents for both a Regular IRA or a Roth IRA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, to the extent it become aware of such documentation and can be reasonably prepare such documentation, Investor Service Center will seek to forward to you new documentation for your Regular IRA or a Roth IRA (as appropriate) for you to read and, if necessary, an appropriate new IRA Application to sign, although there can be no assurance of this. By adopting a Regular IRA or a Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted, Investor Service Center will treat your IRA as being opened on the date your account was opened using the IRA Application in this Kit.

ADDITIONAL INFORMATION
    For additional information, please call 1-800-345-0051 or write to Investor Service Center, Inc., P.O. Box 419789, Kansas City, MO 64141-6789.

                              Custodial Agreement

                Part One: Provisions Applicable to Regular IRAs

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A for use in establishing an individual retirement custodial account.

Article I.
     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II.
     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III.
     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV.
     1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.
     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.
     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
     (a)       A  single-sum payment.
     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.
         4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
     (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or (ii)Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.
     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.
     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.
     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.
     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII.
     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the IRA Application.

                 PART TWO: PROVISIONS APPLICABLE TO ROTH IRA'S

    The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account.

Article I
    1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.
    2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article IA
    The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article II
    The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III
    1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
    2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV
    1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

        (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.
    If distributions do not begin by the date described in (b), distribution method (a) will apply.
    2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.
    3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article V
    1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
    2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI
    Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VII
    This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.



      Part Three: Provisions Applicable to Both Regular IRAs and Roth IRAs

Article VIII.
     1. As used in this Article VIII the following terms have the following meanings:
     "Account" or "Custodial Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this Investor Service Center Individual Retirement Account Custodial Agreement and the IRA Application signed by the Depositor. The Account may be a Regular Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24 below.
     "Custodian" means Investors Fiduciary Trust Company.
     "Fund" means any registered investment company which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.
     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s). In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).
     "IRA Provider" means the Custodian, Fund, Distributor, Sonsor, and/or Service Company, as the content requires, which shall be interpreted for their protection and benefit.
     "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.
     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.
     "Sponsor" means Investor Service Center, Inc. or other fund entity that is making Fund(s) available under this Agreement and has the power to appoint a successor Custodian.
     2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes. By signing the IRA Application, the Depositor certifies that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the IRA Application to establish the Custodial Account, and the IRA Provider may rely upon such certification.
     3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the IRA Application or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct. The Service
Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor. All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus. All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).
     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

     5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s). Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.
     6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account. The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.
     7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.
     8. The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the IRA Provider, and the IRA Provider will be fully protected and indemnified by the Depositor in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor. The Depositor's appointment of any investment advisor will also be deemed to be instructions to the IRA Provider to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.
     9. Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the IRA Provider. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code Section 4973, or a "rollover" from this Custodial Account) made earlier than age 59 1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the IRA Provider to insure that any applicable distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the IRA Provider to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the IRA Provider shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the IRA Provider shall be fully protected and indemnified by the depositor in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in
Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor and/or the Depositor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions for withdrawals to the IRA Provider in accordance with such method). Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated. Neither the IRA Provider nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.
     10. IRA Provider assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the IRA Provider may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, IRA Provider shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Ira Provider, but Ira Provider shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Ira Provider has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Ira Provider's records, and such distribution shall to the extent thereof completely discharge the Ira Provider's liability for such payment.
     11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Ira provider for use in connection with the Custodial Account, signed by the designating person, and filed with the IRA Provider. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the IRA Provider before such distribution is to commence, provided it was received by the IRA Provider (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; after Depositor's death, it also means Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with applicable provisions of the Code.
     (b) When and after distributions from the Custodial Account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.
     12. (a) The Depositor agrees to provide information to the IRA Provider at such time and in such manner as may be necessary for the IRA Provider to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.
     (b) The IRA Provider will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.
     (c) The Depositor, IRA Provider shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.
     (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and the IRA Provider shall not have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.
     13. (a) Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to IRA Provider by registered or certified mail, unless IRA Provider waives notice as to such amendment. If the IRA Provider does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

     (b) Depositor delegates to the IRA Provider the Depositor's right so to amend, provided (i) the IRA Provider does not change the investments available under this Custodial Agreement and (ii) the IRA Provider amends in the same manner all agreements comparable to this one, having the same IRA Provider, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the IRA Provider in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the IRA Provider. Such an amendment by the IRA Provider shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 10 days after such communication to Depositor is mailed, Depositor either (i) gives IRA Provider a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the IRA Provider and appoints a successor under Section 17 below. Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the IRA Provider and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the IRA Provider and/or the Service Company deem necessary to preserve the tax benefits of the Account.
     (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of IRA Provider without its prior written consent.
     (d) This Section 13 shall not be construed to restrict the IRA Provider's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.
     14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.
     (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.
     15. (a) In its discretion, the IRA Provider may appoint one or more contractors or service providers to carry out any of their functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the IRA Provider under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.
     (b) The IRA Provider shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).
     (c) The parties do not intend to confer any fiduciary duties on IRA Provider (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.
     (d) Not later than 60 days after the close of each calendar year (or after the IRA Provider's resignation or removal), the IRA Provider or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the IRA Provider and their affiliates shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report and shall be indemnified by Depositor in connection therewith except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the IRA Provider within such 60 day period.
     (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.
     (f) Depositor shall always fully indemnify the IRA Provider and their affiliates and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the IRA Provider's or their affiliate's, bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or (iii) actions taken or omitted in good faith by such parties. None of the IRA Providers shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.
     (g) The IRA Providers shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.
     (h) The IRA Provider may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, IRA Provider will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.
     16. (a) The Depositor, in consideration of the services received under this Agreement, shall pay the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the IRA Application or Disclosure Statement, as applicable. The Sponsor may substitute a different fee schedule at any time upon 30 days' notice to Depositor. The Depositor shall also pay reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by the IRA Provider to be necessary or desirable or requested by Depositor.

     (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the IRA Provider in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the IRA Provider is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the IRA Provider.
     (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the IRA Provider may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.
     17. (a) Upon 30 days' prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).
     (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the IRA Provider, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.
     (c) No IRA Provider shall be liable for the acts or omissions of its predecessor or its successor.
     18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.
     19. Except where otherwise specifically required in this Agreement, any notice from IRA Provider to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the IRA Provider's records.
     20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.
     21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.
     If in the IRA Application, Depositor designates that the Custodial Account is a Regular IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available. If in the IRA ApplicationDepositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section. If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable. However, the IRA Provider shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.
     22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering IRA Provider to make distributions from the Account. Depositor acknowledges that IRA Provider (and any company associated therewith) are prohibited by law from rendering such advice.

     23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the IRA Provider or any other party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.
     24. The legal documents governing the Custodial Account are as follows:
     (a) If in the IRA Applicationthe Depositor designated the Custodial Account as a Regular IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the IRA Applicationare the legal documents governing the Depositor's Custodial Account.
     (b) If in the IRA Applicationthe Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the IRA Application are the legal documents governing the Depositor's Custodial Account.
     (c) In the IRA Application the Depositor must designate the Custodian Account as either a Roth IRA or a Regular IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and a Regular IRA (through the use of subaccounts or otherwise).
     25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the IRA Provider will amend this Agreement correspondingly.
     Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the IRA Provider will amend this Agreement correspondingly. The
Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Regular IRA or Roth IRA (but not both using a single IRA Application), and this Kit complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" IRA Application does not establish a valid Regular IRA or a Roth IRA (as the case may be), the IRA Provider will seek to furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledge and agrees to such procedures and to cooperate with IRA Provider to preserve the intended tax treatment of the Account.
     26. If the Depositor maintains an Individual  Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the IRA Application by completing and executing the IRA Application and giving suitable directions to the IRA Provider and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the IRA Provider intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the IRA Application and adopted the provisions of this Agreement and the IRA Application in accordance with such procedures.
     27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the IRA Application is correct.

IRAK-1/98





[DESCRIPTION]      ISC  403(b)(7) Custodial Agreement


   IMPORTANT INFORMATION ABOUT YOUR INVESTOR SERVICE CENTER 403(B)(7) ACCOUNT


Dear Investor Service Center 403(b)(7) Account Holder:

Recent legislation makes some changes in the tax law rules for the 403(b)(7) custodial accounts. The main changes for 403(b)(7) accounts are as follows:

Previously, an employee could make only one salary reduction agreement (or one modification to an existing salary reduction agreement) in a calendar year. Now, an employee may (subject to any reasonable limitations imposed by his employer) change his/her salary reduction agreement as often as he wishes. The only requirement is that any change may relate only to compensation to be earned in the future (i.e. future pay periods), not to any pay already earned at the effective date of the change.

The current tax law rule requiring an employee to start receiving distributions from his 403(b)(7) account on the April 1 following the calendar year in which the employee reaches age 702 has been changed. Under the new rule, distributions must start by the April 1 following the year in which the employee reaches age 702 or retires, whichever is later. This change is effective as of January 1, 1997.

The method for calculating the maximum 403(b)(7) contribution by an employee has changed. First, the limit on voluntary salary reductions by an individual (including both salary reduction contributions to a 403(b)(7) account or to a 401(k) plan) has been increased from $9,500 in 1997 to $10,000 in 1998. Second, the definition of Acompensation@ for purposes of calculating certain other limits on an individual=s contribution have been changed. Starting in 1998, compensation before salary reductions will be used to determine these other contribution limits. These changes in general will result in eligible employees being able to make larger 403(b)(7) contributions in 1998.

The tax law rule imposing a 15% penalty tax on very large withdrawals from tax-favored retirement arrangements, including 403(b)(7) custodial accounts, IRAs and qualified employer-sponsored plans has been repealed. A related 15% penalty tax on large accumulations remaining in such tax-favored arrangements at an individual=s death has also been repealed.

Enclosed is an amendment and restatement of your 403(b)(7) Account Agreement. This amendment revises your Agreement to reflect the new tax law changes and to make other technical or clarifying changes. YOU DO NOT NEED TO SIGN ANYTHING OR RETURN ANYTHING TO US.

It is our pleasure to serve your retirement planning needs by continually revising the documentation for your 403(b)(7) account as tax laws and other legal rules change.

      INVESTOR SERVICE CENTER SECTION 403(B)(7) CUSTODIAL ACCOUNT AGREEMENT

                   AMENDED AND RESTATED AS OF JANUARY 1, 1998



                                    ARTICLE I



                                   DEFINITIONS



         1.1 Account: The custodial account established and maintained under this Agreement on behalf of the Employee pursuant to Section 403(b)(7) of the Code.

         1.2 Account Holder: The Employee, or, after the death of the Employee, the Beneficiary of the Employee, or executor or administrator of the estate of the Employee entitled to direct investment of assets held in the Account.

         1.3 Agreement: The Investor Service Center Section 403(b)(7) Custodial Account Agreement as set forth herein (and as it may be amended from time to time).

         1.4  Application:  The  Application  for the  Investor  Service  Center
Section 403(b)(7) Custodial Account executed by the Employee and the Custodian providing for the establishment of the Account in accordance with the terms and conditions of this Agreement.

         1.5 Beneficiary: The person or persons designated in accordance with the provisions of Article 5.6 to receive any undistributed amounts credited to the Account upon the death of the Employee. No person(s) will be treated as a Beneficiary hereunder until the Custodian has been provided with such verification of the Employee's death as the Custodian deems necessary, and the Custodian will incur no liability (including but not limited to liability for investment losses or loss of appreciation) for not treating the Beneficiary or, if applicable, the Executor or Administrator of the Employee's estate, as the Account Holder until the Employee's death has been so verified, and the Custodian has been provided with such verification as the Custodian deems necessary of the identity of the person claiming to be Beneficiary or of the valid appointment of the person claiming to be Executor or Administrator.

         1.6 Code: The Internal Revenue Code of 1986, as amended, and including any regulations or rulings issued thereunder.

         1.7 Company: [Name of Mutual Fund Management Company]. Contributions to the Account shall be invested in one or more Funds which have an investment management, distribution and/or service contract with the Company.

         1.8 Custodian: Investors Fiduciary Trust Company or any successor thereto appointed in accordance with the provisions of Article 8, provided that such successor is either a bank or another person who satisfies the requirements of Section 401(f)(2) of the Code.

         1.9 Direct Contribution: The amount, other than a Salary Reduction Contribution, contributed by the employer to the Account.

         1.10 Disability: A determination that the Employee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

         1.11 Employee: The individual who has executed the Application and who is employed by the Employer on a full or part-time basis or who is a former or retired employee of the Employer.

         1.12     Employer:  The employer that is:

                  (a) described in Section 501(c)(3) of the Code and exempt from tax under Section 501(a) of the Code; or

                  (b) a State, a political subdivision of a State, or an agency or instrumentality thereof, but only with respect to employees who perform or have performed services for an educational organization described in
                           Section 170(b)(1)(A)(ii) of the Code;

and, except with respect to an Account to which no contributions other than rollovers or transfers are made, the Employer that has executed the Application.

         1.13 ERISA: The Employee Retirement Income Security Act of 1974, as amended, including any regulations issued thereunder.

         1.14 Financial Hardship: A determination that the Employee has an immediate and heavy financial need requiring a distribution from the Account. Any determination of the existence of a qualifying financial hardship on the part of the Employee and the amount required to be distributed to meet the need created by the hardship shall be made in accordance with the rules and regulations under Section 403(b)(7) of the Code.

         1.15 Fund(s): One or more of the regulated investment companies offered by [Name of funds], a [state] corporation, as available investments under this Agreement.

         1.16 Salary Reduction Agreement: The Salary Reduction Agreement described in Article 3.2.

         1.17 Salary Reduction Contribution: The amount contributed by the Employer to the Account in accordance with a Salary Reduction Agreement.



                                   ARTICLE II

                            ESTABLISHMENT OF ACCOUNT

         2.1 Purpose. This Agreement is intended to provide for the establishment and administration of an Account to receive contributions by the Employer on behalf of the Employee in accordance with Section 403(b)(7) of the Code or to receive rollover contributions or transfers from another 403(b) annuity contract or custodial account.

         2.2 Establishment of Account. The Custodian shall establish and maintain the Account for the benefit of the Employee according to the terms and conditions of this Agreement. The name, address and social security number of the Employee and Beneficiary are set forth on the Application, and it shall be the obligation of the Account Holder to notify the Custodian of any changes thereto. The Application and, if applicable, the Salary Reduction Agreement, are incorporated herein by reference. The Account will become effective upon acceptance by or on behalf of the Custodian, as evidenced by written confirmation to the Employee.



                                   ARTICLE III

                                  CONTRIBUTIONS

         3.1 Contributions. The Employer shall make Salary Reduction Contributions to the Account on behalf of the Employee in accordance with the Salary Reduction Agreement between the Employer and the Employee as described in
Article 3.2, subject to the limitations of Articles 3.4, 3.5, and 3.6. In addition, the Employer may make Direct Contributions to the Account on behalf of any Employee in accordance with any retirement plan, fund or program covering the Employee, subject to the limitations of Article 3.4, the nondiscrimination requirements of Code section 403(b)(12), and applicable requirements of ERISA.

         3.2 Salary Reduction Agreement. The Salary Reduction Agreement shall be a legally binding agreement between the Employer and the Employee whereby the Employee agrees to take a reduction in salary or to forego an increase in salary with respect to amounts earned after the agreement's effective date, and whereby the Employer agrees to contribute the amount of salary reduced or foregone by the Employee to the Account. The Salary Reduction Agreement may be terminated at any time by the Employee with respect to amounts not yet earned by the Employee.

         3.3 Limitations in General. The Employee shall compute and determine the maximum amount that may be contributed on behalf of the Employee in accordance with the Employee's exclusion allowance, as defined in Section 403(b)(2) of the Code, and in accordance with the applicable limitations under
Section 415(c) of the Code and, if applicable, in accordance with Section 402(g) of the Code. Neither the Custodian nor the Company shall have any liability or responsibility with respect to such computations or determinations, or for any tax imposed on any excess contributions that exceed the limitations or exclusion allowance, which matters are solely the responsibility of the Employee.

         3.4      Contribution Limitations.

                  (a) No amount shall be contributed on behalf of the Employee for any limitation year in excess of the applicable limitations of Section 415(c) of the Code. In the absence of a special election by the Employee under Section 415(c)(4) of the Code, the amount contributed shall not exceed the lesser of:

                           (i) $30,000 (or, if greater, one-fourth the defined benefit plan dollar limitation in effect under Section 415(b)(1) of the Code for the limitation year); or

                           (ii) 25 percent of the Employee's compensation (within the meaning of Section 415(c)(3) of the Code) for the limitation year.

                  (b) The term "limitation year" shall mean the calendar year, unless the Employee elects to change the limitation year to another twelve-month period by attaching a statement to his or her federal income tax return in accordance with the regulations under
                           Section 415 of the Code. If the Employee is in control (within the meaning of Code Section 414(b) or (c), as modified by Code Section 415(h)) of the Employer, the limitation year shall be the same as the limitation year of the Employer under Section 415 of the Code.

                  (c) If the Employer or any affiliated employer as described in Section 415(h) of the Code makes contributions on behalf of the Employee to any other custodial account or annuity contract described in
                           Section 403(b) of the Code, then the contributions to such annuity contract shall be combined with the contributions to the Account for purposes of the limitations of subsection (a). If the Employee is covered by a qualified plan sponsored by an entity controlled by the

                           Employee, then contributions to such a plan shall also be included for the purposes of the limitations of subsection (a).

         3.5 Exclusion from Gross Income. For federal tax purposes, the Employee may exclude from gross income for any taxable year the Employer contributions that are made to the Account to the extent such contributions do not exceed the Employee's exclusion allowance under Section 403(b)(2) of the Code for the taxable year (and all other applicable limitations, including those set forth in Sections 3.4 and 3.7).

         3.6 Excess  Contributions.  Any  excess  contributions  (as  defined in
Section 4973(c) of the Code) that are made to the Account shall be subject to the six percent excise tax of Section 4973(a) of the Code. Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any contributions to the Account are excludable from the Employee's gross income, or for assuring that any contributions to the Account do not constitute excess contributions for purposes of Code Section 4973. The disposition of excess contributions will be made in accordance with instructions from the Employer, if the Employee has not separated from service, or otherwise, from the Employee. The Employer or Employee providing such instructions is responsible for determining that they are consistent with applicable law.

         3.7      Limitation on Salary Reduction Contributions.

           (a) Employer contributions that are made to the Account pursuant to a Salary Reduction Agreement shall not exceed the amount of $10,000, or such greater amounts as may be permitted with respect to the Employee for the taxable year under Section 402(g)(5) of the Code, reduced by the aggregate amounts contributed in any calendar year at the election of the Employee to any qualified cash and deferred arrangement described in Section 401(k) of the Code, any simplified employee pension described in Section 408(k)(6) of the Code, any Simple IRA described in Section 408(p) of the Code, and any eligible deferred compensation plan described in Section 457 of the Code.

           (b) Notwithstanding any provision of this Agreement to the contrary, if the Employee determines that an amount contributed during a taxable year to the Account exceeds the limitation set forth in subsection (a), and no later than March 1 of the following taxable year notifies the Custodian in writing of the excess amount the Employee has determined, then the Custodian shall distribute such excess amount, plus any income or minus any losses allocable thereto, to the Employee no later than the following April 15. The Employee shall have the sole responsibility for timely determining any excess deferrals to the Account and notifying the Custodian in accordance with these procedures.

                  (c) Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any contributions to the Account constitute excess deferrals as described in Section 402(g)(2)(A) of the Code, or for assuring that any excess deferrals are timely distributed in accordance with the procedures of Section 402(g)(2)(A) of the Code.

         3.8      Rollover Contributions and Transfers.

                  (a) The Employee shall be permitted to make a rollover contribution to the Account of an amount received by the Employee that is attributable to participation in another annuity contract or custodial account described in Section 403(b) of the Code, provided such rollover contribution complies with all requirements of Section 403(b)(8) or Section 408(d)(3)(A)(iii) of the Code, whichever is applicable.

           (b) The Custodian may accept a direct transfer of assets to the Account on behalf of the Employee from another annuity contract or custodial account described in Section 403(b) of the Code to the extent permitted by the Code and the regulations and rulings thereunder. The Employee shall not request or initiate a transfer (or a rollover) from a contract or account containing distribution restrictions that are more restrictive than those provided in Article V. The Employee shall not request or initiate a transfer from a contract or account covered by ERISA, unless the transferee Account is part of an employee benefit plan which provides distribution restrictions which meet the requirements of Section 205 of ERISA and the regulations thereunder with respect to any amount transferred.

                  (c) Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any rollover contribution or transfer of assets by or on behalf of the Employee pursuant to this Article 3.8 is a proper rollover contribution or transfer of assets under the Code, or for the tax treatment to the Employee of any transfer or rollover.

           (d) To the extent permitted under applicable law, the Account Holder reserves the right to transfer or rollover any or all of the assets of the Account to such other form of annuity contract or custodial account described in Section 403(b) of the Code or to such Individual Retirement Account (IRA) or other plan established pursuant to Section 408 of the Code as the Employee may determine, upon written instructions to the Custodian, in a form acceptable to the Custodian; provided, however that the Custodian shall have no responsibility for the tax treatment to the Account Holder of any such transfer or rollover.

           (e) The Custodian shall not be liable for losses arising from the acts, omissions, or delays or other inaction of any party transferring assets to the Account or receiving assets transferred from the Account pursuant to this Article, or for determining or inquiring into whether any account or annuity transferring assets to or receiving assets from the Account complies with all applicable requirements of the Code and IRS rulings or for the tax or other consequences of noncompliance.

         3.9 Manner of Making Contributions. All contributions to the Account shall be paid directly to the Custodian. Contributions may be made by check or bank wire. Contributions shall be preceded or accompanied by written instructions directing the investment of the amount contributed on behalf of the Employee in accordance with Article 4.1.

                                   ARTICLE IV

                                   INVESTMENTS

         4.1 Investment of Account. All contributions to the Account and all assets in the Account shall be invested in the Fund(s) in accordance with instructions given to the Custodian by the Account Holder in a manner acceptable to the Custodian. Such instructions shall remain in effect until changed by the Account Holder in a manner acceptable to the Custodian. By giving any such instructions, the Account Holder will be deemed to have acknowledged receipt of the then current prospectus of any Fund in which the Account Holder instructs the Custodian to invest such contributions or assets. If the Custodian receives any contribution to the Account that is not accompanied by acceptable instructions directing its investment, the Custodian may hold or return all or a part of the contribution uninvested (or invested in a money market fund if available) without liability for loss of income or appreciation pending receipt of acceptable instructions.

         4.2 Investment Advice. The Account Holder agrees that neither the Custodian nor the Company undertake to provide any advice with respect to the investment of the Account, and that the responsibility of the Custodian to invest in shares of a particular Fund pursuant to the directions of the Account Holder does not constitute an endorsement by the Custodian of that Fund. The Account Holder will have sole power and responsibility for the investment of the Account in shares of one or more Funds selected by the Account Holder. Neither the Custodian nor the Company shall be liable for any loss that results from the exercise of control over the Account by the Account Holder.

         4.3 Account Earnings. All dividends, capital gains distributions and other earnings received by the Custodian on any shares of a Fund held in the Account shall be automatically reinvested in additional shares of such Fund.

         4.4 Investment Exchanges. The Account Holder may direct the Custodian to redeem any or all shares of any Fund that are held in the Account and to reinvest the proceeds in any other Fund available under this Agreement. Any such directions shall be given in a manner acceptable to the Custodian. If any such directions are incomplete or ambiguous, the Custodian will not carry out such directions until the incompleteness or ambiguity is resolved, and the Custodian will have no liability for loss of income or appreciation pending the resolution of such incompleteness or ambiguity. By giving any such directions, the Account Holder will be deemed to have acknowledged receipt of the then current prospectus of any Fund in which the Account Holder instructs the Custodian to reinvest such proceeds. Any such exchange transaction shall conform with the provisions of the current prospectus for the applicable Fund.

         4.5 Record Ownership; Voting of Shares. All Fund shares acquired by the Custodian pursuant to this Agreement shall be registered in the name of the Custodian or its nominee. The Custodian shall mail or transmit to the Account Holder's address of record all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the shares held in the Account. The Custodian shall not vote any such shares except in accordance with written instructions received from the Account Holder, provided however, that the Custodian may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholder's meeting.



                                    ARTICLE V

                        DISTRIBUTION OF ASSETS OF ACCOUNT

         5.1 Request for Distribution. The Custodian shall distribute the assets of the Account to the Employee upon receipt by the Custodian of a written request for distribution submitted by the Employee, in a form acceptable to the Custodian, subject to the limitations of Article 5.2.

         5.2 Limitations on Distributions. Except as may otherwise be provided in Article 3.6 or Article 3.7(b), the assets of the Account shall not be distributed to the Employee before the Employee attains age 59-1/2 unless the Employee has:

                  (a)      separated from the service of the Employer,

                  (b)      incurred a Disability, or

                  (c)      encountered Financial Hardship.

Any distribution that is made to the Employee for reason of Financial Hardship shall not exceed the amount of Employer contributions made to the Account pursuant to a salary reduction agreement with the Employee, excluding earnings thereon.

         5.3 Method of Distribution. Subject to the limitations of this Article 5, the Employee may elect to have distribution of the assets of the Account made in one or a combination of the following ways:

                  (a)      lump-sum payment; or

                  (b) monthly, quarterly or annual installment payments over a period certain not to exceed the life expectancy of the Employee or the joint and last survivor life expectancy of the Employee and his or her Beneficiary in a manner that satisfies the minimum distribution requirements of Article 5.4.

If no election of the method of distribution is made by the Employee within 30 days of receipt by the Custodian of the written request for distribution referred to in Article 5.1, the Custodian shall make such distribution to the Employee in a lump-sum payment of cash.

         5.4      Minimum Distribution Requirements Prior to Death of Employee.

          (a)    Commencement of Distributions.  Notwithstanding any provision
                 -----------------------------
                 of this Agreement to the contrary, distribution of the Account shall commence no later than the "Required Beginning Date". For any Employee who attained age 70-1/2 after December 31, 1996 or before January 1, 1988, the Required Beginning Date is the April 1 following the calendar year in which the Employee attains age 70-1/2 or terminates employment, whichever is the later. For any Employee who attained age 70-1/2 in 1988 and had not retired by January 1, 1989, the Required Beginning Date is April 1, 1990. For any other Employee who attained age 70 and 1/2 after December 31, 1987 and before January 1, 1997, the Required Beginning Date is the April 1 following the calendar year in which the Employee attains age 70-1/2 regardless of whether the Employee has then retired. Notwithstanding the preceding paragraph, effective January 1, 1997, the Required Beginning Date for an Employee (other than an Employee who is a five percent owner, as defined in Section 416 of the Code, of the Employer with respect to the year in which the Employee attains age 70-1/2) is the April 1 following the calendar year in which the Employee attains age 70-1/2 or retires from the Employer, whichever is later. [If an Employee is still employed by the

                           Employer after January 1, 1997, and he is receiving required distributions in accordance with the preceding paragraph but would not be required to receive distributions under the preceding sentence, the Employee may file an election with the Custodian to cease minimum required distributions under the preceding paragraph; and such Employee may resume distributions by filing a written request with the Custodian under Section 5.1 above at the time required by the preceding sentence. In the case of an Account which contains Direct Contributions, the election in the preceding sentence will apply only if the Employer consents thereto in a written consent filed with the Custodian.]

                  (b) Minimum Amounts to be Distributed. The minimum amount distributed to the Employee for each taxable year, beginning no later than the Required Beginning Date under subsection (a) above, must equal or exceed the minimum distribution required under Sections 401(a)(9) and 403(b)(10) of the Code and must meet the incidental death benefit requirement of the regulations under Section 401(a)(9).

         5.5 Distribution Upon Death of Employee. In the event the Employee dies prior to the complete distribution of the assets of the Account, all assets remaining in the Account shall be distributed to the Employee's Beneficiary in a lump-sum payment or in monthly, quarterly or annual installment payments over a specified period as selected in writing by the Beneficiary in accordance with the following rules:

                  (a) Where Distribution Had Already Commenced. If distribution to the Employee had already commenced and the Employee died after the Employee's Required Beginning Date, the assets of the Account shall be distributed to the Beneficiary at least as rapidly as under the method of distribution in effect prior to the Employee's death.

                  (b) Five-Year Rule. If the Employee died before the Employee's Required Beginning Date, the assets of the Account shall be distributed to the Beneficiary by December 31 of the calendar year which contains the fifth anniversary of the death of the Employee.

              (c)     Exception for Distributions Over Life Expectancy.
                      ------------------------------------------------
                      Notwithstanding subsection (b) above, the assets of the Account may be distributed to the Beneficiary in installment payments over a period certain not exceeding the Beneficiary's life expectancy, provided such distribution commences by
                      December 31 of the calendar year immediately following the year of the Employee's death or, if the Beneficiary is the surviving spouse of the Employee, by December 31 of the later of (1) the calendar year immediately following the calendar year in which the Employee died or (2) the calendar year in which the Employee would have attained age 70- 1/2.

In determining the minimum amounts required to be distributed under Section 5.4 or this Section 5.5, life expectancies of the Employee and/or the Employee's spouse may be recalculated annually in accordance with applicable regulations, but only if the Employee and/or the Employee's spouse specifically so provide in writing; life expectancies of any person other than the Employee or the Employee's spouse will not be recalculated. Notwithstanding any provision of this Agreement to the contrary, to the extent permitted under regulation, ruling procedures or notice of the Internal Revenue Service, the minimum distribution calculated in accordance with Code sections 403(b)(10) and 401(a)(9) may be taken from any 403(b) annuity or account of the Employee. The Custodian will have no responsibility for determining the required time or amount of any distribution required under such Code sections, but will make distributions only in accordance with the proper directions by the Account Holder; the Custodian will have no liability for not making a distribution in the absence of such directions and may assume that the Account Holder is satisfying any applicable minimum distribution requirement from another 403(b) annuity or custodial account. If the Beneficiary dies while receiving payments from the Account, all remaining assets in the Account shall be distributed as soon as practicable to the estate of the Beneficiary.

         5.6 Designation of Beneficiary. The Employee may from time to time designate any person, persons or entity as the Beneficiary who shall receive any undistributed assets held in the Account at the time of the Employee's death. Any Beneficiary designation by the Employee shall be made on a form prescribed by the Custodian (or in another written designation acceptable to the Custodian), and shall be effective only when filed with the Custodian during the lifetime of the Employee. If the Employee fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by the Employee predeceases the Employee, the assets of the Account shall be distributed upon the death of the Employee in the following order of priority: first to the employee's surviving spouse, if any, and second, to the estate of the Employee. Notwithstanding the foregoing, if this Agreement constitutes part of an "employee benefit plan" under ERISA, then the Beneficiary of a married Employee must be the spouse of the Employee, unless the spouse of the Employee consents in writing to designation of a different Beneficiary and such consent acknowledges the effect of the designation, specifies the nonspouse Beneficiary designated, and is witnessed by a notary public. Furthermore, such a designation of a nonspouse Beneficiary may be changed to a different nonspouse Beneficiary only if the spouse of the Employee provides a new consent that meets all requirements of the preceding sentence.

         5.7 Distributions Pursuant to Qualified Domestic Relations Orders or Other Court Orders. In the case of an Account that is part of an "employee pension benefit plan" (as defined in ERISA), nothing in this Agreement shall prohibit distribution to any person in accordance with the terms of a "qualified domestic relations order" as defined in Section 206(d) of ERISA. The Custodian will make payments in accordance with an apparently valid order or judgment of a court binding on the Custodian. The Account Holder will be responsible to direct the Custodian whether or not to contest, defend against or appeal any such order or judgment (subject to the last sentence of Section 6.5).

         5.8 Payments to Incompetent Persons. If an amount is payable to a person believed by the Custodian to be a minor or otherwise legally incompetent, the Custodian may make such payment to the parent, a legal guardian, committee or other legal representative (however or wherever appointed), or any person having control or custody of such person, and any such payment will fully discharge the Custodian to the extent of the payment.

         5.9 Direct Rollovers. This Article 5.9 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Custodian and fund transfer agent, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purpose of this section, the following definitions apply:

          (a) Eligible rollover distribution: An eligible rollover is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required to comply with the minimum distribution and incidental death benefit requirements of section 401(a)(9) and 403(b)(10) of the Code; and the portion of any distribution that is not includible in gross income. An eligible rollover distribution also does not include any other amounts that may be excluded under regulations, procedures, notices, or rulings interpreting the term eligible rollover distribution under sections 401(a)(31), 402, or 403(b) of the Code.

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or another 403(b) annuity or 403(b)(7) custodial account, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

          (e) The Custodian and fund transfer agent may prescribe reasonable procedures for the election of direct rollovers under this section, including, but not limited to, requirements that the distributee provide the Custodian with adequate information, including, but not limited to: the name of the eligible retirement plan to which the rollover is to be made; a representation that the recipient plan is an individual retirement plan or a 403(b) annuity or 403(b)(7) custodial account, as appropriate; acknowledgment from the recipient plan that it will accept the direct rollover; and any other information necessary to make the direct rollover.



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



                                   ARTICLE VI

                    RESPONSIBILITIES AND DUTIES OF CUSTODIAN

         6.1 Asset Retention. The Custodian shall hold all contributions to the Account which are received by it subject to the terms and conditions of this Agreement and for the purposes set forth herein. The Custodian shall be responsible only for such assets as shall actually be received by it.

         6.2 Records and Reports. The Custodian shall file such reports with the Internal Revenue Service as may be required to be filed by the Custodian (not including such reports as may be required to be filed by the Employer or, if applicable, the plan administrator) under Treasury Regulations. The Custodian, the Employer, Employee and Beneficiary shall furnish to one another such information relevant to the Account as may be required in connection with such reports. The Custodian will also furnish the Employee (or Beneficiary if the Employee is deceased) with annual or more frequent reports showing all transactions in the Account during the period covered by the report and the number of shares of each Fund held in the Account at the end of the period covered by such report. Unless the Employee (or Beneficiary, where applicable) sends the Custodian written objection to any such report within 60 days after its receipt, the Employee (or Beneficiary, where applicable) shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding, the only necessary party thereto in addition to the Custodian shall be the Employee.

         6.3      Limitations on Responsibilities and Duties.

           (a) The Custodian shall not be responsible in any way for the timing, amount or collection of contributions provided for under this Agreement, the selection of the investments for the Account, the timing, amount or purpose or propriety of any distribution made pursuant to Article 5 hereof, or the tax consequences of any such transaction to the Employee or Beneficiary, or any other action taken at the direction of the Employee (or Beneficiary or Employer, where applicable). The Custodian shall not be obliged to take any action whatsoever with respect to the Account except upon receipt of directions in a form acceptable to the Custodian from the Employee (or Beneficiary or Employer, where applicable). The Custodian shall be under no obligation to determine the accuracy or propriety of any such directions and shall be fully protected in acting in accordance therewith. The Custodian will be fully protected in acting in reliance upon any document, order or other direction believed by it to be genuine and properly given. The Custodian will have no responsibility if the Custodian does not act in the absence of proper instructions, or if the Custodian believes any document, order or other direction is not genuine or properly given, or on the basis of any incomplete or ambiguous document, order or other direction until such incompleteness or ambiguity is resolved to the Custodian's satisfaction.

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



          (b) The Custodian is an agent appointed by the Company to perform solely the duties assigned to it under the Agreement, it being acknowledged that certain of such duties may be performed by the Custodian in any event pursuant to one or more other contractual arrangements or relationships. The Custodian shall not be deemed to be a fiduciary under ERISA in carrying out its duties.

          (c) The Employer shall be solely responsible for assuring compliance at all times with the nondiscrimination requirements of Code section 403(b)(12) (whether or not the Account holds any Direct Contributions) and the Custodian shall not be responsible in any way for such compliance. If the Account holds any Direct Contributions, the Employer shall be solely responsible for compliance with all applicable requirements of the Code (including the non-discrimination requirements of Code Section 403(b)(12) applicable to such Direct Contributions) and ERISA.

                  (d) The Custodian will have no liability to the Account Holder for transferring any amount to a state authority in accordance with any law relating to escheat or abandoned or unclaimed property.

                  (e) It is hereby agreed that, subject to the provisions of applicable law, no person other than the Account Holder may institute or maintain any action or proceeding against the Custodian.

         6.4 Indemnification of Custodian. The Account Holder and the successors of the Account Holder, including any executor or administrator of the Account Holder, shall, to the fullest extent permitted by law, at all times fully indemnify and save harmless the Custodian, its successors and assigns from any and all claims, actions, or liabilities arising from investments or distributions made or actions taken at the direction of the Account Holder, and from any and all other liability whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the Account, except liability arising from the gross negligence or willful misconduct of the Custodian.

         6.5 Liability of Custodian. The Custodian's liability under this Agreement and matters which it contemplates shall be limited to matters arising from the Custodian's gross negligence or willful misconduct. The Custodian shall be entitled to rely conclusively upon, and shall be fully protected in any action or nonaction taken in reliance upon, any written notices or other communications or instruments believed by the Custodian to be genuine and to have been properly executed. The Custodian shall not under any circumstances be responsible for the timing, purpose, or propriety of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement unless agreed upon by the Custodian and Account Holder, and unless fully indemnified for so doing to the satisfaction of the Custodian.



                                   ARTICLE VII

                       FEES AND EXPENSES OF THE CUSTODIAN

         7.1 Compensation of Custodian. In consideration for its services hereunder, the Custodian shall be entitled to receive the applicable fees specified in the Application. The Custodian may substitute a revised fee schedule from time to time. The Custodian shall be entitled to such reasonable additional fees as it may from time to time determine for services required of it and not clearly identified on the fee schedule. The Employee acknowledges that the Custodian's ability to earn income on amounts held in non-interest bearing accounts has been taken into consideration in establishing the Custodian's fees. The Employee agrees that the Custodian shall be entitled to retain any such income as a part of its agreed compensation hereunder, and such income shall not be or become a part of the Fund.

         7.2 Charges Upon the Account. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account (including any transfer taxes incurred in connection with the investment and reinvestment of Account assets), expenses, fees and administrative costs incurred by the Custodian in the performance of its duties (including fees for legal services rendered to the Custodian), and the Custodian's compensation as determined under Article 7.1 shall constitute a charge upon the assets of the Account. At the Custodian's option, such fees, taxes or expenses shall be paid from the Account or by the Account Holder. The Custodian may redeem Fund shares and use the proceeds of redemption to pay such fees, taxes or expenses, and the Custodian will have no liability for loss of income or appreciation as a result of the Custodian's selection of Fund shares to be redeemed under this sentence.



                                  ARTICLE VIII

                       RESIGNATION OR REMOVAL OF CUSTODIAN

         8.1 Resignation or Removal. The Custodian may resign at any time by written notice to the Company which shall be effective 30 days after delivery thereof. The Company shall appoint a successor Custodian who shall accept such appointment in a writing provided to the Custodian and Account Holder within such 30-day period. The Custodian may be removed by the Company at any time upon 30 days written notice to the Custodian, provided that the Company designates a successor Custodian that accepts such appointment by a writing provided to the Account Holder and the Custodian within such 30-day period. Upon such resignation or removal, the Custodian shall transfer and deliver all assets of the Account and copies of all records relative thereto to the successor Custodian appointed by the Company, provided such successor Custodian has in writing accepted this Agreement as it is or may be then amended. Notwithstanding the foregoing, the Custodian is authorized to reserve such sum of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Account or on or against the Custodian, and where necessary may liquidate shares in the Account for such payments in accordance with the last sentence of Section 7.2. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian.

         8.2 Liability for Successor's Acts. Upon its resignation or removal, the Custodian shall not be liable for the acts or omissions of any successor Custodian. Upon the transfer of assets of the Account to a successor Custodian, the resigning or removed Custodian shall be relieved of all further liability with respect to this Agreement, the Account and the assets thereof.



                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

         9.1      Amendment of Agreement.

                  (a) The Account Holder, Employer, and Custodian hereby delegate to the Company the power to amend this Agreement, including any retroactive amendment necessary for the purpose of conforming the Agreement to the requirements of the Code. The Company shall deliver written notice of any such amendment to the Account Holder, Custodian and any Employer who is party to this Agreement.

                  (b) No amendment to this Agreement shall cause or permit:

            any part of the assets of the Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or Beneficiary, except with regard to payment of the expenses of the Custodian and the Company as authorized by the provisions of this Agreement and except to the extent required by law; the Employee to be deprived of any accrued benefits under this Agreement unless such amendment is required for the purpose of conforming the Agreement to the requirements of any law, government regulation or ruling;
or the imposition of any additional duties or obligations on the Custodian without its written consent.

         9.2 Termination of Agreement. This Agreement shall terminate when all assets in the Account have been distributed or otherwise transferred out of the Account. Upon completion of such distribution, the Custodian shall be released from all further liability with respect to all amounts so paid to the extent permitted by applicable law. However, the provisions of this Agreement protecting the Custodian or limiting the liability of the Custodian, including specifically but without implied limitation Section 6.4, will survive the termination of this Agreement.



                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Retirement Plan Provisions Shall Control. In the event contributions are being made to the Account pursuant to any retirement plan or program sponsored by the Employer, to the extent any provisions of this Agreement are inconsistent with such retirement plan or program, the provisions of the Employer's retirement plan or program shall control, provided:

                  (a) such provisions are not contrary to the rules and regulations under Section 403(b)(7) of the Code; and

                  (b) such provisions do not impose any additional responsibilities or duties on the Custodian without its prior written consent. The Employer shall be responsible for delivering the most recent copy of any such retirement plan or program to the Custodian.

         10.2 ERISA Requirements. If this Agreement is determined to constitute part of an "employee benefit plan" established or maintained by the Employer subject to Title I of ERISA, then the Employer shall be solely responsible for assuring such employee benefit plan complies at all times with the requirements of Title I of ERISA. In such a case, the Employer (or a person designated by the Employer) will be the "plan administrator" of such employee benefit plan for purposes of ERISA. Neither the Custodian nor the Company will be the "plan administrator" of such employee benefit plan for purposes of ERISA.

         10.3 Exclusive Benefit. The assets of the Account shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or his or her Beneficiary. The assets of the Account shall not be subject to the claims of the creditors of the Employer.

         10.4 Nonforfeitability and Nontransferability. The interest of the Employee in the balance of the Account shall at all times be nonforfeitable and nontransferable. All rights under this Agreement are enforceable solely by the Employee or his or her Beneficiary, or any duly authorized representative of the Employee or Beneficiary.

         10.5 Nonalienation. The assets of the Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, or levy of any kind, either voluntary or involuntary, except with regard to payment of expenses of the Custodian as authorized by the provisions of the Agreement and except to the extent required by law.

         10.6 Notices. Any notice, accounting, or other communication which the Custodian may give to the Employer or the Account Holder shall be deemed given when mailed to the Employee at the latest address which has been furnished to the Custodian. Any notice or other communication which the Employer or Account Holder may give to the Custodian shall not become effective until actual receipt of said notice by the Custodian.

         10.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of Missouri, to the extent not preempted by Federal law. No provision of this Agreement shall be construed to conflict with any provision of an Internal Revenue Service regulation, ruling, release, or other order which affects, or could affect, the terms of this Agreement or its compliance with the requirements of Section 403(b)(7) of the Code.

         The Account Holder (and, if applicable, the Employer) agree that any legal action brought against the Custodian by any other party must be brought in a state or federal court located in the judicial district in which the principal offices of the Custodian are located.